Prospectus Supplement (Sales Report) No. 16 dated November 17, 2009 to Prospectus dated July 30, 2009	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated July 30, 2009 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated July 30, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 57416

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
57416	$10,800	$10,800	13.57%	1.00%	November 12, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 57416. Member loan 57416 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	State Farm Insurance	Debt-to-income ratio:	11.63%
Length of employment:	6 years	Location:	Waterbury, CT

Home town:
Current & past employers:	State Farm Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

I currently have a personal loan with Citifinancial that I have a high interest rate on I need 7000 to pay this off. I also have 3 other creidit cards I would like to pay off with this loan to get this into one easy payment. 139635 added on 11/04/09 > Having one monthly payment will be a lot easier instead of making multiple payments to different companies. I have paid all of my bills on time<br/>

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	58
Revolving Credit Balance:	$3,511.00	Public Records On File:	0
Revolving Line Utilization:	25.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in helping fund your loan but first have a few questions. 1. Would you briefly describe the type of work you perform at State Farm Insurance? 2. Do you have other loans outstanding? If so, what are the monthly payment amounts, and the principal balances outstanding? 3. In the event of job loss what is your contingency plan to repay this loan? 4. Would you consider verifying your income with Lending Club? You may need to contact them for instructions. I understand it???s a hassle, but the income verification reassures potential lenders. Thank you in advance, and good luck with funding of your loan request!	1)I have worked for State Farm insuance since 1/2/2002 but I have been with this particular agent for the past 4 years. I do service work such as answering questions for policyholders and making changes to the policy. I am licenced to sell and service insurance in the state of CT so I also sell insurance. I sell auto, home life and health. 2)No other loans just credit cards that I also want to pay off with this loan. I want to get to 1 monthly payment. 3)In the event I did lose my job I have my parents to fall back on. I am sure they would help me with the payment in the event of a job loss. I am very secure in my job. It is a very small office and I have been here longer then any of the other employees. 4)I can verify my income that is not a problem I can give lending club a call when I take a break and find out what I have to do.

Member Payment Dependent Notes Series 369342

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369342	$5,000	$5,000	11.14%	1.00%	November 16, 2009	November 25, 2012	November 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369342. Member loan 369342 was requested on November 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,917 / month
Current employer:	Stephen Lynch	Debt-to-income ratio:	4.33%
Length of employment:	2 years	Location:	Bronx, NY

Home town:	Bronx
Current & past employers:	Stephen Lynch, Jesus Cruz, Debbie Joyce
Education:	Learning Status

This borrower member posted the following loan description, which has not been verified:

Dear Lender company all i want to do is pay off all my bills and start over with my financial life and never having to owe this much money ever again. now that i have discipline and control i can make sure that my bills will be taken care off promptly and with a limit of how much expenses i can be able to handle. $5000 is a lot of money i know, but if you grant me the loan i will be able to payoff within less than 3 years. you got my word. i assure you and myself that this wont happen again all i need is a chance and i will be very grateful if you give me that chance. thank you

A credit bureau reported the following information about this borrower member on November 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	9
Revolving Credit Balance:	$3,612.00	Public Records On File:	0
Revolving Line Utilization:	54.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 370610

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370610	$7,000	$7,000	13.57%	1.00%	November 12, 2009	November 20, 2012	November 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370610. Member loan 370610 was requested on November 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	CompuCom Systems	Debt-to-income ratio:	19.20%
Length of employment:	10 + years	Location:	Fort Worth, TX

Home town:	Dallas
Current & past employers:	CompuCom Systems
Education:	SUNY Empire State College, The University of Texas at Dallas

This borrower member posted the following loan description, which has not been verified:

I recently purchased a house out of forecloser and due to the mess in the mortgage market was not able to borrom above the purchase price ($130,600) to finance the improvements needed, so I used my credit cards which have a high interest rate left over from a few years ago when my credit score was low. I had paid them all off and got my credit score up to 730, but after running up the balances and getting some new credit at Lowes, Lumber Liquidators and a tile store, the new credit requests wacked my score down. Now I can't get a better rate on my credit cards which carry a 21% rate.

A credit bureau reported the following information about this borrower member on November 6, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,748.00	Public Records On File:	0
Revolving Line Utilization:	72.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in helping fund your loan but first have a few questions. 1. Would you briefly describe the type of work you perform at CompuCom Systems? 2. Do you have other loans outstanding? If so, what are the monthly payment amounts, and the principal balances outstanding? 3. In the event of job loss what is your contingency plan to repay this loan? 4. Would you consider verifying your income with Lending Club? You may need to contact them for instructions. I understand it???s a hassle, but the income verification reassures potential lenders. Thank you in advance, and good luck with funding of your loan request!	1) I'm a Project Management Sr. Manager. I manage our warranty service relationship with our OEM's (HP, IBM, CISCO, Lexmark, etc). I also manager our internal technician training programs. 2) My other outstanding loan is for my truck ('96 Ford F150 $300/mn, balance $11,500). 3) My wife is employeed by the Federal Government, our combined income is $130,000 per year. We bought our home at well below what we qualified for so we could handle unemployment. I also have $40,000 in my 401K as a last resort, plus with 11+ years at my job I get 22 weeks of full salary in the event of a layoff. The company is very financially stable so an outright layoff without pay should be unlikely. 4) I will look into income verification, my company uses an outsourced firm for that, so it's a little more tricky than someone calling/faxing my HR department.
Income verification is as simple as a recent paystub w2 or tax return form. I would like to fund but need income verification	Thanks, I've emailed their credit dept and it's in the works.

Member Payment Dependent Notes Series 438587

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
438587	$14,400	$14,400	11.14%	1.00%	November 16, 2009	November 23, 2012	November 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 438587. Member loan 438587 was requested on November 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$9,583 / month
Current employer:	Mayer Brown LLP	Debt-to-income ratio:	11.30%
Length of employment:	2 years	Location:	CHICAGO, IL

Home town:
Current & past employers:	Mayer Brown LLP
Education:	Villanova University

This borrower member posted the following loan description, which has not been verified:

528605 added on 11/09/09 > I am a responsible individual with good credit and a stable job that pays well. Due to a recent divorce and unexpected bills, I incurred some credit card debt that I am currently paying down. I would like to consolidate that debt into one monthly payment and not worry about variable APRs. I would much rather pay you for my credit than the credit card companies and, in exchange, receive the comfort that comes along with knowing that my APR won't increase unexpectedly and I will have paid down my debt in three years. Thank you for considering me as an investment opportunity!<br/> 528605 added on 11/10/09 > Two side notes: <br/><br/>1) My monthly budget for living expenses, including my mortgage, utilities, car, food, etc. is $2,950.00.<br/><br/>2) For those wondering about the difference between my revolving credit line and the amount of my loan request, I intend to pay off the difference with a yearly bonus (to be paid out at the end of November).<br/><br/>Many thanks to all who have invested in me so far!<br/>

A credit bureau reported the following information about this borrower member on November 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,541.00	Public Records On File:	0
Revolving Line Utilization:	41.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your responsibilities at Mayer Brown? Are you a lawyer? Also, would you please contact Lending Club about verifying your income?	I am not a lawyer. I am a Business Development Manager. I will certainly contact lending club about verifying my income (I was under the impression they do this automatically).
Please respond to the following: So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Do you own your home outright or do you have a mortgage? What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	My expenses are relatively modest - I track my expenses and am on a budget (that I adhere to). I live alone and have no dependents. I have a regular 30 yr fixed mortgage (no second mortgage) w/a 5.5% interest rate. I have savings that I can tap into in the event of an emergency such as job loss. Many thanks for your interest.
If you contact Lending Club and have your income verified, lenders will have a higher level of confidence in your loan.	Thank you for your note - I contacted Lending Club and they told me that I had to wait for someone to reach out to me to request that information (I have been approved and it is my understanding that, as part of the approval process, they verify my income).
Nope. You have to contact them and ask them to verify your income, or they don't do it.	Thank you for the clarification - I will take care of this straightaway!

Member Payment Dependent Notes Series 452112

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452112	$14,600	$14,600	15.65%	1.00%	November 16, 2009	November 20, 2012	November 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452112. Member loan 452112 was requested on November 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,083 / month
Current employer:	FIRST AMERICAN	Debt-to-income ratio:	18.73%
Length of employment:	3 years	Location:	WAXAHACHIE, TX

Home town:
Current & past employers:	FIRST AMERICAN
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 6, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,485.00	Public Records On File:	0
Revolving Line Utilization:	58.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Saturday, November 7th 2009 Many small investors working together fund LC loans. Questions I have concerning your $14,600 loan application are: 1. Position @ First American is ? 2. Reported $8,083 monthly gross income either yourself or yourself and another income earner? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? 5. Credit Report reflects $31,485 revolving credit balance. Credit card payments per month are? (Total monthly payments actually paid CC issuers monthly and NOT total monthly minimum payments CC issuers indicate MUST be paid.) Loan information I requested is NOT displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	1. Sr. Manager over SQA, BSA, PM and BI 2. Myself, but in additional 5000 annual Child Support 3. 1300 4. 1100 5. 800
Hello -- can you please tell me: 1. What are the current interest rates of the credit card debts that you are refinancing? 2. What is the interest rate on your car loan? 3. With your $8,000 gross income and the payments you list above, you should have a significant amount left over each month -- what do you do with this? Thanks!	1. 18-29% 2. 6.25 on 1st, 9 on second 3. Home Tax, Utilities, Day Care, Groceries, School Lunches, Gas for work, Insurance for vehicles and Home, Children Braces, Health Insurance.
Please provide verification of your income from your full time job to Lending Club. This will help you get funded.	Do you have information on where this should be submitted? I am able to provide proof of income.

Member Payment Dependent Notes Series 452168

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452168	$15,250	$15,250	16.35%	1.00%	November 12, 2009	November 14, 2012	November 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452168. Member loan 452168 was requested on October 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,583 / month
Current employer:	State Attorney's Office	Debt-to-income ratio:	23.21%
Length of employment:	4 years	Location:	SAFETY HARBOR, FL

Home town:
Current & past employers:	State Attorney's Office
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 31, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,715.00	Public Records On File:	0
Revolving Line Utilization:	96.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You seem to be almost maxed out on your credit cards. What actions have you taken aside from requesting this loan, to get control of your finances?	I intend to use this loan to consolidate higher interest debt into a lower interest rate loan. I have placed my self on a budget and am keeping careful track of spending.

Member Payment Dependent Notes Series 452773

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
452773	$11,000	$11,000	14.61%	1.00%	November 12, 2009	November 12, 2012	November 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 452773. Member loan 452773 was requested on October 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	USIS	Debt-to-income ratio:	19.03%
Length of employment:	6 years	Location:	orlando, FL

Home town:
Current & past employers:	USIS
Education:

This borrower member posted the following loan description, which has not been verified:

559187 added on 10/29/09 > Loan money is being used to pay off credit card balances. I am current on all. I want to be able to pay one provider and not several. I am stable and have worked for my company for over 6 years. Repayment of this loan will not be a concern. The monthly payment that I pay on all the credit card bills is compatible with the loan monthly payment. Welcomed to call my employer and any other creditors listed on my credit report to verify that I am good pay. 559187 added on 10/29/09 > I am current on all. I want to be able to pay one provider and not several. I am stable and have worked for my company for over 6 years. Repayment of this loan will not be a concern. The monthly payment that I pay on all the credit card bills is compatible with the loan monthly payment. Welcomed to call my employer and any other creditors listed on my credit report to verify that I am good pay.

A credit bureau reported the following information about this borrower member on October 18, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,112.00	Public Records On File:	1
Revolving Line Utilization:	53.50%	Months Since Last Record:	101
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.30.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $19,000 loan application are: 1. Position @ USIS is ? 2. $4,583 reported gross income is either: yours or yours and another income earner? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? 5. Credit card payments per month are? Loan information I requested is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	1.My position at USIS is a Sr Workers Compensation Claims Adjuster. 2. The amount reported gross wages earned is soley my income. 3. My rent is 502.50per month. 4. Car payment 624.00 5. CC payment 445.00
Please elaborate on the Public Record in your file. Thank you in advance.	At first I did not want to respond to the question for fear that I would not get a positive response from investors. I will be honest and true with any questions you may have for me. In response to your question regarding what???s on my public record, it would be a bankruptcy filing that was discharged in the year 2001 (8 yrs ago). Not something that I am proud of. I tried other avenues before having to face the fact that I had to really go through with it. I hope I do not get frowned upon for something that I could not avoid from happening. In conclusion, please know that funding of this loan is very important to me. It was unintelligent to get in debt. However the smart thing for me now would be to pay one party , one interest rate and know when my payments start and end.
Your honesty is appreciated. I will be investing in your loan. Good luck!	Thank you for your understanding
What is USIS and what is your position?	USIS provides third party administration (TPA) and managed care services for Workers' Compensation, as well as Liability claims. As a Sr Workers Compensation Adjuster I handle workers compensation claims.

Member Payment Dependent Notes Series 454092

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454092	$15,000	$15,000	13.22%	1.00%	November 12, 2009	November 13, 2012	November 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454092. Member loan 454092 was requested on October 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,687 / month
Current employer:	Brookline Bank	Debt-to-income ratio:	15.63%
Length of employment:	3 years	Location:	CAMBRIDGE, MA

Home town:
Current & past employers:	Brookline Bank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1969	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,489.00	Public Records On File:	0
Revolving Line Utilization:	89.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your credit seems to be almost maxed out. Convince me that you will be able to repay this loan if it is funded?	The loan is to pay off credit card debt. The projected monthly payment is pretty much the same as the total amount I'm paying toward several cards with higher interest rates.
I am interested in helping fund your loan but first have a few questions. 1. Would you briefly describe the type of work you perform at Brookline Bank? 2. Are we to assume the entire $15000 loan request is to pay off credit card balances? It would be helpful if you provide narrative for loan description rather than leaving it blank. 3. Do you have other loans outstanding? If so, what are the monthly payment amounts, and the principal balances outstanding? 4. In the event of job loss what is your contingency plan to repay this loan? 5. Would you consider verifying your income with Lending Club? You may need to contact them for instructions. I understand it's a hassle, but the income verification reassures potential lenders. Thank you in advance, and good luck with funding of your loan request!	Reasonable questions. Thanks for your interest. 1. I work in the loan servicing department. (I couldn't decide if that makes my request amusingly ironic, but now I don't really think so.) 2. It's all going to credit card debt. 3. I have no other loans beyond several credit cards. 4. I do have savings to cover a few months' expenses, including debt service, in case I lose my job. 5. I'll ask about the verification.
Which will be the new chapter? 7, 11, 13?	Ha! I'm trying to avoid all three.

Member Payment Dependent Notes Series 454515

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
454515	$20,000	$20,000	17.04%	1.00%	November 17, 2009	November 22, 2012	November 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 454515. Member loan 454515 was requested on November 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,417 / month
Current employer:	Apple, Inc.	Debt-to-income ratio:	9.66%
Length of employment:	< 1 year	Location:	San Francisco, CA

Home town:
Current & past employers:	Apple, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

562902 added on 11/08/09 > Very stable job... with healthy income. Looking to consolidate my credit cards (due to the recent increase in rates for millions of members) and pay them all off. Fed up with the way they treat responsible customers who pay on time an follow the rules. Help me win the battle by effectively lowering my interest rates via LendingClub!<br/><br/>I always pay my bills on time. Haven't missed a payment since 2004. Very honest and hard working professional who takes credit seriously. Thank you for considering me.<br/> 562902 added on 11/09/09 > One thing that is important to note, for those who may be asking... is my current credit card debt was due to medical bills for my dog (who wasn't eligible for insurance due to pre-existing condition). If anyone has had an ill pet, you know that seeing specialists and going to the emergency room, and medication for diseases can cost a fortune. After a 1.5 year battle, my little buddy passed away in August, and now I am looking to wipe out this debt with a lower interest loan.<br/>

A credit bureau reported the following information about this borrower member on October 25, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	59
Revolving Credit Balance:	$32,120.00	Public Records On File:	0
Revolving Line Utilization:	68.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Monday, November 9th 2009 Virginia 6:00 AM ET Small investors working together fund LC loans. Questions I have about your $20,000 loan application are: 1. Position @ Apple is ? 2. Reported $10,417 monthly gross income either yourself or yourself and another income earner? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? 5. Credit Report reflects $32,120 revolving credit balance. CC payments per month are? (Total monthly payments actually paid CC issuers and NOT total monthly minimum payments CC issuers indicate MUST be paid.) Loan information I requested is NOT displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	Hi there. Here are some answers to your questions: 1.) My position at Apple is Visual Designer / Feature Engineer for the iTunes platform. 2.) Reported monthly gross is just me. Number can be higher based on additional freelance income, not listed in my loan form. Bonuses also not included. 3.) Rent payment is $1800. 4.) Car payment $150. 5.) I currently pay $2050 towards CC's every month. This is not the Minimum payments, I always pay way more than minimum. This number will be greatly reduced (around $1000 if I receive this loan) Hope that helps! Thank you for your time, and interest. Cheers
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	I have worked in Interactive Advertising for the past 5 years in NYC at some of the worlds top Ad Agencies, such as Droga5, R/GA, AKQA. I am a highly awarded art director in the field, and was recently recruited by Apple and decided to give it a try. I also did an internship at Microsoft before moving to NYC. It is important to note that I have never lost a job in my entire life. I am highly sought out by recruiters from top companies around the world.
Please explain the nature your delinquency 5 years ago? With your short work history, I respectfully request that you contact Lending Club to verify your income. Last two pay stubs from Apple, plus maybe last year's W-2s. (You will need to initiate it, even if they haven't contacted you) I and other lenders will need to see your income verified before we proceed to help fund your loan. Thank you.	Nature of delinquency was a loan taken out in undergrad to pay for my computer at the time. I was paying for my way through college, and although working jobs on side, financially it was tough during the end of grad school and my first job. Ended up being late on the loan payments a few times, and decided to settle the loan by paying less than what was owed. It was at that time I realized that moving forward I would never allow that to happen again - and considered it a good learning lesson. That delinquency will be lifted off my credit report in 2010 and will allow me to increase my credit score towards the 700 range. As for W-2s I will have to call Lending Club to set that up.
Thank you for a forthcoming, and detailed answer. I have a couple more questions. Is the rent amount you listed with RetiredUSMCInvestor shared by someone else (e.g. significant other, roommate, etc) or are you the only one who pays? How long have you lived at the place where you pay $1800? Good luck on your loan and do try to get your income verified with LC as soon as possible.	The rent amount listed in a previous answer is my portion of the rent. My girlfriend lives with me, and she pays $1500. We have lived together now for 4 years. I relocated from New York City to California in June of this year, so I have only renting my current apartment since then. For those interested, I had a $2100 dollar portion rent in NYC when I lived there.

Member Payment Dependent Notes Series 455153

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455153	$9,500	$9,500	15.31%	1.00%	November 12, 2009	November 11, 2012	November 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455153. Member loan 455153 was requested on October 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	delaware north co.	Debt-to-income ratio:	21.87%
Length of employment:	4 years	Location:	ROMULUS, MI

Home town:
Current & past employers:	delaware north co.
Education:

This borrower member posted the following loan description, which has not been verified:

564333 added on 10/28/09 > I now pay $500. a month on my credit cards with no problems. Consolidating my debt down to one $350 payment will be very easy to take care of.

A credit bureau reported the following information about this borrower member on October 28, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,306.00	Public Records On File:	0
Revolving Line Utilization:	73.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.29.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $9,500 loan application are: 1. Position @ Delaware North Co. is? 2. $3,000 reported gross income is: 1 (yours) or 2 (yours and another) income earners? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	Type your answer here.1. I am a bartender at a bar in the Detroit metro airport.2. the gross income is just mine my wife also makes about the same.3 My wife and i split a $1000 a month house payment.4. I have a $300 a month car payment ,paid off next november.and 5. i pay $500 a month over 6 difrent cards (I always pay more then the minimun amount due.)consolidating to one payment would be grate. Thank you ,Brandon.

Member Payment Dependent Notes Series 455253

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455253	$17,500	$17,500	12.18%	1.00%	November 13, 2009	November 11, 2012	November 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455253. Member loan 455253 was requested on October 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	n/a	Debt-to-income ratio:	12.70%
Length of employment:	n/a	Location:	Virginia Beach, VA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

564500 added on 10/28/09 > I plan to update home making it energy sufficient.

A credit bureau reported the following information about this borrower member on October 28, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	47	Months Since Last Delinquency:	17
Revolving Credit Balance:	$31,376.00	Public Records On File:	0
Revolving Line Utilization:	45.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 455281

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455281	$23,000	$23,000	18.43%	1.00%	November 12, 2009	November 11, 2012	November 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455281. Member loan 455281 was requested on October 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	MeadWestvaco	Debt-to-income ratio:	6.73%
Length of employment:	< 1 year	Location:	Richmond, VA

Home town:
Current & past employers:	MeadWestvaco
Education:

This borrower member posted the following loan description, which has not been verified:

564549 added on 10/28/09 > This loan will be used to fund the expansion of my business ResumesBy, a professional resume writing service.The funds will be targeted to improve my website (www.resumesby.com), increase marketing activities, cover the cost of resume writer certification programs, and pay for part-time proof reader.

A credit bureau reported the following information about this borrower member on October 28, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	19
Revolving Credit Balance:	$17,606.00	Public Records On File:	0
Revolving Line Utilization:	37.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
10.29.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $23,250 loan application are: 1. Position @ Mead-Westvaco is? 2. $11,250 reported gross income is: 1 (yours) or 2 (yours and another) income earners? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month is? 5. Credit card payments per month are? Requested loan information is not displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	1) Position - Financial Analyst 2) Gross income is mine 3) Mortgage pmt - $2200/mos 4) No car payments 5) Credit card pmt - $500/mos
Would you explain the delinquency that appears in your credit history from 19 months ago? Thank you in advance for the clarifying information.	Enabled auto-bill pay on an account but it was setup incorrectly. Did not get notified until past 30 days due. Resolved and account is current.

Member Payment Dependent Notes Series 455300

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455300	$8,000	$8,000	12.87%	1.00%	November 12, 2009	November 11, 2012	November 11, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455300. Member loan 455300 was requested on October 28, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	n/a	Debt-to-income ratio:	6.19%
Length of employment:	n/a	Location:	EDINBURG, TX

Home town:	Mexico City
Current & past employers:	IPC Apartments, Interpower Corp, Tokyo Electron America, Lockheed Martin Corp., Biomedical Enterprises
Education:	University of Texas Pan American, The University of Texas at San Antonio

This borrower member posted the following loan description, which has not been verified:

558370 added on 10/16/09 > It's the perfect time to trim down on the number of credit cards. Don't have a problem making the payments, but the payments will be lower here anyway. And why should the credit cards have all the profits? 558370 added on 10/16/09 > I already have a loan here in Lending Club and It is faithfully up to date with no problems. 558370 added on 10/20/09 > Thank you for your consideration. I assure you the money will be put to good use and in a responsible manner.

A credit bureau reported the following information about this borrower member on October 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$685.00	Public Records On File:	0
Revolving Line Utilization:	85.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Are you employed and if so where? What do you do there? Also, could you please describe why you have relisted your loan application? Thank you; Art	I am employed by IPC Apartments. I am in charge of the technical aspects of the operation. That would be planning and supervision of preventive and corrective maintenance to the apartments and property, reconditioning activities, inventory, contractors and energy conservation activities. I am relisting the loan because I was going out of town when LendingClub requested additional information and I was not able to supply it within the 3 days they determined for complying with their request. They actually were the ones who suggested I could simply relist and supply the information they wanted. Thanks for your interest in my loan.
Current employer and length of employment? Thanks.	Current employer: IPC Apartments Length of employment: 5 years Thanks.
Your credit history shows a revolving credit balance of $685, but you are asking for $8000 to trim credit cards. Please explain. Thank you in advance for the clarifying information.	Several health problems recently this year required immediate source of payment which meant using the credit cards and they now need to be paid off. I do not know why the revolving credit balance is listed as $685, I guess the newer charges for medical expenses may not be reflected.
Please would you contact Lending Club to have them verify your income. What is the nature of your job?	I am working on providing LendingClub with the documentation they requested. Please refer to another question for more information on my employment.
I don't understand why you are asking for $8000, since your revolving credit balance is only $700. What would the rest of the money be for? Thank you.	Please refer to other question for answer to your question. Thanks for your interest.
If your revolving credit balance is $685, why do you need $8000? to trim credit cards?	Please refer to other question for answer to your question. Thanks for your interest.
What is your position at IPC Apartments? Thanks in advance.	Please see other question for an answer to your question. Thanks for your interest.

Member Payment Dependent Notes Series 455358

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455358	$10,000	$10,000	8.59%	1.00%	November 16, 2009	November 21, 2012	November 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455358. Member loan 455358 was requested on November 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	phil long ford	Debt-to-income ratio:	3.47%
Length of employment:	10 + years	Location:	colorado springs, CO

Home town:
Current & past employers:	phil long ford
Education:

This borrower member posted the following loan description, which has not been verified:

564687 added on 11/09/09 > please help need to pay off high intrest creditcards<br/>

A credit bureau reported the following information about this borrower member on October 28, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,389.00	Public Records On File:	0
Revolving Line Utilization:	22.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have the following questions: 1. What kind of debt are you trying to pay off. Can you please, list the balances and their interest rates. 2. Position at Phil Long Ford. 3. Can you please, verify your income with LendingClub? 4. Can you please, list your recurring monthly expenses? Thank you!	Type your answer here.trying to pay off high intrest creditcards.if the lending club wants to verify my income thats fine by me.thank you for your help.
I had some very specific questions. Your response, was clearly inadequate. If you are not interested in answering them, that is fine by me.	Type your answer here.i don't see any questions, if you got questions please ask agian.
I'll ask them this time, good luck. 1. What kind of debt are you trying to pay off. Can you please, list the balances and their interest rates. 2. Position at Phil Long Ford. 3. Can you please, verify your income with LendingClub? 4. Can you please, list your recurring monthly expenses?	Type your answer here.the debt iam trying to pay is credit card debt.the amount is close to 5000 on one and 4800 one the other.iam a car lot attendant. my recurring monthly expenses are apx 1000 per mo
Looking at your loan title: "tom's fun" seems like you take the loan process as a joke and you are not sincere. I hope you learn from this process. Good Luck.	Type your answer here.yeah i did not mean to put that as my title.it should have said tom's desperation.
The previous lender asked: "user_524205 Asked > I have the following questions: 1. What kind of debt are you trying to pay off. Can you please, list the balances and their interest rates. 2. Position at Phil Long Ford. 3. Can you please, verify your income with LendingClub? 4. Can you please, list your recurring monthly expenses? "	Type your answer here.credit card.one is almost 5000 with 20% plus the other is 4800 with the same intrest rate.i am a car lot attendent.i will verify my income as soon as they ask me to.my recurring expenses are apx 1000 per month
What is your work position at Ford? Can you verify your income?	Type your answer here.i am a car lot attendent.yes i can as soon as they ask me to.

Member Payment Dependent Notes Series 455715

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455715	$21,000	$21,000	11.48%	1.00%	November 12, 2009	November 12, 2012	November 12, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455715. Member loan 455715 was requested on October 29, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,797 / month
Current employer:	Weld County Government	Debt-to-income ratio:	10.53%
Length of employment:	6 years	Location:	Greeley, CO

Home town:
Current & past employers:	Weld County Government
Education:	Illinois State University

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 29, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,800.00	Public Records On File:	0
Revolving Line Utilization:	25.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain what a Retirement System Service Purchase is? Thank you in advance.	You increase your service years by purchasing credit based on previous employment. See my retirement system's website www.copera.org I already entered into the purchase service agreement but I may want to change jobs sometime in the future. I want the freedon to do so without paying it off right away or getting the $ back and giving up the credited years of service. It's kind of like a 401K loan situation. Originally, I wanted to use a home equity loan (we know where home equity has gone). Right now I pay 8.5% on the purchase agreement with a payment of 562/month during the purchase period my $ paid in to the system doesn't earn interest. My freedom to make a career move if an attractive one comes along is worth the extra interest. Thanks for your consideration.
1) Am I correct in assuming that this loan is for purchasing additional credit for time employed to boost your retirement income? If so, when do you plan to retire and what will your retirement income be? 2) If you contact Lending Club and have your income verified, lender confidence will be increased.	Your assumption is correct. I don't plan to retire for another 9 years (80% of highest annual salary) and I will just take another position outside this system or become self employed and draw the retirement while working (gotta have health insurance). I may make a career move sooner and that's why I want to pay this off. See other posted comment. I only put the income from my primary job. I also drill with the National Guard but plan to get out this Spiring because I'd prefer not to visit the Middle East again.
I am still not clear on this concept. How is paying 11.48% and $692.34/month better than paying 8.5% and $562/month? Am I missing something?	The 3% difference in interest rate is not as important because I would be able to switch jobs if I wanted, without having the purchase service credit contract payable right away. If you don't pay it off (like a 401K loan) when you leave the job, the contract is cancelled, you are refunded all the $ you paid so far, but you don't get the service time. Though this is a moot point if I don't switch jobs (have no concrete plans to do so). I had a good opportunity over a year ago and having to pay off the purchase service agreement was the reason I didn't take the job. The last thing you want to worry about is comming up with a large sum of $ when you already have to deal with moving expenses, selling your home, etc. in the event of a move. The term of the loans also differ and the retirement account will earn a small amount of interest. Hopefully, this wont matter in the end because I plan on taking a monthly benifit and cash value will not come into play unless I die early.

Member Payment Dependent Notes Series 455886

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
455886	$15,000	$15,000	15.31%	1.00%	November 12, 2009	November 13, 2012	November 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 455886. Member loan 455886 was requested on October 30, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$9,167 / month
Current employer:	n/a	Debt-to-income ratio:	11.18%
Length of employment:	n/a	Location:	SPEARFISH, SD

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 30, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1988	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,352.00	Public Records On File:	0
Revolving Line Utilization:	42.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How do we know you will repay the loan? Who is your employer or source of income? How long have your worked there?	As you can see from my credit report, I have always made the monthly payment and never defaulted on any loan. The purpose of this loan is to have one monthly payment instead of several. I own my own retail business since August of 2006. My credit is good.
I understand the short term goal of reducing the amount of bills to have to pay each month, but I don't see a long term goal. Why the 7 recent inquiries? Thank you in advance for your answers.	The long term goal is to get out of credit card debt and to be credit card debt free. The inquiries on my report have been partly on my business side of it which I have recently been working on getting it transferred to show up on business instead of personal. Also some of it has been not knowing which companies online are legitimate or not so have been researching. I have learned that hurts my credit and hopefully this company will be the one.
What is the corporate structure of your business?	It is a sole proprietership. The business has been here for over 30 years. I bought the business in 2006.
11.01.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $15,000 loan application are: 1. $9,167 reported gross income is either: yours or yours and another income earner? 2. Housing (mortgage or rent) payment per month is? 3. Car payment(s) per month are? 4. Credit card payments per month are? I read earlier email correspondences, but loan information I requested is NOT displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	On the application it asked for annual gross which I put down for my business. With it being a sole proprietership that is what is reported on income tax. I take home an estimated $23,000.00. Monthly house payment is $2179.00 which is taken care of with spouses income. I have no car payment.
What is the nature of your business? Have you sent Lending Club tax returns to have your income verified? Thanks.	It is a retail business and yes I have sent copies of tax returns and the loan approved

Member Payment Dependent Notes Series 456035

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456035	$9,000	$9,000	15.65%	1.00%	November 16, 2009	November 22, 2012	November 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456035. Member loan 456035 was requested on November 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Safeway	Debt-to-income ratio:	10.35%
Length of employment:	2 years	Location:	Flagstaff, AZ

Home town:
Current & past employers:	Safeway
Education:

This borrower member posted the following loan description, which has not been verified:

218066 added on 11/09/09 > This Loan will completely eliminate my current debts and credit extensions that are currently so high at this point.<br/>

A credit bureau reported the following information about this borrower member on October 30, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,151.00	Public Records On File:	0
Revolving Line Utilization:	77.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Monday, November 9th 2009 Virginia 5:30 AM ET Small investors working together fund LC loans. Questions I have about your $9,000 loan application are: 1. Position @ Safeway Stores is ? 2. Housing (mortgage or rent) payment per month is? 3. Car payment(s) per month are? 4. Credit Report reflects $7,151 revolving credit balance. CC payments per month are? (Total monthly payments actually paid CC issuers and NOT total monthly minimum payments CC issuers indicate MUST be paid.) Loan information I requested is NOT displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	the rent runs me about 450 with utilities and my credits minimums are 180 50 35 and 75. this would of course wipe out all credit payments. Also i have worked for safeway management for two and a half years in the flagstaff area. hope this helps. thanks.
Hello -- I have a couple questions for you: 1. What are the interest rates of the credit card debts that you are refinancing? 2. You do not have any car payment -- is that correct? Do you own a car? 3. Do you have any other debts besides the credit cards? 4. You have been working full time for Safeway for the last 2.5 years -- is that correct? 5. How many years of school did you complete and when did you finish? Thanks!	on the largest portion of debt (wells fargo) the company hit me with almost percent after the restructuring that happened. also the majority of my others are right around 22 or 23 and are facing rate hikes as well. i have a hs diploma, associates degree in finance, and three years of schooling towards my bachelors in finance. hope that helps.

Member Payment Dependent Notes Series 456139

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456139	$20,000	$20,000	16.70%	1.00%	November 12, 2009	November 14, 2012	November 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456139. Member loan 456139 was requested on October 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,667 / month
Current employer:	Los Banos Unified School District	Debt-to-income ratio:	23.41%
Length of employment:	10 + years	Location:	Gustine, CA

Home town:
Current & past employers:	Los Banos Unified School District
Education:

This borrower member posted the following loan description, which has not been verified:

566201 added on 10/31/09 > I am looking to become debt-free. Using this loan to pay-off my credit card debt in 3 years is my goal. My next finanical goal will be to pay-off my home mortgage. Thanks for looking!

A credit bureau reported the following information about this borrower member on October 31, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1984	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	30	Months Since Last Delinquency:	16
Revolving Credit Balance:	$81,089.00	Public Records On File:	2
Revolving Line Utilization:	86.80%	Months Since Last Record:	59
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does the ~81K of revolving credit balance consist of? Please explain the delinquency 16 months ago, and the 2 Public Records in your file. You have been with your current employer for less than a year. Please elaborate a bit on your employment history.	Hi! The revolving credit consists of $35,000 line of credit on my house, student loans of $22,000 and $24,000 in credit card debt. I have been at my current position of teacher at Los Banos Unified School District for 17 years. The 2 Public Records are for a small claims suit of $350 over a broken window during a high school golf game my son was playing in. This suit is reported twice and I am in the process of trying to have that corrected. The delinquency stems from a credit card annual fee. The credit card had a zero balance. When the annual fee came due the credit card company as per my instructions sent the statement via email. I did not receive the email. I didn't pay the fee until they sent me the statement via USPS but by this time the fee was delinquent. Thank you for looking at my loan request and your consideration.
11.01.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $20,000 loan application are: 1. Position @ Los Banos Unified School District is ? 2. $6,667 reported gross income is either: yours or yours and another income earner? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? 5. Credit card payments per month are? 6. Credit Report reflects 2 Public Record(s) on File from 59 months past; either bankruptcy, or unpaid income taxes, or either court judgment lien or garnishment. Please elaborate on Public Record on File matter. Loan information I requested is NOT displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	Hi! Thank you for looking at my loan request. I have been a teacher at Los Banos Unified School District for 17 years. The income of $6,667 per month is mine. My husband of 27 years also works and has a gross salary of 8,700 per month. One of the main reasons for requesting this loan is Citibank where I had a major portion of my credit card debt is raising our interest rate from 7.5% to 29.9%. My understanding is Citibank is doing this for all the credit card customers. All of the following are per month - House payment $1140, car payment $475, 1 kid in college - $2500, credit card payments $1,100, College loan $200. The 2 Public Records are for a small claims suit of $350 over a broken window during a high school golf game my son was playing in. This suit is reported twice and I am in the process of trying to have that corrected. The delinquency stems from a credit card annual fee. The credit card had a zero balance. When the annual fee came due the credit card company as per my instructions sent the statement via email. I did not receive the email. I didn't pay the fee until they sent me the statement via USPS but by this time the fee was delinquent. Thank you for your consideration.
Thank you for your answers. Are the student loan debts (or any of the debts) at interest rates above 16.7% ?	One of the main reasons for requesting this loan is Citibank where I had a major portion of my credit card debt is raising our interest rate from 7.5% to 29.9% as of Nov 30. My understanding is Citibank is doing this for all the credit card customers. Thanks again.
Thank you. Are all the other debts below 16.7% ?	Yes
Why use a loan at 16.7% to pay off debt that is at a lower interest rate?	Hi! I must not have been clear. Sorry about that. I am only refinancing the debt that the interest rate is scheduled to go up to 29.9%.

Member Payment Dependent Notes Series 456193

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456193	$4,000	$4,000	14.61%	1.00%	November 16, 2009	November 14, 2012	November 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456193. Member loan 456193 was requested on October 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	The Cheesecake Factory	Debt-to-income ratio:	10.68%
Length of employment:	3 years	Location:	Palm Desert, CA

Home town:
Current & past employers:	The Cheesecake Factory
Education:

This borrower member posted the following loan description, which has not been verified:

565322 added on 10/31/09 > This loan will be used to purchase an engagement ring and to help fund my wedding. I have worked as a server at a high volume restaurant for over 3 1/2 years, and my income ranges from 3000-4000 dollars a month (since income is mostly tips). I have very little debt, only two credit cards with low balances and a car loan that will be payed off in 17 months. Also, I have never missed or had a late payment on any account.

A credit bureau reported the following information about this borrower member on October 31, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2006	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,942.00	Public Records On File:	0
Revolving Line Utilization:	48.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
11.01.2009 Many small investors together fund LC borrowers loans. Questions I have concerning your $14,000 Wedding Expenses loan application are: 1. Housing (mortgage or rent) payment per month is? 2. Car payment(s) per month are? 3. Credit card payments per month are? Loan information I requested is NOT displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	Rent is $575, car payment is $298, monthly payments on cards is $25 each (minimum)

Member Payment Dependent Notes Series 456194

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456194	$24,250	$24,250	12.87%	1.00%	November 13, 2009	November 17, 2012	November 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456194. Member loan 456194 was requested on November 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$14,062 / month
Current employer:	U.S. Army	Debt-to-income ratio:	13.70%
Length of employment:	10 + years	Location:	HONOLULU, HI

Home town:
Current & past employers:	U.S. Army
Education:

This borrower member posted the following loan description, which has not been verified:

566312 added on 11/03/09 > Helping family with unexpected expenses. Have not been late on any type of payment for over 10 years. Have been civilian professional with the U.S. Army for 21 years, and will continue to work for the Army for many years to come. I am also an adjunct professor for several Universities (for over 9 years at each).

A credit bureau reported the following information about this borrower member on November 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,889.00	Public Records On File:	0
Revolving Line Utilization:	73.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Any other household income/debt (e.g. from spouse)?	Other than the revolving debt listed on the summary, within our home we owe $40,000 on a 2008 Toyota Sequoia. Also have a $6,200 signature loan from First Light Federal Credit Union. For other household income- my wife is a stay at home mother and does not make an income (though her contribution to the family is priceless). My primary income is as a civilian professional with the Dept of the Army (over 6 figure income). I also teach college classes for two universities (online courses). I have averaged around $50,000 per year teaching for those schools over the last 4 years. I plan on teaching even more classes now that we are settled in here in Hawaii (we had to go through a move late last year). I hope to be completely debt free at the end of this three years. I want to be an investor...and not a borrower next time.
I am interested in funding your loan, but have a few questions. (1) Can you explain a little further what the money will be used for? (2) Is the $44,000 revolving credit balance all credit cards and if so what are the rates and how much do you pay each month? Will the money be used to consolidate any of these cards? (3) Can you itemize your major monthly expenses (rent, car, medical, credit card, health care, etc.)? Many thanks and good luck funding your loan!	Sorry for the delayed response. I have been off line the last 24 hours. I'll gather the info and try to post by tomorrow. Thanks for your patience. Stephen
I am also waiting for your answer to nyctrinity.	?? Glad you posted this note. ??Now I can post the additional info. ??When I posted the ???I???ll try to post the other info by tomorrow note??? I did not know there would not be a link for me to post the additional requested info. ??Please see below. ??Let me know if you need anything else...and have a great holiday. ?? _____________________________________ ?? (1) Can you explain a little further what the money will be used for? ?? ?? I will use part of it to pay off the two bills listed in 2 below. ??The rest I hope to hold on to until we arrive to Texas in June of next year. ??Since 2002 or so I have maintained at least $10,000-20,000 in savings (psychological cushion). ??We have lived here in Hawaii for 12 months and it has been much more expensive than I expected (and thus my savings have dwindled way down). ??As many of you know, there are only a few good school districts here in Hawaii and they are all very expensive areas to live in. ??We are living in Hawaii Kai, which does have good schools for our two girls, but the rent is very high. ??In June of next year, I am moving to San Antonio with the Army (all expenses paid for). ??It will be a much lower cost of living area so our lives should be back to normal. ??I will also receive a $22,000 relocation bonus when we arrive there. ??I may pay off the loan early when we receive it (if that does not penalize the investors?). ??So in short, will pay off the two bills mentioned, the other part we will try to hold on to while we are living here in this high cost area. ??I am also planning on teaching more college classes while we are here in Hawaii to bring in even more income. ??We are also cutting way back on things such as eating out, movies etc. ?? (2) Is the $44,000 revolving credit balance all credit cards and if so what are the rates and how much do you pay each month? Will the money be used to consolidate any of these cards? Credit Card #1, $21,100 balance, 11.74%, $480 per month Credit Card #2, $15,000 balance, 9.9%, $415 per month Lowes Card, $1,200 balance, 21%, $48 per month Financial ??Company, $6,749 balance, 0%, 0 per month. ??This was furniture purchased when we first move here in January 09. ??Zero % financing and zero payments for 12 months. ?? ?? Part of the loan will be used to pay off the $1,200 Lowes Card and the $6,749 balance of furniture. ??When we arrive to San Antonio next summer, I will put whatever money I have remaining from the loan towards those other revolving debt accounts. ?? ?? (3) Can you itemize your major monthly expenses (rent, car, medical, credit card, health care, etc.)? ?? Other than the expenses listed in two above, we have the following: ?? -$197 payment per month on a signature loan -$2,900 rent (yes, we are in an expensive area that has one of the few good school districts in Oahu. ??And believe me there is nothing fancy about the home : )

Member Payment Dependent Notes Series 456197

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456197	$10,000	$10,000	13.57%	1.00%	November 12, 2009	November 14, 2012	November 14, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456197. Member loan 456197 was requested on October 31, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Gcisd	Debt-to-income ratio:	15.53%
Length of employment:	10 + years	Location:	GRAPEVINE, TX

Home town:
Current & past employers:	Gcisd
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on October 31, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1984	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,006.00	Public Records On File:	0
Revolving Line Utilization:	90.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Gcisd? Since you have been there less than a year, please provide a little information on your employment history. Also please provide a little more detail on how you will use the loan and how you will fit the payments into your budget. Thank you.	I need to correct the information. I have been a Teacher at GCISD for 10 years. I have been at my current residence for just over a year; however, I was at my former residence, 4 blocks away, for 8 years. Thanks for the questiion.
Thank you for the answers. You may want to call Lending Club to see if they will change the info that is posted. It will give Lenders more confidence in funding your loan to have the correct info posted.	I working on that now. Thank you for bringing this to my attention. I am very proud of my employment, and i will get this corrected. I have already sent an email! A call is in order.
Just a couple more questions before I decide on funding part of your loan. Do you plan on paying off all of your existing debt with this loan? Have you taken any other actions to reduce your debt, such as changing your spending habits, given the current state of the economy? I see two recent inquiries on your credit - have you been applying for more credit?	I have been very proactive with my fiscal responsibility. I have evaluated my budget and cut waste spending in many areas. I recently consolidated my student loans to drop the interest to 4% fron 7. I have been looking to consolidate my revolving dept to pay it off in advantagious way. I applied for and declined a loan from a bank because the terms were not any better than what I already have. This loan, if funded, will allow me to pay off all my revolving debt in three years.
Sounds good! I am funding part of your loan. You may want to take advantage of the free financial tools at yodlee.com	Thank you and thanks for the tip. I will check out yoodlee.com
Could you please verify your income with Lending Club? This involves reaching out to them directly to find out what documents are necessary to complete the verification. Lenders feel more confident in lending to borrowers when borrowers take this extra step. Also, what are your major monthly expenses (rent, utilities, car payments, student loans, etc)? Thanks!	That sounds like a very good idea. I will look into it. Rent:$850., Utilities:Avg. $125.,Auto: $354.39, Auto Fuel Avg: $50., Student Loan: $87.86. My revolving credit will be paid by this loan. Thanks for the questions.

Member Payment Dependent Notes Series 456262

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456262	$3,100	$3,100	8.94%	1.00%	November 16, 2009	November 24, 2012	November 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456262. Member loan 456262 was requested on November 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Freeport McMoran Copper and Gold	Debt-to-income ratio:	21.75%
Length of employment:	10 + years	Location:	groton, CT

Home town:
Current & past employers:	Freeport McMoran Copper and Gold
Education:

This borrower member posted the following loan description, which has not been verified:

566415 added on 11/10/09 > Use the money to pay off some debt.I have worked the same job for 19.5 yrs and my job is very stable.I always pay on time and have not been late.<br/>

A credit bureau reported the following information about this borrower member on October 16, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	56
Revolving Credit Balance:	$15,354.00	Public Records On File:	0
Revolving Line Utilization:	47.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please account for the delinquency 56 months ago?	That was for a friend that could not get a car so i co signed.They wired the payment on time but the lady at the bank would not post it to the next day even when it was recieved before 3pm.I called up the bank and they would not do anything about it. Once i found out that they showed up on my credit.You try to help someone out and this is what happens sometimes.I know not to do it again. Thank You

Member Payment Dependent Notes Series 456357

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456357	$14,000	$14,000	18.09%	1.00%	November 12, 2009	November 15, 2012	November 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456357. Member loan 456357 was requested on November 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,600 / month
Current employer:	Wells Fargo	Debt-to-income ratio:	11.73%
Length of employment:	< 1 year	Location:	Pleasanton, CA

Home town:	San Jose
Current & past employers:	Wells Fargo, AT&T Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

391246 added on 11/01/09 > Just want to pay off my credit cards down. I have stopped using them and started going to a cash only for my purchases. 391246 added on 11/02/09 > I have a steady job now that I am done with school. I am also very responsible with my monthly payments and I have never ever been late on a payment ever.

A credit bureau reported the following information about this borrower member on November 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,767.00	Public Records On File:	0
Revolving Line Utilization:	93.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
11.02.2009 Many small investors working together fund LC borrowers loans. Questions I have concerning your $14,000 loan application are: 1. Position @ Wells-Fargo Bank is ? 2. $2,600 reported monthly gross income is either: yours or yours and another income earner? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? 5. Credit card total payments per month are? (Total payments you actually pay monthly NOT minimum payments that are due monthly.) Loan information I requested is NOT displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	1)I am a Personal Banker 2)That is my own gross incole 3)I live with family so I have no rent 4)My current car is paid off in full 5)I pay around $800 a month in my Credit Card bills and that extra principle+interest Thank you!
What is your position with Wells Fargo? Please itemize your normal monthly living expenses.	I am a personal banker. My monthly expenses include: $100 cell phone bill $200 grocery bill $150 gas $200 misc expenses $800 credit card bills I do not have a car payment as that is paid off and I live with family and do not have any monthly rent.
Are you going to cancel your cards or keep them open for emergencies? How many lines will you keep open?	I am planning to keep two cards out of the seven I have open for emergencies. I have about 9K in savings right now that I would like to keep availible
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	I have worked at AT&T wireless for a year before my current job. I went to school and took time off so I could focus on school and that is part of the reason why I am in debt. I choose the banking industry because of all of the potential possibilities that this industry offers
11.09.2009 7:00 AM ET Your $14,000 loan now 63% funded and progressing towards 100% funding before listing expires 11.15.2009 @ 3:15 PM PST. When 18.09% loan fully-funds, are you accepting loan? Or are you intending to decline loan and comparison shop elsewhere and attempt to obtain lower interest rate? Thanks for expected answer.	I will be accepting the loan as when it becomes fully funded. Thank you.

Member Payment Dependent Notes Series 456387

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456387	$8,000	$8,000	13.92%	1.00%	November 12, 2009	November 15, 2012	November 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456387. Member loan 456387 was requested on November 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	n/a	Debt-to-income ratio:	6.42%
Length of employment:	n/a	Location:	Santa Clara, UT

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 1, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	20	Months Since Last Delinquency:	8
Revolving Credit Balance:	$12,897.00	Public Records On File:	0
Revolving Line Utilization:	47.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You are not employed? What is your source of income? Explain the 3 delinquencies on your record (in the last 2 yrs)?	Yes I am self employed have been for 3 years. I know of one delinquency my son swallowed a penny and it got caught in his wind pipe and he had to have surgery, we didnt have insurance at the time and the hospital didnt want to work with us, so we got behind. We are paying on it now. About the other two I have no idea what they are, I will have to check into it. We had our credit pulled to try to get a car loan and it only showed the one deliquency. Job going well, just trying to get lower interest rate for debt.
What is you source of income (employer) and how long have you had it? Thank you.	I am a handyman for a larger Home Owners Association. I get paid out of the dues that are collected. The recession has not affected my income at all. I have been with them 2 years now.
I am interested in helping fund your loan but first have a few questions. 1. Would you briefly describe the type of work in which you are self-employed? 2. Do you have other loans outstanding? If so, what are the monthly payment amounts, and the principal balances outstanding? 3. In the event of income loss what is your contingency plan to repay this loan? 4. Would you consider verifying your income with Lending Club? You may need to contact them for instructions. I understand it???s a hassle, but the income verification reassures potential lenders. Thank you in advance, and good luck with funding of your loan request!	I am a handyman for a larger Home Owners Association. I get paid out of the dues that are collected. The recession has not affected my income at all. I have been with them 2 years now.
Previously I asked several questions, of which you answered only one. I'll repeat the remaining questions here, and perhaps you will choose to answer them as well. 1. Do you have other loans outstanding? If so, what are the monthly payment amounts, and the principal balances outstanding? 2. In the event of job loss what is your contingency plan to repay this loan? 3. Would you consider verifying your income with Lending Club? You may need to contact them for instructions. I understand it???s a hassle, but the income verification reassures potential lenders. Thank you in advance, and good luck with funding of your loan request!	Sorry, I had another question, just like your first one so i just copied and pasted the first one. I didn't see your other questions because the first person ask a similiar question and on my browser I just saw your first question. Besides my mortgage, which is 635.00 per month I have credit cards I am trying to consolidate. Right now I pay 500.00/month on them. Like I said before i am a handyman for an HOA, but I also have a series 63 securities license which I raise money for a financial company. I make 1500.00/month on that and 3500.00 on the handyman per month. I am trying to diversify into the financial world and eventually like you become a lender.

Member Payment Dependent Notes Series 456422

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456422	$25,000	$25,000	16.00%	1.00%	November 12, 2009	November 15, 2012	November 15, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456422. Member loan 456422 was requested on November 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	B. Braun Medical	Debt-to-income ratio:	20.15%
Length of employment:	5 years	Location:	Rancho Cucamonga, CA

Home town:
Current & past employers:	B. Braun Medical
Education:

This borrower member posted the following loan description, which has not been verified:

566640 added on 11/01/09 > I have just acquired a running business in Southern California. The business is retail fragrance stores in the shopping malls. I am doing business only in high class shopping malls by Simon and General Growth Properties. One store was opened in July of 2009. I am about to open a new store before Thanksgiving. The stores do phenomenal business in November and December. The purpose of this loan is to have enough cash on hand to complete construction quickly and provide enough inventories to satisfy increased holiday demand. This is a proven business model. We carry all high end brand names as well as lesser known promotional fragrances that are very popular among young consumers. All products are 100% genuine. The stores are built very bright with the combination of can-lights, pendant lights and back lit posters. The floors are also very smooth and shiny with Italian mosaic tiles and a right combination of color scheme for the showcases and store shelves. I have been associated with this business for several years, as many of my acquaintances are in this business for a long time. The key in this business, as in almost every business in understanding the customer, lower prices, inventory management and location. Our stores are in very high revenue producing malls and at great locations. 566640 added on 11/01/09 > As in almost all the retail businesses, the holiday season in this business, also generates enough revenues to almost cover the expenses for the rest of the year. Therefore, with this loan, I plan to speed up the store improvements. The idea is to stock reasonable levels of inventories and sell at price lower than the big departmental stores. In today???s economy, the consumers are very cost conscious. The savings of anywhere between $5 to $20 dollars is enough for lure the crowds. As the new economic data is showing that the economy finally seems to be recovering. The forecast also mentions that the high-end businesses will not be as successful this holiday season as the discount businesses. We fully intend to take advantage of this opportunity. 566640 added on 11/01/09 > Thank you.

A credit bureau reported the following information about this borrower member on November 1, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1987	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$215,175.00	Public Records On File:	0
Revolving Line Utilization:	35.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does your Revolving Credit Balance of $215,175.00 consist of? Why the 4 recent inquiries on your credit?	The balance was used to fund the setup of the first store. It is being paid promptly every month. The recent inquiries are simply related to my efforts for raising more funds for second store.
Hi, are you still going to keep your job at Braun Medical? Thanks	Yes. I have a lot of family and friend's support to help with the business. Sometimes in the future, I will be expanding even more and opening more stores. At that time, I will evaluate what I do. In the mean time, I am able to visit my business every day and dedicate all day Saturday and Sunday to the stores.
What is the name of your store? What is the location of your existing store? What will be the location of your new store?	Luxor Fragrances. Riverside, CA

Member Payment Dependent Notes Series 456448

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456448	$15,000	$15,000	16.00%	1.00%	November 12, 2009	November 16, 2012	November 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456448. Member loan 456448 was requested on November 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Chipotle Mexican Grill	Debt-to-income ratio:	5.72%
Length of employment:	4 years	Location:	Lakewood, OH

Home town:
Current & past employers:	Chipotle Mexican Grill
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,472.00	Public Records On File:	0
Revolving Line Utilization:	51.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
November 3RD 2009 Many small investors working together fund LC borrowers loans. Questions I have concerning your $15,000 loan application are: 1. $5,417 reported monthly gross income is either yours or yours and another income earner? 2. Housing (mortgage or rent) payment per month is? 3. Car payment(s) per month are? 4. Credit card total payments per month are? (Total payments you actually pay monthly to CC issuers and NOT minimum payments that are due monthly.) Loan information I requested is NOT displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	The reported monthly gross income is mine alone. The rent is $900 per month, of which I pay $450 and my brother pays the other $450. I pay $170 per month for the company car I drive, and I pay my wife's car payment of $500 per month. Total payments to credit cards per month is about $1400. What I'd like to do is pay off the credit cards in one fell swoop and repay that amount to LC lenders at a lower interest rate than what the credit cards are offering.
Please itemize your normal monthly living expenses. Thank you in advance.	Housing (rent) is $900 per month. I pay $450 and my brother pays the other half. Utilities: $200. Car: $670. CC: $1400. Food: $300.
I suggest you contact Lending Club and have your income verified; this will increase lender confidence in your loan.	That's a great idea. I will do that. Thanks!
Would you please describe what loan proceeds will be used for. Thank you.	The credit card interest rates are too high, so I'd like to pay them off at once with this loan then repay LC lenders at an interest rate that is more reasonable.

Member Payment Dependent Notes Series 456466

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456466	$15,250	$15,250	12.53%	1.00%	November 12, 2009	November 16, 2012	November 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456466. Member loan 456466 was requested on November 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,008 / month
Current employer:	WPPI Energy	Debt-to-income ratio:	20.78%
Length of employment:	9 years	Location:	Arlington, WI

Home town:
Current & past employers:	WPPI Energy
Education:

This borrower member posted the following loan description, which has not been verified:

566891 added on 11/02/09 > I will use this money to pay off my 25% interest on my credit card. I pay my bills every month on time and I pay more than the minimum payment. My monthly budget is I pay $750.00 for rent (that includes heat, water and electricity). I do not have a car payment or any other bills. My job is stable. I work for a company that supplies power to our members. 566891 added on 11/06/09 > I would like to get this loan so I can have it paid off in three years so then I would be able to start looking for a new car and save more money for my daughter's college education. Thanks to everyone that has invested in me so far and thanks to the future investors.<br/>

A credit bureau reported the following information about this borrower member on November 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1988	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	26	Months Since Last Delinquency:	12
Revolving Credit Balance:	$22,376.00	Public Records On File:	0
Revolving Line Utilization:	47.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What other actions have you taken to reduce your debt?	I have quit using my credit card and I watch what I spend.
Please explain the delinquency that appears on your credit history from 12 months ago.	That would be from my Bank of America card that I haven't used in years. I never received a bill regarding this and then they called me and said that I owed them $12.00. I don't recall what the $12.00 was for but I told them that I would pay it and I did. Hope this helps.

Member Payment Dependent Notes Series 456475

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456475	$15,000	$15,000	13.22%	1.00%	November 16, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456475. Member loan 456475 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Long Wave Inc	Debt-to-income ratio:	17.93%
Length of employment:	4 years	Location:	FORT WORTH, TX

Home town:
Current & past employers:	Long Wave Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,361.00	Public Records On File:	0
Revolving Line Utilization:	57.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Long Wave Inc? What is the nature of your debt? Do you have any other outstanding debt or loans? (Student loans, Mortgages, etc.) What are your average monthly expenses?	Long Wave subcontracts me to HP/EDS to provide IT support for the Navy. Other than my credit card debt (which is what I want this loan for), the only other debt I have is student loans, which is on a 30 year payment plan.
I am interested in helping fund your loan but first have a few questions. 1. Would you briefly describe the type of work you perform at Long Wave Inc? 2. Do you have other loans outstanding? If so, what are the monthly payment amounts, and the principal balances outstanding? 3. In the event of job loss what is your contingency plan to repay this loan? 4. Would you consider verifying your income with Lending Club? You may need to contact them for instructions. I understand it???s a hassle, but the income verification reassures potential lenders. Thank you in advance, and good luck with funding of your loan request!	Long Wave Inc contracts me out to HP/EDS to provide IT support for the Navy. As I've had my job for 4 years and don't see an end in sight to the Navy contract I'm working on, I do not expect jobb loss. If I do happen to lose my job, I will work as many jobs as necessary until I find another job in the IT field. Other than the credit card debt I want this loan for, I have a student loan payment at $225.45 a month for the next 30 years. I would consider verifying my income, I'll look into it on thesite.

Member Payment Dependent Notes Series 456528

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456528	$10,000	$10,000	8.59%	1.00%	November 12, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456528. Member loan 456528 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,583 / month
Current employer:	B&G Crane Service	Debt-to-income ratio:	2.94%
Length of employment:	< 1 year	Location:	OSCAR, LA

Home town:
Current & past employers:	B&G Crane Service
Education:

This borrower member posted the following loan description, which has not been verified:

567005 added on 11/04/09 > thanks for helping with my home improvement loan<br/> 567005 added on 11/04/09 > thanks for the ease in getting loan approval<br/>

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,373.00	Public Records On File:	0
Revolving Line Utilization:	28.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have a few questions: 1. What do you do at B&G Crane Service? 2. What did you do before joining B&G Crane Service and why did you leave that employer? 3. Can you please, provide a few details on your home improvement project? 4. Can you please, list your monthly recurring expenses? Thank you!	I am operations manager for B&G, my previous job was crane operator, I left my previous job for pay increase. My improvement project consists of remodeling kitchen, bathrooms and flooring. I owe Lowes for improvements already done.
Thank you for the answer! Can you please, list your monthly recurring expenses?	Lowes card 50.00 monthly No rent No mortgage basic utilities
I'm interested in funding your loan, but have a few questions. (1) Can you verify your income with Lending Club? (2) How much are you estimating for your improvement project? (3) How much have you already spent? (4) How much of the month that you have already spent is part of the $10,000 revolving credit balance? Thanks and good luck!	91,000 annual incom, my estimated project is approx. 18,000 already have spent 10,000 from Lowes.

Member Payment Dependent Notes Series 456627

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456627	$10,000	$10,000	8.59%	1.00%	November 12, 2009	November 16, 2012	November 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456627. Member loan 456627 was requested on November 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	University of Alabama	Debt-to-income ratio:	6.52%
Length of employment:	< 1 year	Location:	Tuscaloosa, AL

Home town:
Current & past employers:	University of Alabama
Education:

This borrower member posted the following loan description, which has not been verified:

567228 added on 11/03/09 > I am going through a divorce and we are selling the house that we bought 2 years ago. It is selling for a loss, and while there is a large portion saved, there is not enough to cover the full amount due at closing.

A credit bureau reported the following information about this borrower member on November 2, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	58	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,010.00	Public Records On File:	0
Revolving Line Utilization:	2.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
purpose? why should we lend to you?	I am going through a divorce and we are selling the house that we bought 2 years ago. It is selling for a loss, and while there is a large portion saved, there is not enough to cover the full amount due at closing.
What is this loan for? What do you do at the U of Alabama? Listing indicates that you have been working there for less than a year - what is your previous work history?	I am going through a divorce and we are selling the house that we bought 2 years ago. It is selling for a loss, and while there is a large portion saved, there is not enough to cover the full amount due at closing. I am an Assistant Professor at Alabama. I just started this fall. I was working full time the previous 4 years as an Assistant Research Scientist.
What is the purpose of this loan?	I am going through a divorce and we are selling the house that we bought 2 years ago. It is selling for a loss, and while there is a large portion saved, there is not enough to cover the full amount due at closing.
It would be nice to bother to list the loan description!	I thought I had added that when they asked me all those questions, I apologize. I will figure out how to update the site. I am going through a divorce and we are selling the house that we bought 2 years ago. It is selling for a loss, and while there is a large portion saved, there is not enough to cover the full amount due at closing.
I understand the loan purpose but what's the impact of the divorce on your finances. Is financial situation going to change much? What will be your new monthly expenses? I am sorry to hear about your divorce but I would appreciate if you could tell us why we should lend to you.	No problem, I completely understand. I want to know where my money is going also. My financial situation will actually get better after the divorce as I am due to begin recieving child support payments beginning in December. I did not include that in my monthly income, but expect to recieve approximately $1000 more a month beginning in December.
can you please detail out (provide numbers) of all your monthly expenses? I want to see net cash flow and how this loan saves you money. Thanks.	I will provide you with the details, but this loan is not going to be saving me money, per say. I am using it to pay off the rest of the balance on my mortgage that will be due when our house closes at the end of this month. We are selling for a loss. Here are my fixed expenses every month: Rent/Water: 1088 Student Loan: 435 Phone/Internet/Cable/Cell: 60 Power: 75 Day Care: 700 Overall I have a positive cash flow, but have not been able to save enough cash to cover the entire balance of the loss on the house.
In what field of science do you teach and research?	My degree is in a field of Statistics. I currently do research in Education and Psychology.
My commiserations on your recent divorce. I would like to help fund your loan, but have a few questions. How many children do you have? Do you have any other outstanding debts, like a car loan? Do you have a savings account or any other kind of emergency fund? Good luck!	Thank you. To answer your questions, I have 1 child. The only outstanding debt that I have is my student loan, I own my car outright and have no credit card debt (I pay off any balance each month). I have a savings account but will be draining most of it to pay off the mortgage balance at closing.

Member Payment Dependent Notes Series 456639

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456639	$16,000	$16,000	12.18%	1.00%	November 12, 2009	November 16, 2012	November 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456639. Member loan 456639 was requested on November 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,000 / month
Current employer:	OHSU	Debt-to-income ratio:	21.58%
Length of employment:	8 years	Location:	PORTLAND, OR

Home town:
Current & past employers:	OHSU
Education:

This borrower member posted the following loan description, which has not been verified:

567211 added on 11/02/09 > I am trying to pay off credit card debt from grad school, medical, and dental bills. I am an excellent borrower who always makes my payments on time & I have never defaulted on any loans. I would much rather give my borrowing loan interest to the people than to the banks who have raised my rates unreasonably high. Please help! 567211 added on 11/03/09 > I am a healthcare professional with 3 degrees, a very secure job, and a stable income. My goal is to become debt free in 3 years. You can be sure that your investment in me is sound and secure and will paid back in full. All accounts I have ever had have been in good standing. It is very important to me to pay back all loans and I can do that sooner by reducing my interest rate with your help. Thank you for your interest and support.

A credit bureau reported the following information about this borrower member on November 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$85,896.00	Public Records On File:	0
Revolving Line Utilization:	70.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, I am interested in funding this loan. A few questions: 1) What is your current position at OHSU? 2) Is the income yours alone or you + spouse? 3) What are your monthly expenses? (Rent, car payment, etc) 4) Can you breakdown what the $85K revolving credit consists of? Thanks so much and good luck with funding.	I am in a supervisory role within the OHSU hospital system. I cannot reveal anymore details about my job without compromising my privacy. The income is my income alone. My rent is $1000 per month, I have no car payments, and I have no unusual expenses outside of the normal insurance payments and utilities. My debt is primarily due to insufficient financial aid to cover my entire tuition and living expenses while I was in graduate school as well as some prior dental/medical bills. I have kept my monthly expenses low so that I am able to focus on paying off my debts. I would like more of my payments to go towards the principal of my loans rather than the unreasonably high interest rates the credit card companies are now asking me to pay. Thank you so much for your interest and support!
Could you please tell us how much interest you are paying now on your debts? Thanks.	$12,600 - between 19.24-24.99% $4,300 - 12.24% $33,600 - 8.99% the remainder - 0% to 5.99%
Your Revolving Credit Line is quite large and the utilization is high. Can you explain?	Over the last year I have had over $50,000 in open credit that I was not using shut down which in turn raises my revolving line utilization & lowered my FICO score. While I was in 2 graduate degree programs for 8 years I used my credit cards to pay part of my tuition. I also used it to help pay for living expenses, dental bills, and medical bills. As a result, I now have a high revolving credit balance which I am eager to pay off as soon as possible. This loan will help me to pay off my credit cards much more quickly. Being debt free is my #1 goal. I have over 19 years of perfect credit history and I have never been late on any payments. Thank you for your interest.
I am interested in funding your loan, but have a few questions. (1) What is the minimum amount that you pay each month on your credit cars? (2) What is the total amount? (3) What is the minimum amount due on the cards that you're NOT consolidating? Thanks so much and good luck!	The total minimum amount due each month is approximately $1800. I always pay above this amount each month. The minimum amount due on the cards that I am not consolidating is approximately $1200. Thank you for your interest and support.
Do you have health insurance?	The hospital I work for provides me with excellent health insurance.

Member Payment Dependent Notes Series 456680

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456680	$9,000	$9,000	16.00%	1.00%	November 12, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456680. Member loan 456680 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$8,033 / month
Current employer:	Amgen, Inc	Debt-to-income ratio:	16.07%
Length of employment:	6 years	Location:	CHARLESTOWN, RI

Home town:
Current & past employers:	Amgen, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

567327 added on 11/04/09 > This loan is requested to consolidate credit cards into one monthly payment.<br/>

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	24
Revolving Credit Balance:	$20,916.00	Public Records On File:	0
Revolving Line Utilization:	37.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 456688

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456688	$25,000	$25,000	18.78%	1.00%	November 16, 2009	November 17, 2012	November 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456688. Member loan 456688 was requested on November 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Astrachan Gunst Thomas PC	Debt-to-income ratio:	18.59%
Length of employment:	10 + years	Location:	Baltimore, MD

Home town:
Current & past employers:	Astrachan Gunst Thomas PC
Education:

This borrower member posted the following loan description, which has not been verified:

567174 added on 11/03/09 > This is a business loan. I am a practicing attorney with 30+ years experience and a good credit record.

A credit bureau reported the following information about this borrower member on November 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1968	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	53
Revolving Credit Balance:	$182,893.00	Public Records On File:	0
Revolving Line Utilization:	69.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What does your revolving credit balance of almost 183K consist of?	The current, actual number is approximately $175,000, of which about $150,000 is a home equity loan secured by real estate. The balance of about $25,000 is short term credit card debt.

Member Payment Dependent Notes Series 456719

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456719	$25,000	$25,000	14.96%	1.00%	November 13, 2009	November 16, 2012	November 16, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456719. Member loan 456719 was requested on November 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,333 / month
Current employer:	Lockheed Martin Corp.	Debt-to-income ratio:	19.09%
Length of employment:	10 + years	Location:	Centennial, CO

Home town:
Current & past employers:	Lockheed Martin Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

567393 added on 11/02/09 > I will pay the loan back, because I'm current on all my bills and never missed a payment in 20 plus years! Thanks for your review and consideration. 567393 added on 11/09/09 > My 401K balance could easily satisfy the loan, if required.<br/> 567393 added on 11/11/09 > Thanks to all of you respective lenders - in advance for having faith and believe in my mission to become debt free. I won't let you lenders down because I want all of you to continue to help others as you have helped me by your trust. Thanks again!<br/>

A credit bureau reported the following information about this borrower member on November 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$79,746.00	Public Records On File:	0
Revolving Line Utilization:	78.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
November 3RD 2009 Many small investors working together fund LC borrowers loans. Questions I have concerning your $25,000 loan application are: 1. Position @ Lockheed-Martin is ? 2. $9,333 reported monthly gross income is either yours or yours and another income earner? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? 5. Credit Report reflectes $79K revolving credit debt. Credit card total payments per month are? (Total payments you actually pay monthly to CC issuers and NOT minimum payments that are due monthly.) Loan information I requested is NOT displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	Answers: 1) Test Engineering 2) My gross before taxes. 3) $2,606, includes 2nd Mortgage 4) $200 a month, Car 5) $3,200 a month, Credit Cards I,m seeking better interest rates to payoff my outstanding debt easier - I make all of my payments on time.
How did you accumulate almost 80K of reloving credit balance?	It all started by a snowball effect, from years of only making min. payments on outstanding debt and then my interest rates went thru the ceiling a year ago. I'm not getting anywhere with paying down the balances even when sending in extra amount with min. payment. My one of highest CC interest on one is near 26 % the rest of CCs averages out to 15% to 22%.
Congratulations on deciding you get your finances under control. What other actions have you taken to reduce your debt? Do you use any of the free online financial tools, such as yodlee.com or mint.com? Please describe your normal credit card usage. Thank you in advance for your answers.	I gave up my credit cards in some cases to alleviate any further or additinal rate hikes. I have cancelled most of the credit cards to date.
I'm interested in funding your loan, but have a few questions. (1) What is the total MINIMUM amount due on all your credit cards? (2) What is the TOTAL amount you're paying each month? (3) Can you break-down how much you owe on each card and the corresponding interest rate? (4) After you consolidate $25k of the $88k, what it the total MINIMUM amount you'll owe on your other cards? (5) What is the value of your home and how much is mortgaged? Many thanks and good luck!!!	Please review the answers from the previous questions. All of my CCs interest rates are much greater than this loan rate that I'm asking for.
How will you tackle the remaining revolving debt after you receive your $25k to apply it. It is similar to the immediate previous lender's 4th question but it is not the same. If you feel for whatever reason you already answered this, please do it again as I really want to see how you answer that. It really will make or break my funding a few of YOUR notes. Thank you.	The loan will free up additional money from being applied and wasted on high interest payments, which will free up additional money going towards the primary principal. Thanks for your interest.
Do you have any 401K? You can borrow from your own 401K and paying only little interest around 3 to 4% depending on T bill rate I believe with no penalty as long as you paid in full while you're staying with the same company. Only down side of it is that if you're no longer working for the same company, you have to pay it back right away. If not it's regarded as early withdrawal which make you pay income tax plus 10% of early withdrawal penalty. Loan amount is depending on tha balance of you 401k. It will help you to pay off the CC debt faster since most of your payment will go for the principal instead of the interest.	Financial Planner's nowadays advise not to take loans against your 401K for numerous reasons, including early withdrawal penalties, pension plans can go away or be freezed, and etc ... Thanks for your consideration.

Member Payment Dependent Notes Series 456807

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456807	$5,000	$5,000	8.94%	1.00%	November 12, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456807. Member loan 456807 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,800 / month
Current employer:	Moores Electric	Debt-to-income ratio:	14.33%
Length of employment:	1 year	Location:	LYNCHBURG, VA

Home town:
Current & past employers:	Moores Electric
Education:

This borrower member posted the following loan description, which has not been verified:

567527 added on 11/04/09 > Bill consolodation loan.<br/>

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	17
Revolving Credit Balance:	$2,530.00	Public Records On File:	0
Revolving Line Utilization:	5.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greeting - Could you please explain your work situation? Where were you prior to Moores Electric? Also, could you explain your delinquency from 17 months ago? Regards; Art	I was self-emloyed as a contractor for 12 years prior to working at Moores. Business slowed down to the point that I was better off to work for someone else, thats when I went to Moores. Delinquency was due to miscommunication during divorce, she was getting the bill but wasnt paying it, when I became aware of the situation I paid it immediately. As you can see from my credit history, delinquency was the rare exception, never the rule.
I have a few questions: 1. What do you do at Moores Electric? 2. Where did you work immediately prior to Moores Electric? 3. You list $2,500 in revolving balance, but are looking for $5,000 to pay off debt. What bills are you looking to consolidate? 4. Can you please, elaborate on the delinquency you had a year and half ago? 5. Can you please, list your monthly recurring expenses?	Assistant Project Manager. I was self-emloyed as a contractor for 12 years prior to working at Moores. Business slowed down to the point that I was better off to work for someone else, thats when I went to Moores. Delinquency was due to miscommunication during divorce, she was getting the bill but wasnt paying it, when I became aware of the situation I paid it immediately. As you can see from my credit history, delinquency was the rare exception, never the rule. Only other recurring expense besides the revolving accounts that you listed is an auto payment, of which only six remain and it will be paid off. I listed it on the original application on LendingClub.com, I dont know why its not visible to you.

Member Payment Dependent Notes Series 456812

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456812	$19,750	$19,750	21.21%	1.00%	November 13, 2009	November 17, 2012	November 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456812. Member loan 456812 was requested on November 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	FW MADIGAN cOMPANY	Debt-to-income ratio:	19.87%
Length of employment:	< 1 year	Location:	Sutton, MA

Home town:
Current & past employers:	FW MADIGAN cOMPANY
Education:

This borrower member posted the following loan description, which has not been verified:

567538 added on 11/04/09 > I would really like to pay off debt with this money and be debt free in three years. This payment will free up money so that we can pay for my sons college expenses without using credit cards.<br/> 567538 added on 11/04/09 > I have run some numbers and have figured that this money will save me approximately $500.00/month. Please take into consideration that we have never been delinquent on payments.<br/>

A credit bureau reported the following information about this borrower member on November 3, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1988	Delinquent Amount:	$0.00
Open Credit Lines:	28	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	53	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$90,063.00	Public Records On File:	0
Revolving Line Utilization:	79.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
November 4th 2009 Many small investors working together fund LC loans. Questions I have concerning your $19,750 Education Loan application are: 1. Position @ F W Madigan Co, is ? 2. $10,417 reported monthly gross income either yourself or yourself and another income earner ? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? 5. Credit report reflects $90,063 revolving credit balance. Credit card payments per month are? (Total payments you actually pay monthly to CC issuers and NOT minimum payments that are due monthly.) Loan information I requested is NOT displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	1. Senior Project Manager, Construction 2. Income is myself, not my wife 3. Mortgage is 2250.00/mo. 4. Cars are paid 3 vehicles in total 5. CC are high due to Son in college, at Suffulk University, the rent in Boston is outrageous, CC payment is $1500.00.
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	I have actually been with my current employer since May of 2008. The application is incorrect. Previously, I worked for Bacon Construction in Providence for over 15 years.
So at 21% interest, is this loan better than your credit card debt?	It's not better than all of them. but yes, on some. This payment will allow us to be almost debt free in 3 years. The payment will also free up some money so that we will not have to use credit cards to pay for some expenses.
Will you explain to us how you plan to be debt free in three years?	With the extra $500/mo plus the fact that my wife is now working full time, we plan on attacking these bills aggresively.
As of this listing, your revolving debt is $90,063. You are asking for $19,750. That leaves you with $70313. I fail to see how you plan on getting out of debt in 3 years even with the $500 month, plus your wife working full time. Also, I'm sure you realize much can happen in 3 years. What assurance do I, as an investor, have that you simply won't run up your CC debt again in case you, wife or Jr. [Son] get into a bind? Thank you and good luck on the loan.	The revolving debt you are referring to includes school loans which we cosigned for. These are currently being paid by our older son who has since graduated. Thank you.
Thank you. One more question. Have you contacted Lending Club and sent them either last year's W-2, or last two paystubs? I believe if you call them, they will provide you with a fax number. Your loan will get funded much quicker if we see that your income is verified by them. Thank you.	Hi, They have requested it and I will be getting a stub this Wednesday. Thank you.
Could you please describe your position as "Senior Project Manager, Construction". My perception of your title and what you actually do could be quite different. What I know is currently construction is a failing industry and so is institutional lending, which makes your description risky to me. Please sell me on you and your job. Will you be working in one year from now, three years from now and why?	The company I work for has been around for over 45 years. It is a well established company with a very good reputation. In my position, I coordinate building construction from design to final product. I work with subcontractors and owners to ensure a quality product that is on time and on budget.

Member Payment Dependent Notes Series 456828

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456828	$10,000	$10,000	14.26%	1.00%	November 12, 2009	November 17, 2012	November 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456828. Member loan 456828 was requested on November 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,750 / month
Current employer:	IBTTA	Debt-to-income ratio:	4.27%
Length of employment:	6 years	Location:	Centreville, VA

Home town:
Current & past employers:	IBTTA
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 3, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	68
Revolving Credit Balance:	$4,848.00	Public Records On File:	0
Revolving Line Utilization:	56.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan description? Please submit narrative telling us the reason you want the loan, and why it would be a good investment for us.	I am seeking a loan to consolidate my credit card debt into a single payment and have a little extra money to tuck away. I just returned from the west coast where I spent a couple of years supporting my daughter in getting settled into a new area and college and have returned to the east coast. Much of my moving and expenses were put to credit cards and now i'm moving into an apartment and would like to streamline my debt and try to pay it down faster than i would be able to on separate cards. As for why this would be a good investment -- I have not looked at the benefits of being an investor on this site, so I'm sorry, I am assuming you would earn interest on the money that you lend. Thank you.
what are your detailed monthly expenses? You are asking for 10k but your credit only shows 2500...where's the rest of it going? What do you do and describe why your job is stable? You may want to contact Lending Club to verify your income.	Sure -- right now I live with a family member and pay rent to them, after having moved back to the area that I moved away from with my child. I have secured an apartment that will cost me about an additional $1K per month than I pay at the moment, that i will move into in late december. So, my expenses will increase from what I'm paying now. My job - i work for a trade association and we have a very small staff. while my industry has seen some downturn in the economy, we still have thousands of members that rely on us for advocacy and education and networking among other things. I remained employed when i moved because my job affords me the ability to work from home when necessary, which is what i did for 2 years. So, while i do have extra income -- i also have debt. i would like to get rid of all of my debt, make one payment without sacrificing too much of my income, as i am also trying to save money for a variety of things - 401K contributions, furniture, and above all the ability to purchase a house. thank you.

Member Payment Dependent Notes Series 456902

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456902	$6,500	$6,500	13.22%	1.00%	November 12, 2009	November 17, 2012	November 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456902. Member loan 456902 was requested on November 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Aldi	Debt-to-income ratio:	18.25%
Length of employment:	< 1 year	Location:	aurora, IL

Home town:
Current & past employers:	Aldi
Education:

This borrower member posted the following loan description, which has not been verified:

567685 added on 11/03/09 > Recently separated, need to start over. Get fresh start 567685 added on 11/03/09 > Need to start over, newly separated 567685 added on 11/03/09 > i am trying to start over. I need a loan to consolidate current bills. 567685 added on 11/06/09 > I am using this loan to get my self out of debt. While trying to get on with my life.<br/>

A credit bureau reported the following information about this borrower member on November 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,274.00	Public Records On File:	1
Revolving Line Utilization:	36.30%	Months Since Last Record:	104
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is you source of income (employer) and how long have you had it? Could you please the ???Public Record on File??? is for? Is it a bankruptcy? Thanks.	Type your answer here.I work for the Aldi Batavia division and have been here 9 months. Before Aldi I worked for whole foods. This loan is not for bancruptcy. I am trying to conslodate debt.
Could you please clarify the circumstances of your public record?	Type your answer here I am not clear on this question. What public record? What is that?
Please refer to the Credit History section in your application. It indicates that you have one public record in your credit report. What is it related to?	Type your answer here.I believe that is a bankruptcy, about 10 years ago. This was right before I got married. Previous relationship used my credit cards and maxed them out.

Member Payment Dependent Notes Series 456922

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456922	$9,600	$9,600	15.31%	1.00%	November 16, 2009	November 20, 2012	November 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456922. Member loan 456922 was requested on November 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,900 / month
Current employer:	The Service Pro.Net	Debt-to-income ratio:	21.31%
Length of employment:	6 years	Location:	Rushville, OH

Home town:
Current & past employers:	The Service Pro.Net
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 3, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	69
Revolving Credit Balance:	$34,009.00	Public Records On File:	0
Revolving Line Utilization:	90.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Saturday, November 7th 2009 Many small investors working together fund LC loans. Questions I have concerning your $9,6000 Home Improvement Project (HIP) Septic System Replacement loan application are: 1. Position @ The Service Pro.Net is ? 2. Reported $5,700 monthly gross income either yourself or yourself and another income earner? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? 5. Credit Report reflects $34,009 revolving credit balance. Credit card payments per month are? (Total monthly payments actually paid CC issuers monthly and NOT total monthly minimum payments CC issuers indicate MUST be paid.) Loan information I requested is NOT displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	1. Position: Senior Software Developer 2. This income is my salaried income only and does not include additional income that I receive from completing contract work on the side as this varies from month to month but usually adds an additional $200-$350 to my monthly income. 3. House payment is $1185 4. Car payment is $389 5. Revolving payments paid per month are $615 Also, according to the Equifax credit report I ran my credit score is 742. Thank you for your consideration.

Member Payment Dependent Notes Series 456982

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
456982	$25,000	$25,000	12.18%	1.00%	November 16, 2009	November 17, 2012	November 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 456982. Member loan 456982 was requested on November 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$16,667 / month
Current employer:	n/a	Debt-to-income ratio:	6.28%
Length of employment:	n/a	Location:	Kaysville, UT

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

567828 added on 11/03/09 > I am wanting to consolidate all of my debt into 1 payment with a lower interest rate. This loan will do this plus provide cash flow for the Satellite company I own. We have been in business for over 5 years now with an average gross sales of $395000.00. By increasing our cash flow and consolidating my debt, I will be able to grow this business.

A credit bureau reported the following information about this borrower member on November 3, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,169.00	Public Records On File:	0
Revolving Line Utilization:	35.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You are asking for 25k but only show 5k worth of used line. Is your credit report wrong? Please contact Lending Club to verify your income, thanks.	We are using over $15000.00. The remaining balance will be used to run our business. We have been running it for the past 5 years with personal credit cards and want to get away from that.
Hi I am interested in helping fund you loan I would like to have a better idea where your monthly gross income comes from submitting information about your employment would help.	I own a Satellite company. We sale and install Dish Network and Directv satellite systems. We have a residual income of $3700.00 a month, plus commissions for all sales that make up the rest. I have owned and operated this business for over 5 years now. We have averaged over $390000.00 in sales over the last 5 years.

Member Payment Dependent Notes Series 457032

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457032	$18,000	$18,000	14.61%	1.00%	November 13, 2009	November 17, 2012	November 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457032. Member loan 457032 was requested on November 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	TIAA-CREF	Debt-to-income ratio:	12.73%
Length of employment:	4 years	Location:	REGO PARK, NY

Home town:
Current & past employers:	TIAA-CREF
Education:

This borrower member posted the following loan description, which has not been verified:

567914 added on 11/03/09 > To consolidate debt.

A credit bureau reported the following information about this borrower member on November 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$32,820.00	Public Records On File:	0
Revolving Line Utilization:	88.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
November 4th 2009 Many small investors working together fund LC loans. Questions I have concerning your $18.000 loan application are: 1. Position @ TIA-CREFF is ? 2. $4,667 reported monthly gross income either yourself or yourself and another income earner ? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? 5. Credit card payments per month are? (Total payments you actually pay monthly to CC issuers and NOT minimum payments that are due monthly.) Loan information I requested is NOT displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	1) Position @ TIAA-CREF is Real estate accountant II 2) Gross income reported is myself. Additionally, I receive an average of $500 overtime and yearly bonus of $12,000 3) Mortgage payment per month is $560 4) No car payments 5) Generally, I pay $600 in monthly credit card payments (higher than the minimum payments, in order to reduce the balances).
Can you please, list your CC balances and the rates applied to them? Thank you!	1) 8,000 @ 18.24% 2) 2,000 @ 23.77% 3) 2,550 @ 19.24% 4) 7,870 @ 19.24%

Member Payment Dependent Notes Series 457103

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457103	$5,000	$5,000	16.35%	1.00%	November 16, 2009	November 17, 2012	November 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457103. Member loan 457103 was requested on November 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	SOUTH BAY MOTORS	Debt-to-income ratio:	3.16%
Length of employment:	4 years	Location:	HERMOSA BEACH, CA

Home town:
Current & past employers:	SOUTH BAY MOTORS
Education:

This borrower member posted the following loan description, which has not been verified:

568037 added on 11/03/09 > THIS LOAN WOULD HELP ME OUT IMENSELY. THANK YOU

A credit bureau reported the following information about this borrower member on November 3, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	36
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is the purpose of this loan? How will it be paid back? What is your position?	I came into some financial difficulties these past few months and would like to use this loan to get caught up and try to possibly get ahead. I plan on paying back the loan bi-monthly with each pay check I receive. I currently am a Warranty Administrator for a high end car dealer and am also looking to supplement this income with part-time and weekend jobs. Any amount that you could loan would be greatly appreciated. Thank you!
What type of financial difficulties are you referring to? You appear to have no revolving debt at the moment? Can you account for the delinquency 36 months ago?	I loaned a friend money without a promisary note and they are now refusing to pay. Learned my lesson on that but now I'm in a financial bind. I do not have any revolvoing debt at the moment. As for the delinquency 36 months ago, I had just graduated college and was not as dilligent with money and credit as I am now. It has been a long road trying to fix my credit score which is why I am seeking this loan. This loan will help to prevent any negative marks on my credit. Thank you in advance for any assistance that you can provide.

Member Payment Dependent Notes Series 457171

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457171	$16,000	$16,000	13.92%	1.00%	November 16, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457171. Member loan 457171 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,425 / month
Current employer:	University of California	Debt-to-income ratio:	16.51%
Length of employment:	10 + years	Location:	Sacramento, CA

Home town:
Current & past employers:	University of California
Education:

This borrower member posted the following loan description, which has not been verified:

568128 added on 11/04/09 > I will use the funds to pay high interest credit card debt and loans.<br/>I have a secured employment. I am a tenured professor at one of the top universities in the USA.<br/>I am planing to buy a house within a year.<br/>

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	5
Total Credit Lines:	33	Months Since Last Delinquency:	19
Revolving Credit Balance:	$10,852.00	Public Records On File:	0
Revolving Line Utilization:	60.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you explain the five delinquencies reported in your credit history during the past two years? Thank you	19 months ago, my father needed financial help due to a medical condition. I have to support him and consequently I was late on payments on few credit cards.
You have a credit card balance of $10,8520 and your asking for loan amount of $16,000 to pay off credit cards. Where will the extra $5,000 go?	In addition to my credit card debt, I have a high-interest personal loan that I would like to pay.

Member Payment Dependent Notes Series 457178

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457178	$5,000	$5,000	8.59%	1.00%	November 13, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457178. Member loan 457178 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	n/a	Debt-to-income ratio:	12.59%
Length of employment:	n/a	Location:	plainville, MA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

568141 added on 11/04/09 > Thanks you for the quick loan I will definately use your services again.<br/>

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1987	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	41	Months Since Last Delinquency:	19
Revolving Credit Balance:	$3,945.00	Public Records On File:	0
Revolving Line Utilization:	17.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How will the money be spent, what do you do, who do you work for, what's the stability of your job. You have ZERO chance of getting funded unless you provide some transparency around your income and provide detailed monthly expenses.	I own Gilbert Medoa Group which is a LLC. Corp rin# 043558660 my corp is 13 years old mt credit rating is good I am opening two christmas Kiosks in a make and have put out 16,000 need an aditional $5,000 I have thirteen year history of my corp it is a personal loan based on my credit rating.
I have a few questions: 1. Can you please, update your employment information at LendingClub. Currently, there is no information listed in there. 2. Can you please, elaborate on the purchase you intend on doing? 3. Can you please, elaborate on the delinquency you had a year and half ago? 4. Can you please, list your monthly recurring expenses?	I am and have beed self employes for the past 13 years Gilbert Media Group is a television producrion company my revenues average aboutv $8,800 per month I am currently needing some additional revenue for some supplies my credit credit rating is good I am not sure what that deliquency was you are talking about. The loan like all my past ones will be paids off early.
I'm interested in funding your loan, but have some questions: (1) Can you verify your income with Lending Club? (2) What was the delinquency?' (3) What are your monthly expenses (mortgage, car, credit cards, etc.)? Thanks and good luck!	cars are about 700.00 the morgage 1,800 plus 200.00 additional for taxes per monthe the credit card debt is about $20,000 My income annual is $105.600 If you'll notice my credit I am a strong payer hope you will still see fit to invest.

Member Payment Dependent Notes Series 457184

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457184	$8,000	$8,000	7.74%	1.00%	November 13, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457184. Member loan 457184 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	LENOX HILL HOSPTIAL	Debt-to-income ratio:	7.06%
Length of employment:	2 years	Location:	MANHATTAN, NY

Home town:
Current & past employers:	LENOX HILL HOSPTIAL
Education:	University of California-Irvine (UCI), University of Illinois at Chicago

This borrower member posted the following loan description, which has not been verified:

568154 added on 11/04/09 > Back to being a college student. Working towards my Masters. Help?<br/> 568154 added on 11/05/09 > My intentions is to use the funded loan to help me get through my Masters program while I work full time. Aside from my high FICO score and credit screening done by LendingClub, I make a great borrowing candidate because of my determination and confidence in knowing that higher education can equal success. I'm hopeful that after achieving my degree I will be financially independent. No longer the borrowee, but rather a investor.<br/> 568154 added on 11/05/09 > Currently in the healthcare industry as a Financial Manager primarily focusing on risk assessments and hospital reimbursements. With the growing trend towards healthcare information technology and healthcare being the hot topic of discussion I feel my industry is highly in demand and stable in our current market.<br/>

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,037.00	Public Records On File:	0
Revolving Line Utilization:	16.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you explain why you are 'back to being a college student'? Did you lose your job? If not, do you plan to keep your current job while you go to school? Is this an unexpected move that you didn't save for? Regards; Art	Hi, Decided to go back to school to get my Masters after finding out my company will be going through a merge. Merge comes with a lot of uncertainties so I wanted to prepare myself. One of the ways I felt I could would be to obtain another degree. In some ways, school has been a nice distraction from the anxieties of work, but it also came with a financial burden. Honestly, I haven't saved for my choice to go back to school. I've cut back on spending due to the not instability of my job and coupled and with school expenses, I do feel a little bit like I'm living the life of a "college student," minus the crazy parties. Thanks for inquiring though. Enjoy the day!
Will you continue to be employed at your company? If you lose your job, will you seek other employment? What is your position and how in demand are your skills in your local market?	Hi I'm currently employed and hoping to stay that way. However, my current hospital will be going through a merge at the end of the year, and honestly, I'm not sure what will happen. What I do know is that the healthcare industry is in pretty high demand right now. If by chance I do lose my job, I will be seeking employement. I plan to work and go to school partime. I'm currently working as a Finance Manager. I'm also a certified medical coder. With my experience and credentials I'm pretty confident I will be able to obtain the same level or higher position than what I am currently working. Thanks for inquiring. btw: Nice screename, dontscrewmeover
Consider this an application: Congrads on a great credit score, but some Questions and requests: 1 Can you verify your income with lending club? 2 Please itemize out each and every monthly expense you have by type and amount, credit cards, car insurance, entertainment etc. 3 Divide your total monthly expenses by your income after taxes and give me the decimal. I will check this for true accurate debt to income ratio. 4 Have you had any defaulted or late credit card accts the past 7 years ? 5 Do you have any public records the last 7 years( ex bankruptcy, foreclosure etc) Thanks in advance this will clarify things, Steve	Hi Steve, I will try to answer your questions to the best of my knowledge. 1. I can provide if requested by Lending Club 2. I do not feel comfortable disclosing an itemize list of my expenses, however I do utilize an online software to manage my money 3. I can however provide you with a est # from your calculation. Decimal would be .66. Pls note, Addition to federal and state tax, I also pay City tax for living in NYC. 4. Not that I'm aware of 5. Not that I'm aware of
Curious why you would look for a loan now, when you may lose your job via the merge. Consider this an application: Congrads on a great credit score, but some Questions and requests: 1 Can you verify your income with lending club? 2 Please itemize out each and every monthly expense you have by type and amount, credit cards, car insurance, entertainment etc. 3 Divide your total monthly expenses by your income after taxes and give me the decimal. I will check this for true accurate debt to income ratio. 4 Have you had any defaulted or late credit card accts the past 7 years ? 5 Do you have any public records the last 7 years( ex bankruptcy, foreclosure etc) Thanks in advance this will clarify things, Steve	Hi Steve, Good question. Reason why I'm looking into a personal loan now is because I'm hoping to use this to pay a previous higher interest loan I took out initially for school. Also with the possible merge happening with my job, I wanted to have some cushion..."just in case." money. In the case I need to move back home. (outside of NYC). In a sense, the loan encompasses education, consolidation, and "just in case." Apologies for the lengthy explanation. I do want to emphasize that my primary goal is to finish my degree while working. In the event that I do lose my current job with the merge. I have always found the ability to sustain an income through contractual consulting within my field. Hope this provides some clarity. Let me know of any additional info request.
I'm interested in investing. Are you living in Manhattan, or outside? I ask because I'm from the area, and I understand how expensive it is to put a roof over your head. If so, how much is your rent?	Hi I agree, the standard of living in Manhattan is relatively high. I am living in Manhattan. I share my apartment, which makes my rent come to 1250.00. Thanks for taking the interest in investing.

Member Payment Dependent Notes Series 457201

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457201	$9,600	$9,600	13.92%	1.00%	November 17, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457201. Member loan 457201 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	AVX Corporation	Debt-to-income ratio:	13.51%
Length of employment:	4 years	Location:	Myrtle Beach, SC

Home town:
Current & past employers:	AVX Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

568207 added on 11/04/09 > Loan will be used to pay off to credit card balances and add hard wood flooring to my home. The balance will be paid next June at the latest. I just plan to move before that and want to clean up my credit cards and add value to my home before moving. My work stability is very good, we are growing in my department and I am our US plastics expert.<br/>

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	44
Revolving Credit Balance:	$4,433.00	Public Records On File:	1
Revolving Line Utilization:	33.30%	Months Since Last Record:	104
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 457258

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457258	$6,000	$6,000	13.92%	1.00%	November 12, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457258. Member loan 457258 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Baylor University	Debt-to-income ratio:	15.64%
Length of employment:	3 years	Location:	WACO, TX

Home town:
Current & past employers:	Baylor University
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,206.00	Public Records On File:	0
Revolving Line Utilization:	71.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Baylor University?	My current position within Baylor is within the Athletic Department.

Member Payment Dependent Notes Series 457272

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457272	$10,000	$10,000	11.48%	1.00%	November 16, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457272. Member loan 457272 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	inet	Debt-to-income ratio:	0.50%
Length of employment:	5 years	Location:	la habra, CA

Home town:
Current & past employers:	inet
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$523.00	Public Records On File:	0
Revolving Line Utilization:	7.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 457288

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457288	$10,000	$10,000	11.83%	1.00%	November 12, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457288. Member loan 457288 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,083 / month
Current employer:	SPECTRA	Debt-to-income ratio:	12.96%
Length of employment:	3 years	Location:	Yorba Linda, CA

Home town:	Fullerton
Current & past employers:	SPECTRA
Education:	California State University-Fullerton (CSUF)

This borrower member posted the following loan description, which has not been verified:

568365 added on 11/04/09 > Loan purpose is to consolidate credit debt. As the title states, i have a great credit score and have never missed a payment.<br/>

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,787.00	Public Records On File:	0
Revolving Line Utilization:	13.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why are borrowing $10,000? Your revolving credit is less than $6,000.	To pay my bills and free up some cash for the holiday season. It will be an easy loan to pay back so I borrowed a bit more than I need because the interest rates are right.
Please itemize your monthly expenses. Thanks.	No monthly expenses. I live at home and pay cash for school each semester.
Please respond to the following: What are your responsibilities at Spectra? No car expenses, food, etc? What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	At Spectra, I am a sales representative and account manager. I manage a database consisting of over 25,000 contacts. My credit card balances equate to about $8,500 currently, I'm unsure why the credit report states near 6,000. Minimum monthly payments are a few hundred total and average interest is around 17%. As for job loss, it is of no concern to me as I work for a family business that has been in business since 1982.

Member Payment Dependent Notes Series 457294

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457294	$13,000	$13,000	15.31%	1.00%	November 16, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457294. Member loan 457294 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Christophe	Debt-to-income ratio:	21.51%
Length of employment:	10 + years	Location:	Los angeles, CA

Home town:
Current & past employers:	Christophe
Education:

This borrower member posted the following loan description, which has not been verified:

568378 added on 11/04/09 > I expect to recieve a loan to pay all my credit card payments and to just be paying one bill at once. My job is very stable i have been with this job for 15 years. I always pay my payments on time and I am never late.<br/>

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	35
Revolving Credit Balance:	$12,425.00	Public Records On File:	0
Revolving Line Utilization:	55.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello -- what are you currently paying on your credit cards each month and what are your other monthly expenses? Also, what are the interest rates on your current cards and how/when did you accumulate your current balance on them? Thanks!	I am currently paying about 2000 each month, and monthly expenses include insurance and rent. And the interest rates differ like one credit card is 14% and one is 16% and one is 18%. The interest kept piling on top of the amount and although i pay the payments on top and sometimes more than the minimum the total never decreases because of the high interest.
Just so we understand, please be more specific regarding: 1. What is the breakdown in dollars of your $2,000 in expenses (i.e. how much for rent, car payment, credit card payment, etc.) 2. Does the $13,000 loan you have requested equal the total of all your credit card debt? 3. Do you have any other debts? 4. How and when did you accumulate your credit card debt and do you have any budget now to keep from increasing the credit card debt in the future? Thanks again for providing more information!	So for rent its 945, car payment is 146 a month. In total i owe all the credit cards 15,000. Even though i asked for 13000 that's enough to cover the credit card debt then ill just have 2000 left to pay the credit card company. No i do not have any other debts. This credit card debt has happened slowly by slowly it didnt suddenly happen so i dont know how to answer your last question. But before i owed like 25000 then i payed them off slowly till now its 15000 and i need to finally get this off my shoulder.
I am interested in helping fund your loan but first have a few questions. 1. Would you briefly describe the type of work you perform at Christophe? 2. In the event of job loss what is your contingency plan to repay this loan? 3. Would you consider verifying your income with Lending Club? You may need to contact them for instructions. I understand it???s a hassle, but the income verification reassures potential lenders. Thank you in advance, and good luck with funding of your loan request!	I am a hair stylist, and shampoo person. If i lose this job which iv been working for 15 years i do have some money saved up. But i would have to find another job. How do i verify my income?

Member Payment Dependent Notes Series 457320

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457320	$10,500	$10,500	11.48%	1.00%	November 13, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457320. Member loan 457320 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	U. S. Coast Guard	Debt-to-income ratio:	6.23%
Length of employment:	9 years	Location:	PHILADELPHIA, PA

Home town:
Current & past employers:	U. S. Coast Guard
Education:

This borrower member posted the following loan description, which has not been verified:

568422 added on 11/05/09 > I'm using the loan to pay off most of my debts<br/>I have never been deliquent on my bills<br/>I have a very stable job. I work for the Government and have for 9 years. My contract runs through May of 2012.<br/>

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,044.00	Public Records On File:	0
Revolving Line Utilization:	63.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you had a Captain's Mast (NJP) during your current enlistment? Do you have any other household debt/income (e.g. from spouse)?	I have never had NJP. No other household debt and I have never been married.
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $10,044.) Do you have any other outstanding debts, like a car loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the U. S. Coast Guard? Do you have a savings account or any other kind of emergency fund?	I will be using it to pay off most all debt. I don't not have a car loan or student loans. Rough estimate of my monthly expenses would be about 1200.00. I'm in HR in the Coast Guard. I do not have a savings account or emergency funding.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the sole wage earner in my household. In case of a job loss, I will find another job.
Thank you for the quick response. Could you list the interest rate(s) and minimum monthly payment(s) of your current debt?	18 percent on my personal loan and $195, 9 percent on my credit card and $80.
Do you plan on only paying off the loans at 18%? How much is on that card(s)? Do you pay more than the minimum each month? If so, how much do you pay?	I only have one loan at 18% and I do plan on paying that one off. The payment monthly is $195 and I pay $200 every month.

Member Payment Dependent Notes Series 457322

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457322	$6,000	$6,000	13.57%	1.00%	November 12, 2009	November 19, 2012	November 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457322. Member loan 457322 was requested on November 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,800 / month
Current employer:	Long Horn	Debt-to-income ratio:	3.89%
Length of employment:	4 years	Location:	REX, GA

Home town:
Current & past employers:	Long Horn
Education:

This borrower member posted the following loan description, which has not been verified:

568427 added on 11/06/09 > I want to use this money to purchase a car. I could have got a loan from my bank but Chase doesn't do private party auto financing in the state of Georgia. I've found a great car for a great price and I'm hoping I can get some great people to fund this loan THANKS!<br/>

A credit bureau reported the following information about this borrower member on November 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,103.00	Public Records On File:	0
Revolving Line Utilization:	38.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) What is your position at Long Horn? 2) What are your average monthly expenses? 3) Do you have any other loans or debt (Student, Mortgages, etc.)?	I am a bartender (possibly the greatest!) at Longhorn. I do have school loans that I am currently paying but I make more than enough to cover the cost of this loan in less than 3 years.
What were the 5 credit inquiries for in the past 6 months?	The 5 inquiries in the last six months were for various reasons. 1 was from my bank 2 were for online car applications that I didn't accept because they couldn't do private party car loans. The other two were because I co-signed for some furniture that has already been paid in full.

Member Payment Dependent Notes Series 457346

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457346	$12,000	$12,000	12.87%	1.00%	November 17, 2009	November 23, 2012	November 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457346. Member loan 457346 was requested on November 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,060 / month
Current employer:	Targus Information Corporation	Debt-to-income ratio:	21.06%
Length of employment:	2 years	Location:	Fairfax, VA

Home town:
Current & past employers:	Targus Information Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

568477 added on 11/10/09 > trying to be Debt Free and live Happy ^^<br/> 568477 added on 11/10/09 > Once I get all my requested loan amount fully funded i would like to consolidate all my credit cards into one simple payment. I am very responsible with money spending and i am very good at keeping promises i make. I am planning to pay the loan in advance because i have a plan to go back to school to finish my master degree therefore, i like to become debt free before i borrow again or able to save more for my education. <br/>Currently, i have a very stable job and make enough to cover monthly payments and i do get bonus at the end of the year 10% of my salary.<br/>

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	71
Revolving Credit Balance:	$12,668.00	Public Records On File:	0
Revolving Line Utilization:	79.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in helping fund your loan but first have a few questions. 1. Would you briefly describe the type of work you perform at Targus Information Corporation? 2. Do you have other loans outstanding? If so, what are the monthly payment amounts, and the principal balances outstanding? 3. In the event of job loss what is your contingency plan to repay this loan? 4. Would you consider verifying your income with Lending Club? You may need to contact them for instructions. I understand it???s a hassle, but the income verification reassures potential lenders. Thank you in advance, and good luck with funding of your loan request!	first of all, thank you for your interest in helping fund my loan. 1. I work as Accounts Receivable specialist at Targus. I have two student loans($160 $ $80 = total $240 per month) to repay and been paying them for about 4 years now and never been late to any payments. 3. I am married & trying to consolidate all our credit card debts into one now under my name. currently, we are both working even though i lost my job he can cover this loan. 4. currently i am making about 49K + 10% bonus. I already gave the information to LendingClub can verify my income.

Member Payment Dependent Notes Series 457351

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457351	$18,500	$18,500	12.18%	1.00%	November 13, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457351. Member loan 457351 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	Titan Technology	Debt-to-income ratio:	2.38%
Length of employment:	2 years	Location:	chicago, IL

Home town:
Current & past employers:	Titan Technology
Education:

This borrower member posted the following loan description, which has not been verified:

568481 added on 11/04/09 > I currently have a small loan on my sencond property at 14.99% so I am trying to get a lower rate.<br/>

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	36
Revolving Credit Balance:	$120.00	Public Records On File:	0
Revolving Line Utilization:	0.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How will the money be spent, what do you do, who do you work for, what's the stability of your job. Where does your income come from and provide detailed monthly expenses (home, car, food, utilities, misc.) Thanks.	I am going to put the sum of the money toward the current $ that I owe ($18,045) and then repay the lending club loan at the lower rate. I am a finance/IT consultant. I work for Titan Technology Partners. My job stability is very comfortable. My income comes solely from my job. My monthly expenses are: mortgage: 1700 car: none utilities: 100 HOA: 150 $ to Savings: 1300 food: 200 I travel weekly for work so the client pays for my food expenses during the week. Hope I answered all your questions.
You mentioned you have a small loan on your second property -- can you clarify a few questions? You specify that you have a MORTGAGE. What exactly does a 'loan on your second property mean'? Does this mean you own two properties? One property with a mortgage and another (second) property without a mortgage, but with something like a home equity line of credit?	Sure, the mortgage is for my primary residence and the second property I own and rent out. The loan I have on the second property isn't much, but it's at a high rate that I am looking to bring down a few points.
Thanks for your response, a few more questions: 1) What are the terms on the second loan? (term and interest rate) 2) Is the property currently rented, and what is your cash flow on this rental?	My mortgage is at 7% over 30 years. This is for my primary residence, the rate and term for the second property that I'd like to bring down is at 14.99% over 10 years. The property I rent out in month blocks at a time (its a vacation type property) and it currently is not rented. Typical cash flow is $1,500 a month when it is rented.
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? What is the current monthly payment on your second property? Please explain the delinquency from 36 months ago. In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	Thanks. I am the sole wage earner. Current payment is $314 over 10 years at 14.99%, the new loan will be ~$616 over 3 years at 12.18%. I actually am not sure what the deliquency is referring to. I was a student 36 months ago and I didn't have a credit card, loan (home or student) or car loan. I may have been a signer on my dad's credit card back then, but I never used that card. I currently have a savings account which would be sufficient to pay the loan off, however, I would have little savings left so this would be my contigency plan in case of job loss. I would use that as temporary revenue.
I find this a bit hard to believe. you said 36 months ago you are a student and never have any card or loans. 3 years later you are making $9k/month and you already have 2 homes with only ~$18k to go on the 2nd property. I'm surprised you even bother to get this loan at all just to save 3% on a small balance.	By saving 3% on a small balance over a 3 year term instead of paying 3% higher on a 10 year term will save me about $10,000. I graduated in May 2007, bought the first condo in June of 2007. I bought the sencond vacation property in May 2008 and only took out $25k to do so. I started out in investment banking out of school and switched to finance/IT consulting. My monthly pay is $7,800 a month base with a $1,100-1,500 bonus monthly based on how many hours I bill.

Member Payment Dependent Notes Series 457372

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457372	$21,600	$21,600	13.22%	1.00%	November 16, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457372. Member loan 457372 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$26,083 / month
Current employer:	n/a	Debt-to-income ratio:	10.49%
Length of employment:	n/a	Location:	Sherborn, MA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

568520 added on 11/04/09 > I have just been informed by two credit card companies that my rate is now 24.99 and 27.99 respectively. These rates are effective starting January 1, 2010. I would like to pay these cards off.<br/> 568520 added on 11/04/09 > I have excellent credit and have a long credit history of 100 % on time payments. By restructuring this debt, I will be in a position to become a lending club lender within 18 months. This is exciting stuff.<br/>

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$100,109.00	Public Records On File:	0
Revolving Line Utilization:	90.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How will the money be spent, what do you do, who do you work for, what's the stability of your job. Where does your income come from and provide detailed monthly expenses (home, car, food, utilities, misc.) Thanks.	The money will be spent to pay off credit card debt. I have been self employed in construction consulting for 2 plus years and have steady retainer income as well as commission income. Monthly expenses of $9600. This includes mortgage, car payment, utilities, food etc. Monthly retainer income is $21.6 K.

Member Payment Dependent Notes Series 457401

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457401	$5,000	$5,000	21.21%	1.00%	November 12, 2009	November 18, 2012	November 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457401. Member loan 457401 was requested on November 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	Engineered Coating Technology, Inc.	Debt-to-income ratio:	0.36%
Length of employment:	6 years	Location:	West Covina, CA

Home town:
Current & past employers:	Engineered Coating Technology, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

568592 added on 11/04/09 > The purpose of this loan is to increase and maintain our business operations at the family business which has been operating for over 20 years. The loan proceeds will be use to purchase inventory which will be used to make final finished products for our long established customers. The business is a small manufacturing company. We currently need additional funds in order to continue operations without having to turn away customers who rely on our quality products.<br/>This loan is safe and sound because I currently do not owe more than $450.00 to any company or person combined. This will be the only major loan that will be on my name. I am responsible and able to solely repay the loan back in its entirety. I have a brokerage account with an average amount of $12,000.00. My monthly expenses are below my salary income. I have a checking account with an average balance of $4,000.00. I continue to live a lifestyle below my financial means and will continue to do so.<br/>

A credit bureau reported the following information about this borrower member on November 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	14	Months Since Last Delinquency:	7
Revolving Credit Balance:	$581.00	Public Records On File:	0
Revolving Line Utilization:	12.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
November 4th 2009 Many small investors working together fund LC loans. Questions I have concerning your $12,250 Business Loan application are: 1. Position @ Engineered Coating Technology is ? 2. $5,000 reported monthly gross income yourself? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? 5. Best description for loan's purpose would be "Bridge Loan" to increase inventory for finished product resale. What exactly is/are the finished product(s) that your manfacturing firm produces? Loan information I requested is NOT displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for your answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	My position at Engineered Coating Technology is accountant. This is a family owned business. The $5,000.00 is my personal income. Housing on my part is $550.00. Car payment is totally paid off. Yes, this would be a loan to produce final product of inventory. The finished products are paint coatings for direct customers. Thank You,
what are detailed monthly expenses including home, car, and food? Please contact Lending Club to verify your income.	Auto is completely paid off. Rent is $550.00 on my part. Dining is $230.00. Groceries are $95.00. Personal care about $40.00. Recreation about $80.00. Supplies about $200.00. I generally save about $800.00 a month after taxes and expenses.
I like your Loan description and would like to fund your loan. First, will you tell me about the recent delinquency?	Yes, it was just a late payment I forgot. I thought the payment was taken care of. Unfortunately, it wasn't.
What is the name of the family business and where is it located?	Engineered Coating Technology, Inc. Located in Vernon, California

Member Payment Dependent Notes Series 457540

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457540	$6,000	$6,000	12.87%	1.00%	November 13, 2009	November 19, 2012	November 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457540. Member loan 457540 was requested on November 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,222 / month
Current employer:	n/a	Debt-to-income ratio:	5.81%
Length of employment:	n/a	Location:	Allentown, PA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

568872 added on 11/05/09 > broke leg and had to go to rehab center for 3 months. only 80% was paid by insurance. Need help with rest plus doctor's bills. Hope to pay off sooner than the allotted time. Thank you.<br/> 568872 added on 11/06/09 > This loan would consolidate all the bills into a more manageable amount. My income is from disability (on 3 years due to loss of eyesight) which is the income included here. I also have a part-time self-employment position for a psychologist (whom I have been working for 2-1/2 years) but income was not included due to fluctuations in salary.<br/>

A credit bureau reported the following information about this borrower member on November 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1986	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	22
Revolving Credit Balance:	$2,269.00	Public Records On File:	0
Revolving Line Utilization:	25.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is you source of income (employer) and how long have you had it? Thank you.	I am on disability, which is the income I have included with my application. I also work part-time for a psychologist but my income there fluctuates from $200 to $600 per month so I didn't include that with my income on the loan. Technically I am self-employed for the part-time work. Thank you for your inquiry. Please let me know if you need any other information.
Where else have you applied for credi...	I went to my credit union where I have my mortgage and other banks but they said it wouldn't get approved because of the mortgage I already have outstanding. Have inquired at other places who would give me a loan but the interest rate was too high and I would be back at the same place I am at right now. Thank you for your inquiry. Please let me know if you require any further information.

Member Payment Dependent Notes Series 457566

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457566	$9,250	$9,250	13.57%	1.00%	November 16, 2009	November 19, 2012	November 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457566. Member loan 457566 was requested on November 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,400 / month
Current employer:	Children's National Medical Center	Debt-to-income ratio:	19.26%
Length of employment:	3 years	Location:	Washington, DC

Home town:
Current & past employers:	Children's National Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

568921 added on 11/05/09 > Hi, <br/>I am in great need of this money, I need it as soon as possible because I need legal representation for my brother. His future is at state, so it is criticle that I receive this loan. Thank you so much for your efforts and approving me for this loan. This will make a life difference for me and my family and I promise to always be on time with my payments. Thank You again, God bless.<br/> 568921 added on 11/05/09 > I work full time, and tutor part time. I have been working for Children's Hospital for 3 years now. I am also looking for other part time job oppotunities. I am goal oriented, and love my job. My little brother means the world to me and I really need to help him, he goes to court next Wednesday so I really need to secure his lawyer so that he can have good representation and I know he has learned that you have to be wise in choosing friends because your association with people can make you guilty by association. Please if possible I really would like to have this money by Monday, if not thats ok but time is vital to this situation. Also just wanted to let you know I do live on a budget, the economy is not great right now so I only get the things I need not the things I want and can go with out. All my bills are paid up to date and I make all of them on time. I hope I included everthing you need to know about my self. Sorry if it doesn't flow but I didnt realize what you were looking for in the description until after I typed the first half. Thank you again so much. This money will be used to help me pay for an attorney for my brother. Thank you I really need this. We all make mistakes, and just to let you know my brother didn't hurt anyone or anything like that. He has some friends that are a bad influence and because of association got mixed up into this situation.<br/> 568921 added on 11/13/09 > This money is goin to help more then anyone can understand, my bother and I are very greatful to all the investors. Thank You so much, for helping us. This is going to make a life difference for my brother and I. Thank You so much.<br/>

A credit bureau reported the following information about this borrower member on November 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You should consider letting your brot...	I can't see all of your question it cuts off at "letting your brother," so I'm not sure what your asking or suggesting. Please feel free to send it again. Thank you.

Member Payment Dependent Notes Series 457583

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457583	$10,000	$10,000	8.59%	1.00%	November 12, 2009	November 19, 2012	November 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457583. Member loan 457583 was requested on November 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Church of God	Debt-to-income ratio:	4.15%
Length of employment:	10 + years	Location:	Modesto, CA

Home town:
Current & past employers:	Church of God
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 5, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1986	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,825.00	Public Records On File:	0
Revolving Line Utilization:	17.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 457623

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457623	$10,000	$10,000	12.87%	1.00%	November 16, 2009	November 23, 2012	November 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457623. Member loan 457623 was requested on November 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,750 / month
Current employer:	Union Bank	Debt-to-income ratio:	17.89%
Length of employment:	1 year	Location:	San Diego, CA

Home town:
Current & past employers:	Union Bank
Education:

This borrower member posted the following loan description, which has not been verified:

569024 added on 11/09/09 > The funds from this loan will be used to pay off high interest revolving debt - namely credit cards. Having one fixed monthly payment as oppsoed to multiple smaller payments will be highly effective in eliminating all debt and simplifying finances. I am employed by a very reputible and stable company, and have been in this line of work for 7 years. I have always been, and continue to be highly responsible with all payments and obligations.<br/>

A credit bureau reported the following information about this borrower member on November 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	25
Revolving Credit Balance:	$11,585.00	Public Records On File:	0
Revolving Line Utilization:	49.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in helping fund your loan but first have a few questions. 1. Would you briefly describe the type of work you perform at Union Bank? 2. Do you have other loans outstanding? If so, what are the monthly payment amounts, and the principal balances outstanding? 3. Would you explain circumstances for the delinquency that appears in your credit history from 25 months ago? 4. In the event of job loss what is your contingency plan to repay this loan? 5. Would you consider verifying your income with Lending Club? You may need to contact them for instructions. I understand it???s a hassle, but the income verification reassures potential lenders. Thank you in advance, and good luck with funding of your loan request!	Sure - I would be glad to give you more information. 1. Union Bank has what is called Priority Banking (for clients with deposit relationships over $100,000 and investible assets of over $500,000 only). I am an associate for Priority Banking at a retail branch. I open accounts, assist clients with loans, etc. 2. I have a car loan outstanding $389 a month, principal of $9,500. No other loans except revolving credit. 3. The delinquency from 25 months ago was due to the loss of our home from the 2007 San Diego Wildfires. Just a slip of the mind considering what I had going on at the time. 4. Though I do not anticipate a job loss, the plan would then be to pull from savings to pay back loans outstanding. And to find other employment ASAP. Also, I apologize as I was sure I pushed yes to the income verification option. I have no issue verifying that I am employed and have income. Thank you for your interest in investing in my loan!

Member Payment Dependent Notes Series 457637

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457637	$2,000	$2,000	14.26%	1.00%	November 17, 2009	November 25, 2012	November 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457637. Member loan 457637 was requested on November 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Ford Motor	Debt-to-income ratio:	6.54%
Length of employment:	10 + years	Location:	Southlyon, MI

Home town:
Current & past employers:	Ford Motor
Education:

This borrower member posted the following loan description, which has not been verified:

565557 added on 11/11/09 > I am borrowing these funds to support and grow my on line Business, I have 38yrs with Ford Motor Co. and with my on line business activity plan to create a better life for my wife and all of my children !<br/>Thank you

A credit bureau reported the following information about this borrower member on November 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	12
Revolving Credit Balance:	$50,082.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 457657

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457657	$5,000	$5,000	13.57%	1.00%	November 12, 2009	November 19, 2012	November 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457657. Member loan 457657 was requested on November 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,800 / month
Current employer:	PERRY MEMORIAL	Debt-to-income ratio:	10.71%
Length of employment:	10 + years	Location:	PERRY, OK

Home town:
Current & past employers:	PERRY MEMORIAL
Education:

This borrower member posted the following loan description, which has not been verified:

569083 added on 11/10/09 > I noticed on my profile that it says that I have been employed less than a year. I have been employed at my current job since 1990. I'm a nurse who works as director of respiratory services. I'm able to work in many different areas of the hospital, therefore, I get the opportunity to work overtime in serveral different departments. My income is very stable.<br/>

A credit bureau reported the following information about this borrower member on November 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	15	Months Since Last Delinquency:	10
Revolving Credit Balance:	$179.00	Public Records On File:	0
Revolving Line Utilization:	44.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	I may have typed in my information wrong. I have been with my employer since 1990. I work @ a rural hospital, and I'm a nurse.
Hey, I just wanted to let you know that lenders see your employment listed as less than 1 year on your profile. You can contact LC to fix that. I think they have a problem with their site coding and anyone that has been employed for more than 9 years shows up as <1. 1) What are you average monthly expenses? 2) Do you have any other loans or debt (Student, Mortgages, etc.)? 3) Can you account for your delinquency 10 months ago?	I can't find on this site where to get back to my profile to change it. I've called customer support, but they are busy now. Thanks.
Would you explain the delinquency that appears on credit history from 10 months ago? Thank you	My husband's company was hit in the recession and they put him on furrlows, working only 8 days a month. I also had a child who had extensive medical bills due to an injury. My husband is now working again full time. My child is better, and I'm working overtime to make up for lost payments. I also wouldn't have had the delinquency if I had the opportunity to contact the companies and make arrangement. However, I was with my child.

Member Payment Dependent Notes Series 457661

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457661	$15,000	$15,000	15.65%	1.00%	November 17, 2009	November 19, 2012	November 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457661. Member loan 457661 was requested on November 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	n/a	Debt-to-income ratio:	3.41%
Length of employment:	n/a	Location:	Van Nuys, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	44
Revolving Credit Balance:	$65,872.00	Public Records On File:	0
Revolving Line Utilization:	59.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Friday, November 6th 2009 Many small investors working together fund LC loans. Questions I have concerning your $25,000 loan application are: 1. Self-employed either occupation or business is ? 2. $13,333 reported monthly gross income either yourself or yourself and another income earner ? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? 5. Credit Report reflects $65,872 revolving credit balance. Credit card payments per month are? (Total monthly payments actually paid CC issuers and NOT total monthly minimum payments CC issuers indicate MUST be paid.) Loan information I requested is NOT displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	Type your answer here. 1- I own and operate a Medical Supplie store 2-Just by my self. 3-$1260 mortgage 4-$810 auto loan 5-$1200 cc
What is the nature of your current $66k revolving debt? What will happen to your remaining $55k of revolving debt after your loan? Can you account for the 2 credit inquiries in the past 6 months? Can you account for the credit delinquency 44 months ago?	Type your answer here. out of the $66k , 58k is my second mortgage

Member Payment Dependent Notes Series 457675

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457675	$15,000	$15,000	15.65%	1.00%	November 17, 2009	November 19, 2012	November 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457675. Member loan 457675 was requested on November 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,736 / month
Current employer:	mss multi sponsor studies	Debt-to-income ratio:	9.47%
Length of employment:	< 1 year	Location:	phoenix, AZ

Home town:
Current & past employers:	mss multi sponsor studies
Education:

This borrower member posted the following loan description, which has not been verified:

569168 added on 11/05/09 > im taking out this loan for to remodel my master bathroom.....and with the remaining monies i would like to upgrade my kitchen cabinets to increase the value on my home.<br/>

A credit bureau reported the following information about this borrower member on November 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	54
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	I have been with my employer for a year because I left my previous employer of 7 years in the same line of work for this oneto take a Vice President position.
I am interested in helping fund your loan but first have a few questions. 1. Would you briefly describe the type of work you perform at mss multi sponsor studies? 2. Do you have other loans outstanding? If so, what are the monthly payment amounts, and the principal balances outstanding? 3. Please describe the circumstances for the delinquency that appears on your credit history from 54 months ago. 4. In the event of job loss what is your contingency plan to repay this loan? 5. Would you consider verifying your income with Lending Club? You may need to contact them for instructions. I understand it???s a hassle, but the income verification reassures potential lenders. Thank you in advance, and good luck with funding of your loan request!	Question 1- i am the Vice president of sales and business devlopment, we are marketing and research company that basically survey consumers at the time of sale in 17 different cattegories. Question 2- No i do not have any other loans. Question 3- It was a mistake i had two auto loans with GMAC at the same time and they made a mistake and applied one account with 2 payments rather than 1 payment for each, they had said they were going to correct it, i assume they did not. Question 4- I do have enough cash on hand to perform the home repairs on my own, however i figured i would obtain a loan to do so and keep the my cash in savings. My job is very secure however in the event i lose it I have at least 6 months worth of income saved. Question 5- I have no problem verifying my income if needed, the income that i placed on your application is less than what i make, i did not include my yearly bonus in the application.

Member Payment Dependent Notes Series 457678

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457678	$6,000	$6,000	13.22%	1.00%	November 12, 2009	November 19, 2012	November 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457678. Member loan 457678 was requested on November 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Octopus Car Care	Debt-to-income ratio:	15.36%
Length of employment:	10 + years	Location:	ROCKFORD, IL

Home town:
Current & past employers:	Octopus Car Care
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	81
Revolving Credit Balance:	$6,026.00	Public Records On File:	0
Revolving Line Utilization:	80.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	Hello, I have been employed more than a 'short' time. I have been with my current employer for 15 years+. Hire date january 1992 employed full time until february 2003 at which time I left the business for 2 years. My re-hire date at current employer is august 2005 and employed full time since then. Now I am very happy to receive this offer from Lending Club to reduce interest rates on my credit cards. This offer gives me the chance I need to lay a better future for a family. The information can be verified. Thank You
Hey, just wanted to let you know that lenders see your profile listing your employment as less than 1 year. You should contact LC to fix that. I think they have a problem with their site coding and anyone that has been employed for more than 9 years shows up as <1. What are you average monthly expenses? Do you have any other loans or debt (Student, Mortgages, etc.)?	Hello, I will contact LC to fix that listing from 1 year to 15 years. Thank You. Total expenses for cost of living does not ever exceed $1200 per month. I have credit card debt and an auto loan.

Member Payment Dependent Notes Series 457744

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457744	$20,000	$20,000	12.18%	1.00%	November 16, 2009	November 19, 2012	November 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457744. Member loan 457744 was requested on November 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	SageFire	Debt-to-income ratio:	15.10%
Length of employment:	2 years	Location:	Westminster, CO

Home town:
Current & past employers:	SageFire
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,263.00	Public Records On File:	1
Revolving Line Utilization:	48.00%	Months Since Last Record:	87
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) What is your position at SageFire? 2) What are your average monthly expenses? 3) Do you have any other loans or debt (Student, Mortgages, etc.)? 4) Can you explain the public record on file from 87 months ago? 5) Can you account for the credit inquiry in the past 6 months? 6) If your revolving debt is $9.2k, why are you requesting a $20,000 loan? 7) Would you consider verifying your income with lending club? If so, you contact lending club & they will have you fax them a couple of documents... Doing so will ensure that your loan is funded quickly. 7) After your loan you will be left with approximately $11k in revolving debt, how do you intend on paying it off?	1. Software Programmer 2. About $2500 3. Student loan that is on a reduced payment plan and Mortgage is 1488.00 on a twice a month basis. 4. Bankruptcy.. bad planning with education. 5. Refinanced house for a better interest rate. Had an 80/20 30yr fixed and a 30 yr fixed due in 15. 6. Don't know if $9.2K is correct, would have to look at what you are looking at to be sure. Debt consolidation for increasing credit card interest, even thought everything was paid for on time and they also decreased the credit limit on the cards. Would just like to be debt free. 7. Yes, I am in the process of doing that now. 8.Would need to see again which numbers you are looking at. We should also be seeing tax refund of 5K for 2009. Which will all go towards loan payoff.
We only get a brief break down of your finances and it simply states: "Revolving Credit Balance $9,263.00 Revolving Line Utilization 48.00%" However, I did make a mistake with my question... I meant to say that your profile only shows $9,263 in revolving debt, but you requested a $20,000 loan--what do you plan on using the remaining $11,000 from the loan (after the debt was paid off) for?	The entire 20K will go to pay off entire household debt. This will take care of my wife's credit card debt as well.
Please respond to the following: You stated above, "Mortgage is 1488.00 on a twice a month basis." Does this mean you pay almost $3,000 per month towards your mortgage? Does your wife work? If so, what is your combined income? What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	My apologies for the confusion. The total Mortgage is 1488.00 broken down into payments twice a month. My wife isn't working at the moment, but is currently looking and hopes to be employed by the beginning of next year. The total of the balance that will be paid off with this loan is $19250.00, it is credit card debt and the interest rates vary from 14.99% to 18.34%. No second mortgage. In case of job loss the contingency plan would be to cash in my IRA to pay the balance of the loan.

Member Payment Dependent Notes Series 457776

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457776	$16,000	$16,000	15.65%	1.00%	November 17, 2009	November 20, 2012	November 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457776. Member loan 457776 was requested on November 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,474 / month
Current employer:	United State Postal Service	Debt-to-income ratio:	12.94%
Length of employment:	10 + years	Location:	Twinsburg, OH

Home town:
Current & past employers:	United State Postal Service
Education:

This borrower member posted the following loan description, which has not been verified:

569403 added on 11/06/09 > I work for the United State Postal Service for 12yrs and looking to retired there. I had unforseen financial issue in my past but I never stop paying my credtor. I filled bandruptcy in 2002 trying to start a business in Real Estate and my mother past in 2007 which I had to pay for her funeral services and I was part of the mortgage issue last year which made me live off my credit cards. Now that everything is back on track I wont to payoff my creditor and start over agan. I pymt history is in good standard. I pay my credtor each month but the interest on my credit cards are to high an I will never pay them off. This loan will give me an opportunity to start over agan and pay everybody off.<br/>

A credit bureau reported the following information about this borrower member on November 6, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	19
Revolving Credit Balance:	$10,728.00	Public Records On File:	1
Revolving Line Utilization:	91.70%	Months Since Last Record:	86
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Saturday, November 7th 2009 Many small investors working together fund LC loans. Questions I have concerning your $16,000 loan application are: 1. Position @ U S Postal Service is ? (Counter clerk? Letter carrier? Administrative support? Transportation? Etc.) 2. Reported $4,474 monthly gross income only yourself? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? 5. Credit Report reflects $10,728 revolving credit balance. Credit card payments per month are? (Total monthly payments actually paid CC issuers monthly and NOT total monthly minimum payments CC issuers indicate MUST be paid.) 6. You requested $16,000 loan, but CC payoff is less than $11,000. What other debts will additional $5,000 be used to payoff? Loan information I requested is NOT displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	1.Letter Carrier 2. Yes, my gross income is $4,474.00 3. (own) monthly pymt $1,313.00. 4. I wont to add my car pymt into the loan but right now it is $326.00. 5. Credit Cards are about $345.99 but try to pay $450.00 month. 6. I wont to include my car note and local city taxes.
Please provide verification of your income from your full time job to Lending Club. This will help you get funded.	I have no problem with provideing verification of my income but I am not sure how to submit the information.

Member Payment Dependent Notes Series 457819

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457819	$9,500	$9,500	12.53%	1.00%	November 12, 2009	November 20, 2012	November 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457819. Member loan 457819 was requested on November 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,750 / month
Current employer:	Calgon Carbon Corp	Debt-to-income ratio:	10.78%
Length of employment:	1 year	Location:	Pittsburgh, PA

Home town:
Current & past employers:	Calgon Carbon Corp
Education:

This borrower member posted the following loan description, which has not been verified:

569436 added on 11/06/09 > Piitsburgh, PA<br/>

A credit bureau reported the following information about this borrower member on November 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	35
Revolving Credit Balance:	$8,300.00	Public Records On File:	0
Revolving Line Utilization:	38.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	I have been working since I was 16. I worked through high school and college at Wendy's Old Fashion Hamburgers and Allegheny Energy. I did that for 7 years. Then when I graduated college with a BS in Chemistry, I worked for Mylan Pharmaceuticals as an Analytical Chemist for 4 years. Then from Mylan, I worked as a R&D Formulation Chemist for PPG Industries for 1 year. Now I am a Quality Assurance Manager for Calgon Carbon Corporation. We make carbon for the gas masks that our soliders wear.
a. what is the nature of your job. b. Do you intend to pay off existing debt with this loan? c. pleaseitemize existing debts including the rates. d. what are your expenses: rent, car pmt, credit-card pmt, utilities etc. e. do you have assets: savings, cds, 401k etc.	I am a Quality Assurance Manager that is in charge of two laboratories with a total of 7 employess. I ensure the qualtiy of carbon in its raw, intermediate and finished product forms. A major portion of our product line is carbon that is used by the military in gas masks. I intend to consolidate and pay off existing debt in order to save more money to buy a house. I am single and have no children. My total expenses paid in a month total 1,529.00 I do have a savings account and a 401k. This loans interest rate is lower than my credit card interest rates.

Member Payment Dependent Notes Series 457833

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457833	$10,400	$10,400	11.14%	1.00%	November 12, 2009	November 20, 2012	November 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457833. Member loan 457833 was requested on November 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,500 / month
Current employer:	Body Scapes Fitness	Debt-to-income ratio:	9.20%
Length of employment:	< 1 year	Location:	Manchester, NH

Home town:
Current & past employers:	Body Scapes Fitness
Education:

This borrower member posted the following loan description, which has not been verified:

569499 added on 11/06/09 > I am a 27 year old professional in the fitness industry, and I am working as the Personal Training Director at a upscale health club in Boston, MA. I will be using this loan strictly to consolidate my credit card debt. I will also be canceling some of the accounts to minimize the amount of revolving credit I have. I live at home with my parents (luckily) and so my bills are very minimal. I do not make a car payment, or pay rent, so I plan on making more than the minimum payment on this loan. I'd like to pay it off within 2 years. My job is very stable and I plan on working with this company as the have offered me plenty of room for growth. What makes me a good borrower? Well, I've learned my lesson about credit cards, and I'm a very hard working and intelligent young woman. I'd love to own my own business one day, and would love to have a clear credit for it. Thank you for this loan!<br/> 569499 added on 11/06/09 > I also have great credit and I'm very responsible...and I floss my teeth every night!<br/> 569499 added on 11/07/09 > Thank you to all of you for contributing to my loan. I really do appreciate all of your help!<br/> 569499 added on 11/09/09 > We're getting there! Big thank you to all of those who have contributed thus far. I appreciate it very much!<br/> 569499 added on 11/09/09 > Just crossed $3k. Awesome! Keep investing in this good egg :)<br/> 569499 added on 11/10/09 > Just crossed $4k! Let's see if we can cross 50% by tomorrow evening.<br/> 569499 added on 11/10/09 > Whoa! 65% there, that rocks! Thank you to all of those who have invested thus far. You've made a smart investment, if I do say so myself :)<br/> 569499 added on 11/11/09 > I think we'll get past 75% today. I can feel it!<br/> 569499 added on 11/11/09 > Alright, we're getting to 100% by the end of the week. No doubt!<br/> 569499 added on 11/11/09 > WHOA. I think we'll hit 100% by tomorrow morning! Thank you all so much, I appreciate your investments.<br/>

A credit bureau reported the following information about this borrower member on November 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,747.00	Public Records On File:	0
Revolving Line Utilization:	29.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested in funding your loan, but have a few questions first. (1) What are your total monthly expenses? (2) How much are you currently paying each month toward your credit card debt? (3) Can you verify your income with Lending Club? Thanks so much! Good luck!	First, I just want to say thank you for your interest. I really appreciate your response. 1) I listed my expenses including my current credit card bills: AmEx $70 Cap1 $70 DirectCard $150 Discover $40 Cellphone $60 Health Ins. $90 Student Loan $110 Savings $40 Food $400 Gas $250 Entertainment $100 House supplies $100 2)Minimum (see above) 3)I am starting a new job in a week, and can verify as soon as I get my first pay check. If you have any other questions please let me know! I really hope you can help me fund my loan to help pay off my CC debt. Thank you in advance!
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	Thank you so much for your response and your interest. I graduated college in 2004 and worked at a hospital in Boston as an Tech in the Cardiology Department, and after 6 months, I realized it wasn't for me! At the time, I was offered a job at a local gym as a personal trainer, and I figured, why not? I didn't anticipate getting into the fitness industry, but as soon as I started, I couldn't stop. I completely fell in love with it. Within the first 2 months of my first job as a personal trainer, I was promoted to the Manager of the Fitness Department. It was a quick move, but selling and delivering personal training came very naturally for me. I think a lot of has to do with the fact that I am genuinely passionate about helping people and being fit and healthy myself. From there, I moved on to another club in my town where I had a larger staff and worked very closely with other departments in the club to increase membership sales and create a more appealing customer experience. At the beginning of this year, I moved to South Carolina, but missed New England and being near my family, so I moved back this summer. So, now I'm just starting a new job in Boston, and very excited for this new position. I'll be responsible for developing new programs, and managing the personal training department which would also include doing personal training sessions myself. I hope that helps answer your question. Please let me know if you have any other questions for me : Again, I want to thank you for your interest in my loan. I am a very responsible and intelligent young woman, and have learned a BIG lesson about personal finance this past year. This loan will go directly to paying off CC debt and I've sent a budget for me (I've even made a spreadsheet on Excel) and will hold myself accountable to sticking to it.
Thanks so much for your detailed answer. Is your new job at Body Scapes or is that your current position? Thanks so much.	My new job is at BodyScapes in Boston, MA. I will be the Personal Training Director there starting November 16. I will develop new fitness programs, manage a staff of trainers as well as deliver personal training sessions.

Member Payment Dependent Notes Series 457854

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457854	$6,000	$6,000	11.83%	1.00%	November 16, 2009	November 20, 2012	November 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457854. Member loan 457854 was requested on November 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,667 / month
Current employer:	Waterbury Hospital	Debt-to-income ratio:	15.10%
Length of employment:	4 years	Location:	Durham, CT

Home town:
Current & past employers:	Waterbury Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

569530 added on 11/08/09 > Looking for a quick source of cash that would preclude liquidating other assets. Just bought a house that was a big cash drain and now want to wainscot a dining room. Obviously not a do or die project but rates here are reasonable and fully expect to prepay this loan way ahead of schedule. My credit rating is solid and I always repay people on time. I have a stable job as a physician at a community hospital in CT. Thank you.<br/>

A credit bureau reported the following information about this borrower member on November 6, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,003.00	Public Records On File:	0
Revolving Line Utilization:	36.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you please describe what your loan will be used for? Also, with a monthly income of $16,667, why do you need this loan? Regards; Art	Just bought a house and ran into a lot of expected and unexpected expenses. This project is to wainscot a dining room so it is not do or die but preferred not to use cash and the millwork guy was initially refusing to put it on a credit card. Knew I could repay a loan like this real quickly and just took a chance with the application, not fully understanding the concept of this site. Thanks for your interest.

Member Payment Dependent Notes Series 457857

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457857	$13,500	$13,500	11.14%	1.00%	November 13, 2009	November 20, 2012	November 20, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457857. Member loan 457857 was requested on November 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,044 / month
Current employer:	n/a	Debt-to-income ratio:	17.48%
Length of employment:	n/a	Location:	Canillus, NY

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

569532 added on 11/06/09 > I have BOA Credit Card with a current balance of $13,500.00. The interest rate is 14.99%. The minimum payment per month is $368.00, but I am paying $450.00 per month to get it down. Only about half of the $450 is going toward the principal???the rest is interest. I am very eager to get rid of this loan and replace it with one which has a significantly lower interest rate. So, I am looking to borrow $13,500.00<br/>I just recently closed on a mortgage refinancing . I merged a primary mortgage (Lyons National Bank) and secondary mortgage (Bank of America) with a new loan with SunTrust (4.875% fixed). I also just closed a Chase Bank Credit card ($5,000 limit). It might take a while for all of this to show up on my credit report.<br/>My new mortgage payment is $1,129.34 (including escrow). In addition to my mortgage payment, I have a car loan with GMAC ($243.28 per month???balance of $ 11,456.22) and another credit-card loan with BOA (min. pyt. is $96.00 per month, although I pay $150.00 per month???balance of about $4,500). I do have a few department-store credit cards, but nearly all of them have a $0 balance. I have about $10,000 in my checking account.<br/>I plan to pay back this loan with income from the following sources: NYSTRS pension, $2,110.58 per month (this will be going up); Onondaga Community College, $1933.32 per month; Social Security, $1, 197.00 per month (begins 1/2010). These are NET figures.<br/> 569532 added on 11/06/09 > I have BOA Credit Card with a current balance of $13,500.00. The interest rate is 14.99%. The minimum payment per month is $368.00, but I am paying $450.00 per month to get it down. Only about half of the $450 is going toward the principal???the rest is interest. I am very eager to get rid of this loan and replace it with one which has a significantly lower interest rate. So, I am looking to borrow $13,500.00<br/>I just recently closed on a mortgage refinancing . I merged a primary mortgage (Lyons National Bank) and secondary mortgage (Bank of America) with a new loan with SunTrust (4.875% fixed). I also just closed a Chase Bank Credit card ($5,000 limit). It might take a while for all of this to show up on my credit report.<br/>My new mortgage payment is $1,129.34 (including escrow). In addition to my mortgage payment, I have a car loan with GMAC ($243.28 per month???balance of $ 11,456.22) and another credit-card loan with BOA (min. pyt. is $96.00 per month, although I pay $150.00 per month???balance of about $4,500). I do have a few department-store credit cards, but nearly all of them have a $0 balance. I have about $10,000 in my checking account.<br/>I plan to pay back this loan with income from the following sources: NYSTRS pension, $2,110.58 per month (this will be going up); Onondaga Community College, $1933.32 per month; Social Security, $1, 197.00 per month (begins 1/2010). These are NET figures.<br/> 569532 added on 11/06/09 > SORRY--THE LOAN DESCRIPTION ACCIDENTALLY GOT COPIED TWICE.<br/> 569532 added on 11/07/09 > I have gotten some questions from prospective lenders. I need to clarify my income situation. The reason that I selected ???other??? is that I am not fully retired; I have retired only from my former ???main??? place of employment (SUNY Cortland); however, I still teach part-time at Onondaga Community College. There was no option on the pull-down menu for being partially retired???hence the ???other??? selection. My Social Security income ($1,197 per month) will begin on 1/2010. I could not find a place to include that income either. My actual NET income per month after January 1, 2010, will be $5,240.80???combining my NYSTRS Pension, Social Security, and Onondaga County Community College income. I hope this helps to clarify the matter. V. Copey<br/>

A credit bureau reported the following information about this borrower member on November 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1980	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,844.00	Public Records On File:	0
Revolving Line Utilization:	50.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Have you changed your spending habits?	Yes, I have most definately changed my spending habits. I have't crarged anything significant in the past year or so. Once this $13,500 BOA loan is paid off, I plan on keeping only one major credit card--the 2nd one that I have with BOA--current balance about $4,500. I do have some department-store cards, but I rarely use them. Most have 0 balances. My goal is to become credit-card debt free over the next several years. I also recently refinanced my home mortgage (consolidated a primary and secondary), so I am saving additional money on this.
Saturday, November 7th 2009 Many small investors working together fund LC loans. Questions I have concerning your $13,500 loan application are: 1. Reading your loan application narrative I assume that you are now fully retired. Am I correct? 2. You used loan application purpose "OTHER"; but narrative indicates most accurate loan application purpose is "REFINANCE CC DEBT". Suggest that you revisit LC website Borrower Section and MODIFY requested loan purpose to better reflect intended purpose of your loan. 3. Your narrative did excellent job detailing existing refinanced home mortgage, car payments and CC payments; plus $4,047 per month 3 sources of retired incomes were itemized. This answers in ADVANCE questions that many prospective borrowers may have. Loan information I requested is NOT displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	The reason that I selected ???other??? is that I am not fully retired; I have retired only from my former ???main??? place of employment (SUNY Cortland); however, I still teach part-time at Onondaga Community College. There was no option on the pull-down menu for being partially retired???hence the ???other??? selection. My Social Security income ($1,197 per month) will begin on 1/2010. I could not find a place to include that income either. My actual NET income per month after January 1, 2010, will be $5,240.80. I hope this helps to clarify your questions. Feel free to ask me anything else. Thanks for your advice. V. Copey
Please respond to the following: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	I am the sole wage earner. If I lose my part-time teaching job, which is very unlikely because I am on top of the adjunct seniority list, I will repay the loan with my NYSTRS Pension and Social Security income. I hope this helps clarify your questions.

Member Payment Dependent Notes Series 457918

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
457918	$9,975	$9,975	11.48%	1.00%	November 16, 2009	November 21, 2012	November 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 457918. Member loan 457918 was requested on November 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,012 / month
Current employer:	county of san diego	Debt-to-income ratio:	15.60%
Length of employment:	1 year	Location:	san diego, CA

Home town:
Current & past employers:	county of san diego
Education:

This borrower member posted the following loan description, which has not been verified:

569638 added on 11/07/09 > Stable full-time government job plus part-time income from new business that I just started and is growing rapidly. Will use money to pay down existing credit cards and fund business expansion to increase income.<br/>

A credit bureau reported the following information about this borrower member on November 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1986	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,052.00	Public Records On File:	0
Revolving Line Utilization:	85.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	Before my current job I worked as a GIS Analyst for 4 years.
What is your new business and how much of the loan is going towards your credit cards vs. the business?	My business is surfboard rentals and I would say approximately 75% of the loan would go towards paying off credit cards.
Do you only run the business on weekends? Is the income from the business included in the $2,012 / month? If the business fails, how would that impact your work situation, net income and ability to pay back the loan? What is the interest rate on your current credit cards? p.s. Are you in PB? There must quite a bit of competition...?	my business income is not included in the $2,012/month

Member Payment Dependent Notes Series 458131

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458131	$7,000	$7,000	8.59%	1.00%	November 12, 2009	November 21, 2012	November 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458131. Member loan 458131 was requested on November 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,667 / month
Current employer:	PNI	Debt-to-income ratio:	9.11%
Length of employment:	7 years	Location:	dallas, TX

Home town:
Current & past employers:	PNI
Education:

This borrower member posted the following loan description, which has not been verified:

569961 added on 11/07/09 > i work a steady job that i still love doing, even after 17 years...i just need a little help to pay some debts off to get me financially back on my feet. i've always paid my loans back and this one will be no different...<br/>

A credit bureau reported the following information about this borrower member on November 7, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	77
Revolving Credit Balance:	$977.00	Public Records On File:	0
Revolving Line Utilization:	2.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have the following questions: 1. What kind of debt are you trying to pay off. You seem to have very little revolving balance. 2. Position at PNI. Can you also, spell out what does PNI stand for? 3. You mention, you have always paid your loans, but you have a delinquency from 7 years ago. 4. Can you please, list your recurring monthly expenses? Thank you!	i owe money to a friend and also to a lawyer.PNI is Perioperative Nurses Inc. and I am a Certified Surgical Technologist. My delinquency was a mobile home loan that I settled with the mortgage company. Aside from utilities I have a truck loan and a rent payment.
How long will it take you to repay the loan?	The loan term is 3 years but I would like to pay it off sooner of course.

Member Payment Dependent Notes Series 458149

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458149	$11,000	$11,000	14.26%	1.00%	November 16, 2009	November 22, 2012	November 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458149. Member loan 458149 was requested on November 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,915 / month
Current employer:	Ashland County	Debt-to-income ratio:	22.84%
Length of employment:	5 years	Location:	NOVA, OH

Home town:
Current & past employers:	Ashland County
Education:

This borrower member posted the following loan description, which has not been verified:

570008 added on 11/08/09 > Will use funds to pay off a credit card that is currently at 17.99% interest. Have a good credit history and currently work for a local government with a solid budget situation for the coming years.<br/>

A credit bureau reported the following information about this borrower member on November 8, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,665.00	Public Records On File:	0
Revolving Line Utilization:	60.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Monday, November 9th 2009 Virginia 5:30 AM ET Small investors working together fund LC loans. Questions I have about your $11,000 loan application are: 1. Position @ Ashland County, Oregon Government is ? 2. Reported $3,915 monthly gross income either yourself or yourself and another income earner? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? 5. Credit Report reflects $16,665 revolving credit balance. CC payments per month are? (Total monthly payments actually paid CC issuers and NOT total monthly minimum payments CC issuers indicate MUST be paid.) Loan information I requested is NOT displayed on-screen to aid prospective investors; thus investors must ask questions. Thanks in advance for answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	Ashland County, Ohio; myself as income earner income only reported, spouse is self-employed working with online research company making approximately $600 per month; mortgage is $650 per month; car payment is $260 per month; total CC pymts per month are $715 per month, also have 1 loan thru credit union for $106 per month to pay off a credit card; Doing everything we can to get out of debt, as spouse has been a stay-at-home mom till this year. All kids are now in school and we are working to get out of debt. Thanks for your questions, please let me know if you have any others. Thank you!
Hello -- I have a couple questions for you: 1. I wasn't sure from what you've already stated -- please tell me the amount of each of your debts and what the interest rate is on each one. 2. What are the terms (i.e. variable, fixed, length) of your mortgage? Thanks!	Mortgage is fixed at 5.5% for 30 years, and we have about 25 left. We refinanced awhile back, because we were at 8.75%. As far as interest on current cards, $5k on 11% card, $5k on 14% card, $100 on 24% card, we typically pay off each month for clothes/gifts. $1k on 26% card, we are working to pay off and this loan will eliminate $11k on a 17.99% card we have had for the last 9 years. Trying to pay down high interest debt first, to free up funds to pay off lower cards, then we will go for mortgage.

Member Payment Dependent Notes Series 458153

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458153	$2,500	$2,500	13.22%	1.00%	November 12, 2009	November 21, 2012	November 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458153. Member loan 458153 was requested on November 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,610 / month
Current employer:	Wachovia Dealer Services	Debt-to-income ratio:	14.56%
Length of employment:	6 years	Location:	rolling meadows, IL

Home town:
Current & past employers:	Wachovia Dealer Services
Education:

This borrower member posted the following loan description, which has not been verified:

570011 added on 11/07/09 > Need for debt<br/>

A credit bureau reported the following information about this borrower member on November 7, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1987	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,806.00	Public Records On File:	0
Revolving Line Utilization:	99.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 458162

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458162	$5,500	$5,500	14.61%	1.00%	November 13, 2009	November 21, 2012	November 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458162. Member loan 458162 was requested on November 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,250 / month
Current employer:	Lockheed Martin Corporation	Debt-to-income ratio:	8.06%
Length of employment:	5 years	Location:	CLARKSBURG, MD

Home town:
Current & past employers:	Lockheed Martin Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

570026 added on 11/07/09 > The requested loan is to consolidate several open lines of credit into one which allows me to free up more funds and to consolidate those accounts into one. If possible, please deposit the requested funds into the provided account. Thank you very much for your help. I am also in the process of contacting several other friends and colleagues to refer them to your services.<br/>

A credit bureau reported the following information about this borrower member on November 7, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,209.00	Public Records On File:	0
Revolving Line Utilization:	79.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 458184

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458184	$8,000	$8,000	13.22%	1.00%	November 13, 2009	November 21, 2012	November 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458184. Member loan 458184 was requested on November 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Fisk Industries	Debt-to-income ratio:	8.58%
Length of employment:	5 years	Location:	WASHINGTONVILLE, NY

Home town:
Current & past employers:	Fisk Industries
Education:

This borrower member posted the following loan description, which has not been verified:

570070 added on 11/07/09 > I will use the loan to pay off my credit card debt. I will close all the cards but one. I pay my bills on time and try to pay a little extra per card but with the high finance charges it is a slow process of paying off. I pay close to 600.00 per month on my credit cards. My job is very stable. I am looking forward to getting out of debt. Thank you for your consideration.<br/> 570070 added on 11/07/09 > The amount I pay each month towards minimum balances is more than the amount I will have to pay this loan each month. I am highly regarded at my place of work. I will be more than happy to answer any questions to help you see I am a good risk.<br/>

A credit bureau reported the following information about this borrower member on November 7, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,017.00	Public Records On File:	0
Revolving Line Utilization:	39.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club and have your income verified as this will increase lender confidence in your loan.	Hi, Thank you. I will do that. Debbie
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $9,017.) Do you have any other outstanding debts, like a car loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Fisk Industries? Do you have a savings account or any other kind of emergency fund?	Hi, I will use the money to pay off most of my debt. I have to send Lending Club my pay stubs to show proof of income. Once I send the proof I have asked them to review my loan and increase to $ 9500.00 which will pay off all my debt. I have no car loan or student loans. My debt is all credit card debt. My estimated monthly expenses: Rent $ 900.00 Cable, phone, internet $ 88.00 G&E paid by landlord Gas: $ 200.00 Groceries: $ 160.00 I do receive child support which is not included in my income. I think that covers it. My work: We are a cosmetic manufacturing company. I am assistant to VP. I correspond with overseas accounts on his behalf. I process all export orders from start to finish. I process all documents for customs clearing. I arrange shipping with freight forwarders. I process all documents to register our items in other countries. My tasks are many but these are just a few. My saving account is small, not even worth mentioning. As for an emergency fund; I don???t have one but I do put money into a Roth every week. I hope this answers your questions. If not, please ask away???..Thank you for your consideration.

Member Payment Dependent Notes Series 458213

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458213	$1,600	$1,600	7.40%	1.00%	November 16, 2009	November 21, 2012	November 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458213. Member loan 458213 was requested on November 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,775 / month
Current employer:	Myriad Genetics	Debt-to-income ratio:	3.46%
Length of employment:	2 years	Location:	South Jordan, UT

Home town:
Current & past employers:	Myriad Genetics
Education:

This borrower member posted the following loan description, which has not been verified:

570137 added on 11/07/09 > Despite the down economy, I'd like to provide a plentiful Holiday season for the family.<br/>

A credit bureau reported the following information about this borrower member on November 7, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,201.00	Public Records On File:	0
Revolving Line Utilization:	5.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 458433

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458433	$7,000	$7,000	11.14%	1.00%	November 16, 2009	November 25, 2012	November 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458433. Member loan 458433 was requested on November 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,208 / month
Current employer:	University of Massachusetts Amherst	Debt-to-income ratio:	1.53%
Length of employment:	2 years	Location:	Amherst, MA

Home town:
Current & past employers:	University of Massachusetts Amherst
Education:

This borrower member posted the following loan description, which has not been verified:

570579 added on 11/11/09 > Loan will be used to pay for Master's degree. I have an excellent credit history and no debt. I can easily make the monthly payment and I work for the state.<br/>

A credit bureau reported the following information about this borrower member on November 11, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$777.00	Public Records On File:	0
Revolving Line Utilization:	4.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: W...	W? Washington?
Hi, what is your master	First Master's was in Finance and Banking (M.Sc.), the current one is in International Management (also M.Sc.).
Thanks, and what is your expected tim...	...time of graduation? 2011.
Sorry, seems that Lending Club's form submission procedure is having difficulty. I'll try the 4 questions again here: What are your responsibilities at the University? Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	1. IT support for faculty, staff and students. 2. I live on my own and no other people in my household. 3. Rent includes everything, no other loans, basically I pay for just car insurance, gas, food. 4. Savings and family (I have not used those sources so far).
Will you continue to work full time while you go to school? Also, if you have your income verified with the Lending Club, lenders will have a higher level of confidence in your loan.	I will continue to work full-time and I checked the box "Verify my income" when I opened the account so it is being verified.

Member Payment Dependent Notes Series 458478

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458478	$8,000	$8,000	14.96%	1.00%	November 16, 2009	November 23, 2012	November 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458478. Member loan 458478 was requested on November 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,083 / month
Current employer:	Atlantic Development and Coal	Debt-to-income ratio:	17.34%
Length of employment:	2 years	Location:	NAOMA, WV

Home town:
Current & past employers:	Atlantic Development and Coal
Education:

This borrower member posted the following loan description, which has not been verified:

570689 added on 11/09/09 > installing new heating and air unit, also remoldeling to small bedrooms with drywall,<br/>I have a good stable job as a plant foreman for a fast growing coal co.<br/>I always make sure my bills are paid on time<br/> 570689 added on 11/09/09 > I always make sure my bills are paid on time.<br/>I have worked hard to establish my credit theres noway I whould barrow money then not pay it back.<br/>

A credit bureau reported the following information about this borrower member on November 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,590.00	Public Records On File:	0
Revolving Line Utilization:	87.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Tuesday, November 10th 2009 Virginia 6:30 AM ET. Small investors working together fund LC loans. Questions I have about your $8,000 HIP loan application are: 1. Position @ Atlantic Development & Coal Co. (WV) is ? 2. $7,083 reported monthly gross income either yourself or yourself and another income earner? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? 5. You have worked for current employer for 2 years. Provide 3 years work history PRIOR to current employer. 6. Credit Report reflects $8,590 revolving credit balance. CC payments per month are? (Total monthly payments actually PAID CC issuers and NOT total monthly MINIMUM payments CC issuers indicate must be paid.) Loan information I requested is NOT displayed on-screen to aid prospective investors; thus must ask questions. Thanks in advance for answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	1. position-plant foreman,2.myself 3.housing-I own my house is paid for 4.car payments-$900.39 5.I worked for Elk Run Coal Co. for 8yrs. I left there to take a bossing job for Atlantic Development for alot more money 6. CC payments $120.00

Member Payment Dependent Notes Series 458499

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458499	$3,000	$3,000	8.94%	1.00%	November 16, 2009	November 23, 2012	November 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458499. Member loan 458499 was requested on November 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	DEPARTMENT OF EDUCATION	Debt-to-income ratio:	13.42%
Length of employment:	< 1 year	Location:	STATEN ISLAND, NY

Home town:
Current & past employers:	DEPARTMENT OF EDUCATION
Education:

This borrower member posted the following loan description, which has not been verified:

570756 added on 11/09/09 > personal loan<br/>

A credit bureau reported the following information about this borrower member on November 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,541.00	Public Records On File:	0
Revolving Line Utilization:	11.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 458652

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458652	$8,000	$8,000	12.18%	1.00%	November 16, 2009	November 23, 2012	November 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458652. Member loan 458652 was requested on November 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	University of Massachusetts	Debt-to-income ratio:	17.27%
Length of employment:	5 years	Location:	Greenfield, MA

Home town:
Current & past employers:	University of Massachusetts
Education:

This borrower member posted the following loan description, which has not been verified:

571042 added on 11/09/09 > I am a single mother and work full-time. I need a little extra help right now to keep myself on track.<br/> 571042 added on 11/09/09 > I have a stable job and a regular income. I will use the monies to consolidate my debt.<br/> 571042 added on 11/11/09 > I am very grateful to all those willing to help. Thank you.<br/>

A credit bureau reported the following information about this borrower member on November 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,976.00	Public Records On File:	1
Revolving Line Utilization:	47.20%	Months Since Last Record:	110
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please explain the ???Public Record on File???? Is it a bankruptcy? Thanks.	Yes, just over 9 years ago, after putting myself through school. I have learned the consequences and realize the value of good credit.

Member Payment Dependent Notes Series 458679

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458679	$1,800	$1,800	12.53%	1.00%	November 12, 2009	November 23, 2012	November 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458679. Member loan 458679 was requested on November 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,270 / month
Current employer:	n/a	Debt-to-income ratio:	11.90%
Length of employment:	n/a	Location:	saint louis, MO

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

571111 added on 11/09/09 > medical emergency<br/> 571111 added on 11/09/09 > medical emergency<br/>

A credit bureau reported the following information about this borrower member on November 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	38
Revolving Credit Balance:	$2,496.00	Public Records On File:	1
Revolving Line Utilization:	56.70%	Months Since Last Record:	73
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is you source of income (employer) and how long have you had it? Could you please explain the ???Public Record on File???? Is it a bankruptcy? Thanks.	Retirement income from Civil Service, Wagner Electric, and Social Security. I do never filed for bankruptcy. I think you are asking about issues I had with a credit card. That was paid and resolved.
How long will it take you to repay the loan?	I will have it paid off in a maximum of 30 months.

Member Payment Dependent Notes Series 458760

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458760	$6,400	$6,400	7.40%	1.00%	November 16, 2009	November 24, 2012	November 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458760. Member loan 458760 was requested on November 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$120,000 / month
Current employer:	Hewlett Packard	Debt-to-income ratio:	0.00%
Length of employment:	7 years	Location:	TURLOCK, CA

Home town:
Current & past employers:	Hewlett Packard
Education:

This borrower member posted the following loan description, which has not been verified:

571287 added on 11/10/09 > I could not figure out how change my Annual income as it was grayed out but it should read $120,000 not $1,440,000 although that would be nice.<br/>

A credit bureau reported the following information about this borrower member on November 9, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	39
Revolving Credit Balance:	$2,926.00	Public Records On File:	0
Revolving Line Utilization:	13.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your listing indicates that you make 120K a month. What is your position with HP?	I wish that were true! I accidently selected monthly instead of annual and it would not let me change it. It should be 120k for annual salary.
No worries, lenders read the Q & A and will see your explanation. Just a couple of questions - Roughly what are your current monthly living expenses, and what were the circumstances of the delinquency 39 months ago?	Current monthly total expenses is roughly $5400. I think the delinquency you are reffering to is bit of sore subject. I used home depot or lowes to install new carpet. I was able to save an additional 20% off if I used their credit card. I did and paid off the card immediately (same day). What I was unaware of was the measuring fee of $50 was also charged to that card. I never received a statement or notice that I had a charge on the card. I didn't find out about it until I received a notice from a collection agency. Frustrating...I would have paid the 20% to avoid the mess that created. Live and learn I suppose.

Member Payment Dependent Notes Series 458771

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458771	$6,000	$6,000	12.18%	1.00%	November 12, 2009	November 23, 2012	November 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458771. Member loan 458771 was requested on November 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,295 / month
Current employer:	City of Houston	Debt-to-income ratio:	4.68%
Length of employment:	< 1 year	Location:	HOUSTON, TX

Home town:
Current & past employers:	City of Houston
Education:

This borrower member posted the following loan description, which has not been verified:

571308 added on 11/09/09 > Hello and thank you for viewing this.<br/><br/>I am doing this loan in order to pay for a family vacation and buy Christmas presents for my family and friends. I especially want to buy a nice gift for my parents who've been supporting me all these years. Thank you for reading this.<br/> 571308 added on 11/09/09 > I wanted to add that in my previous loans, i have made payments on time and never missed a single payment. I also work for the City of Houston so my job is extremely stable with $1000 leftover at the end of each month after incurring rent payments, utilities and food.<br/> 571308 added on 11/09/09 > I should be able to pay this loan back by the end of next year<br/>

A credit bureau reported the following information about this borrower member on November 9, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,342.00	Public Records On File:	0
Revolving Line Utilization:	46.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 458778

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458778	$8,000	$8,000	14.96%	1.00%	November 16, 2009	November 23, 2012	November 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458778. Member loan 458778 was requested on November 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Swiss Re Financial Services Corporation	Debt-to-income ratio:	6.65%
Length of employment:	1 year	Location:	Woodhaven, NY

Home town:
Current & past employers:	Swiss Re Financial Services Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

571327 added on 11/09/09 > I would like to obtain a loan to fund my wedding expenses. The wedding is in January.<br/> 571327 added on 11/10/09 > The groom's side of the family had originally agreed to pay for the wedding, however they are no longer doing that. The reason I am requests a loan is because the costs were agreed to be covered by my side and the grooms side. I do not want all the burden of the costs to be placed on my mother, instead I would like to cover a portion of them as well.<br/>

A credit bureau reported the following information about this borrower member on November 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2004	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,855.00	Public Records On File:	0
Revolving Line Utilization:	74.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Tuesday, November 10th 2009 Virginia 6:30 AM ET. Small investors working together fund LC loans. Questions I have about your $8,000 Wedding Expenses Loan application are: 1. Position @ Swiss Reinsurance FSC is ? 2. $5,417 reported monthly gross income either yourself or yourself and another income earner? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? 5. You have worked for current employer for 1 year. Provide 4 years work history PRIOR to current employer. 6. Credit Report reflects $7,855 revolving credit balance. CC payments per month are? (Total monthly payments actually PAID CC issuers and NOT total monthly MINIMUM payments CC issuers indicate must be paid.) Loan information I requested is NOT displayed on-screen to aid prospective investors; thus must ask questions. Thanks in advance for answers to all questions. Good luck with loans quick 100% funding. My investment occurs after I receive your clarifying answers.	Hello, Position is currently an analyst. The income is earned myself, fiance is moving from the UK and will begin working when he moves to the US which is in December. Housing rent is 1075. I do not have a car (therefore no car payments) The previous 4 years of experience have been Internships (NYSE Euronext- Intership), Part time Teller (Bank of America), Part time Teller (Washington Mutual), Sales Associate (Old Navy, Banana Republic) For Credit Card Payments, I pay 100 each while the minimum payment is lower (altogether roughly 500) One of my credit cards is an American express and thus is a charge card and charges thus vary significantly throughout months) One of the reasons, I have decided to have a loan through lending club is because groom's side of the family is no longer funding the wedding, even though they had agreed to before. My mother is paying a portion of the wedding, however, I do not want all expenses to be placed on her.

Member Payment Dependent Notes Series 458784

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458784	$5,000	$5,000	14.26%	1.00%	November 12, 2009	November 23, 2012	November 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458784. Member loan 458784 was requested on November 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Ropes & Gray LLP	Debt-to-income ratio:	1.65%
Length of employment:	1 year	Location:	WALPOLE, MA

Home town:
Current & past employers:	Ropes & Gray LLP
Education:

This borrower member posted the following loan description, which has not been verified:

571338 added on 11/09/09 > This is to pay off two credit cards. My job is secure and I plan on paying this off well before the three year term.<br/>

A credit bureau reported the following information about this borrower member on November 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,536.00	Public Records On File:	0
Revolving Line Utilization:	72.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $5,536.) Do you have any other outstanding debts, like a car loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Ropes & Gray LLP? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	The loan will be used to completely pay off the credit card debt. The remaining balance ($536) is on a card that gets reimbursed through my company. I have no other outstanding debts. My estimated monthly expenses comes to about $800 a month. I do have a savings account but with limited funds. I am a paralegal at Ropes & Gray. Lastly, I am willing to verify my income.
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	I started with this company as soon as I graduated college in 2008. While in school I help part time positions at a law firm as well as a fitness club.

Member Payment Dependent Notes Series 458811

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458811	$7,500	$7,500	12.53%	1.00%	November 13, 2009	November 23, 2012	November 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458811. Member loan 458811 was requested on November 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,750 / month
Current employer:	Harris Corporation	Debt-to-income ratio:	11.28%
Length of employment:	2 years	Location:	Harrisburg, PA

Home town:
Current & past employers:	Harris Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

571384 added on 11/09/09 > I am going to pay off my 2nd car so I can park it in the garage and stop full coverage on it since I don't drive it that much but the bank requires it, wasting a lot of insurance money.<br/> 571384 added on 11/10/09 > I'll be saving about $150-200 a month by not having to pay for full insurance coverage and refinancing this.<br/>

A credit bureau reported the following information about this borrower member on November 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	22
Revolving Credit Balance:	$4,700.00	Public Records On File:	0
Revolving Line Utilization:	40.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the current interest rate on the car loan? How many years left to pay? You'll have to have some insurance on the car while in storage in case the garage burns down.	3 years left @ 10% and i will have insurance but right now i have full collision/comprehensive which costs quite a bit for a car that is parked
Would you explain the delinquency that appears in your credit history from 22 months ago? Thank you in advance for the clarifying information.	I had signed up for a store credit card at a clothing store, used it once or twice and payed it off to $0. I got a call 3 months later from collection agency because there was a monthly fee of like $10 being charged to it for some protection plan, so i get a delinquency on that card that I never even have a balance higher than $80 on. I payed the balance and closed the card.
Why not sell the car?	It's actually my 2001 camaro that i race, and it has a lot of mods and i dont plan on selling it for a long long time.

Member Payment Dependent Notes Series 458830

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458830	$4,000	$4,000	15.31%	1.00%	November 13, 2009	November 23, 2012	November 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458830. Member loan 458830 was requested on November 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,200 / month
Current employer:	Union local18	Debt-to-income ratio:	8.34%
Length of employment:	< 1 year	Location:	Normal, IL

Home town:
Current & past employers:	Union local18
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 9, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	50
Revolving Credit Balance:	$1,151.00	Public Records On File:	0
Revolving Line Utilization:	9.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since you have been with your current employer for a short time could you please describe your work history at bit more? Thank you.	I am a Union concrete finisher and have been for 11 years. When I applied for the loan one year was the highest when asked length of employment.
Hello -- I have a few questions: 1. Please explain your work history -- both what your current position is and what prior jobs you've had. 2. How do you spend your net pay each month -- in approximate amounts (i.e. mortgage, car payment, credit card payment, etc.)? 3. Your credit report shows a delinquency about 4 years ago -- what was this? 4. What other debts do you have? Thanks!	I have been a Union concrete finisher for 11 years. Mortgage is 910.00, 1 credit card 35.00, another one 25.00, my vehicles are paid for. I don't have anything else other than utilities and such. I don't know what that would be on my credit report. Let me know if you have any more questions, thank you

Member Payment Dependent Notes Series 458835

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458835	$5,000	$5,000	17.39%	1.00%	November 16, 2009	November 24, 2012	November 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458835. Member loan 458835 was requested on November 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,417 / month
Current employer:	n/a	Debt-to-income ratio:	23.19%
Length of employment:	n/a	Location:	Watertown, CT

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1983	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,820.00	Public Records On File:	0
Revolving Line Utilization:	96.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Wednesday, November 11th 2009 Virginia 5:50 AM ET. Small investors working together fund LC loans. Questions I have about your $5,000 Business Loan application are: 1. Self-employed either occupation or business is? 2. $6,417 reported monthly gross income either yourself or yourself and another income earner? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? 5. Credit Report reflects $35,820 revolving credit balance. CC payments per month are? (Total monthly payments actually PAID CC issuers and NOT total monthly MINIMUM payments CC issuers indicate must be paid.) 6. Loan application category described as "Business Loan"; but narrative provides NOTHING in detail about business: Start-up? Established? Products? Services? Income- Yes? Or No? Internet website upgrade? Increase inventory for product manufacturing or resale? Rental properties? Remodel or renovate business premises or rental properties? Purchase advertising or equipment? Open new locations? Hire more employees? "Bridge loan" to finance receivables due, inventory, payrolls, pay employer witholding taxes, income taxes or delinquent taxes? Please describe in detail both business and purpose(s) intended loan will finance. Loan information I requested is NOT displayed on-screen to aid prospective investors; thus must ask questions. Thanks in advance for answers to all questions. Good luck with loans 100% funding. My investment occurs after I receive your clarifying answers. Wednesday, November 11th 2009 Virginia 5:30 AM ET. Small investors working together fund LC loans. Questions I have about your $ loan application are: 1. Position @ is ? Self-employed either occupation or business is? 2. $ reported monthly gross income either yourself or yourself and another income earner? Source(s) of reported retired monthly gross income(s) are? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? 5. You have worked for current employer for less than 2 years. Provide 3 years work history prior to current employer. 6. Credit Report reflects $ revolving credit balance. CC payments per month are? (Total monthly payments actually PAID CC issuers and NOT total monthly MINIMUM payments CC issuers indicate must be paid.) 7. Loan applications category described as catch-all "OTHER". Please provide accurate description purpose(s) loan proceeds will be utilized. Loan application category described as "Business Loan"; but narrative provides NOTHING in detail about business: Start-up? Established? Products? Services? Income- Yes? Or No? Internet website upgrade? Increase inventory for product manufacturing or resale? Rental properties? Remodel or renovate business premises or rental propertyies? Purchase advertising or equipment? Open new locations? Hire more employees? "Bridge loan" to finance receivables due, inventory, payrolls, pay employer witholding taxes, income taxes or delinquent taxes? Please describe in detail both business and purpose(s) intended loan will finance. 8. Credit Report reflects Public Record(s) on File from XX months past; either bankruptcy, employer witholding or income taxes due, court judgment lien or payroll garnishment. Please explain Public Record on File matter. 9. One summary total usual monthly living expenses is? (i.e., entertainment, food, fuel, medical, phone, utilities expenses.) Loan information I requested is NOT displayed on-screen to aid prospective investors; thus must ask questions. Thanks in advance for answers to all questions. Good luck with loans 100% funding. My investment occurs after I receive your clarifying answers.	I am a licensed Insurance Agent and hold the following licenses: Property and Casualty, Life, Health and Variable Annuity. I also have my Series 7 and 63 Securities licenses. The past three years I have been trying to do it all: Property and Casualty Agency, Financial Planning and Consulting. The financial planning was/is provided using primarily the Broker Platform, catering to people planning for Retirement, Long Term Care, College Planning, and Estate Planning. Solutions are made using Mutual Funds and Insurance-Life, Health as well as Fixed and Variable Annuities, and Mortgages. Now I want to focus on Financial Planning, and switch to a Registered Advisor Platform which I feel will much better serve my clients. This approach involves a more active portfolio management using ETF???s (exchange traded funds) and options. Money management is what I truly love, and once you get enough money under management it can be very rewarding. I have a BS in Accounting so I do some consulting, accounting and bookkeeping until I can phase it out. I plan on using the proceeds from my loan for: Website $1,000. Annuity Mailing $800. (and Seminar?) Initial Mailing to 36 existing clients and 200-400 potentials $400. Registered Advisor-licensing and fees $1,000. Leads for Health Insurance $500. And attain non resident license in other states Start with 2 $150. Printer $400 Thanks to All

Member Payment Dependent Notes Series 458869

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458869	$10,000	$10,000	8.59%	1.00%	November 13, 2009	November 23, 2012	November 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458869. Member loan 458869 was requested on November 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,708 / month
Current employer:	Progressive Insurance	Debt-to-income ratio:	3.42%
Length of employment:	2 years	Location:	DENHAM SPRINGS, LA

Home town:
Current & past employers:	Progressive Insurance
Education:

This borrower member posted the following loan description, which has not been verified:

571546 added on 11/11/09 > This loan will consolidate my credit card bills into one payment with a lower interest rate. At this time I am paying more than my minimum payments on each credit card and more than the estimated monthly payments for this loan. With this loan, I will be able to have my debt paid off in 3 years instead of the 10-12 that it would take paying the credit card companies. My job is solid as I work in one of the only states that is growing with our company and there is no evidence of any cutbacks in our office. The only bills that I have to pay at this time excluding credit cards are my mortgage and auto insurance. My budget provides for plenty of room to add this loan payment.<br/>

A credit bureau reported the following information about this borrower member on November 9, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,593.00	Public Records On File:	0
Revolving Line Utilization:	31.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Could you list your credit card debt that will be paid off with the loan? Please include monthly payments being made now. Also, is yours the only income, or do you have someone else contributing to the monthly gross?	Chase visa. 3299.00. Monthly payment is 80.00. Juniper MasterCard. 6583.00. Monthly payment is 43.00. My wife makes about 10,000 per year as a graduate assistant at Louisiana state university.
Please respond to the following: What are your responsibilities at Progressive? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	The only bills I have are mortgage and auto insurance that is 200.00 a month. My job is secure and meeting payments for loan is not a problem. I make more than monthly payments right now. I just want to get it into one bill with a better interest rate.
I suggest you contact Lending Club and have your income verified as this will give lenders a higher level of confidence in your loan.	Not a problem. I gave all my employer information to contact to confirm income, but I will do whatever else I can to get it in for confirmation.
I have the following questions: 1. Basically, try to answer in detail as much as possible the questions asked by roadtrip above. 2. Interest rates on the current CC you have. Thank you!	One is 12% and the other is 18%.
What are your responsibilities at Progressive? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc.?	I am estimator for a designated territory that works with all body shops and tow yards in my territory. I have car note as my vehicle is paid for and I drive a company car during the week. My total bills per month are 1200. This includes mortgage, auto insurance and cell phone bill. The estimated monthly payment for this loan fits well below my monthly budget max after the money that I put into savings. There will be no issue with making my payments for this loan. The purpose of this loan is to consolidate my credit card bills into one bill at a lower interest rate.

Member Payment Dependent Notes Series 458881

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458881	$3,000	$3,000	7.05%	1.00%	November 13, 2009	November 23, 2012	November 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458881. Member loan 458881 was requested on November 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	n/a	Debt-to-income ratio:	11.22%
Length of employment:	n/a	Location:	Lathrop, MO

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 7, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1964	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,444.00	Public Records On File:	0
Revolving Line Utilization:	26.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 458933

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458933	$6,000	$6,000	11.83%	1.00%	November 13, 2009	November 23, 2012	November 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458933. Member loan 458933 was requested on November 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,997 / month
Current employer:	Lockheed Martin	Debt-to-income ratio:	15.91%
Length of employment:	4 years	Location:	Mansfield, TX

Home town:
Current & past employers:	Lockheed Martin
Education:

This borrower member posted the following loan description, which has not been verified:

571697 added on 11/09/09 > I'd like this loan to consolidate two credit cards that I currently have. I'm frustrated with credit card companies who raise "fixed" rates for no reason even though I've never been late and pay more than the minimum due. My job is very stable and the income listed does not include my wife's $45,000/year salary. I'm not struggling to make any payments and this is not an emergency loan. I would rather pay honest individuals interest than the greedy credit card companies.<br/>

A credit bureau reported the following information about this borrower member on November 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,549.00	Public Records On File:	0
Revolving Line Utilization:	43.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 458956

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
458956	$12,000	$12,000	12.18%	1.00%	November 16, 2009	November 23, 2012	November 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 458956. Member loan 458956 was requested on November 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,167 / month
Current employer:	Pricewaterhousecoopers	Debt-to-income ratio:	0.84%
Length of employment:	2 years	Location:	ROCKY RIVER, OH

Home town:
Current & past employers:	Pricewaterhousecoopers
Education:

This borrower member posted the following loan description, which has not been verified:

571738 added on 11/09/09 > I am using the whole amount to pay off Bank of America balance, and close the account. <br/>Pricewaterhousecoopers is very stable, and I am up for promotion this year.<br/>What makes me a good borrower is that I've never been late on payments, that's reflected in my credit report<br/> I purchased a rental property last year and I have a $300 positive cash inflow.<br/>Thank you for the opportunity, this loan will be paid on time.<br/> 571738 added on 11/10/09 > I monitor my credit score very closely, the main reason it dropped from A grade is because Bank of America decided to decrease my free line of credit by $4000.<br/> 571738 added on 11/10/09 > ATTENTION: THE APPLICATION CONTAINS A TYPOS, MY SALARY IS $74000 PER YEAR NOT PER MONTH.<br/> 571738 added on 11/10/09 > I SENT AN E-MAIL TO LENDING CLUB TO RESOLVE, SORRY FOR ANY INCONVENIENCE.<br/> 571738 added on 11/10/09 > Just Spoke with Lendingclub and they are working on fixing the error. Thanks<br/> 571738 added on 11/10/09 > Error has been connected, All is well :)<br/>

A credit bureau reported the following information about this borrower member on November 9, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,615.00	Public Records On File:	0
Revolving Line Utilization:	70.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
With income of $74,000 / month I am having trouble understanding why you want this loan.	Very good question, I have a personal loan with Bank of America that I took out few years ago,that had a balance of 15000, I paid it down to $10,000, but at 25% APR, I was paying about $300 a month in interest. When the credit crunch occured, they reduced my credit line,12000. I am really fed up with the bank and If I can get my interest down to 14% I can pay off the amount a lot faster. Although my salary is $74,000 (Can prove through my paystubs if that's the question), I haven't gotten a raise or bonus in two years, so I haven't been able to make a big payment to reduce the balance. With all honesty, it wasn't a smart decision for me to get the line of credit in the first place, but that was a few years ago, and we get wiser with age. Thanks for your question, feel free to ask me additional questions.
Please itemize your normal monthly expenses. Thank you in advance.	Income after tax, 401 K withholdings and health insurance : 3605.68 Income from rental: $800 Total income: $4455.68 Listed below are recurring ACH payments: Mortgage payment on Rental:$570 Rent and utilities(excluding phone): $600 Car payment: $199 Student loans:$169 Health club fees: $35.55 Car insurance :$94 Charities: $40 Credit manager: $12 Phone ( non ACH): $80 BOA line of credit (non ACH): around $500 Total : $2304 DI (Disposable Income): $2151 Thank you for your question. I hope this helps. Let me know of additional questions.
Do you make $74,000 per month or year?	Sorry that's a typos. its per year.
You gross $74,000 / month and net 3605.68 / month? I am not an accountant, but the numbers make no sense to me.	Sorry that's a typo, its 74K per year.
I would like to help fund your loan, ...	Thank you. I would appreciate it.
Sorry my questions were not delivered, Lending Club's new front-end is more like their back-end! I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $14,615.) Can you give a short description of the type of work you perform for PricewaterhouseCoopers? Do you have a savings account or any other kind of emergency fund?	No problem. Yes I will be using the amount to pay down all debt, I will complement the $12K with $2K out of my pocket to pay down the additional debt. I do have an emergency fund in a low risk post-tax investment account that I can rely on as safety net, Additionally, I have a good amount in my 401K that I can use borrow against in the event of a big emergency. I work in PWCs consulting group, working directly with clients. Thanks for your inquiry, your help would be appreciated. let me know if I can answer additional questions.

Member Payment Dependent Notes Series 459030

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459030	$8,000	$8,000	7.74%	1.00%	November 17, 2009	November 24, 2012	November 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459030. Member loan 459030 was requested on November 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	n/a	Debt-to-income ratio:	12.52%
Length of employment:	n/a	Location:	Manchester, NH

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

515622 added on 11/10/09 > I appreciate the fast response time and interest rate.<br/>This loan going to pay off 3 credit cards reducing my monthly <br/>payments.Although I have never missed a payment this will<br/>ease the monthly burden a bit.I am currently self employed<br/>as a carpenter,I also hold a part time position at local Ymca 6 yrs.My current budget for debt is $650.00 a month<br/>

A credit bureau reported the following information about this borrower member on November 10, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,887.00	Public Records On File:	0
Revolving Line Utilization:	14.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your excellent credit! To fund your loan I have the following questions: 1. List of Credit Cards with their Balances and interest rates. 2. List of recurring monthly expenses. 3. Can you please, verify your income with LendingClub. Thank you!	Type your answer here. Icurrently have the following, Advanta buisiness CC, $2453.00,19.99% Citibank CC $3405.00 12.99% Home Depot CC $1038.00 22.99% Capital One CC $766.00 11.99% MandatoryExpenses,rent $500.00 monthly, Vehicle I own Income was verified today by phone. If you require anything else let me know. Thank you

Member Payment Dependent Notes Series 459076

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459076	$12,000	$12,000	14.26%	1.00%	November 17, 2009	November 24, 2012	November 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459076. Member loan 459076 was requested on November 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Covington & Burling LLP	Debt-to-income ratio:	15.78%
Length of employment:	4 years	Location:	SILVER SPRING, MD

Home town:
Current & past employers:	Covington & Burling LLP
Education:

This borrower member posted the following loan description, which has not been verified:

571993 added on 11/10/09 > I plan to use the funds to pay off higher interest credit cards and some hospital bills insurance didn't cover from childbirth. I have been with the same employer for 4 years and 9 months and living in my current residence for over 3 years.<br/>

A credit bureau reported the following information about this borrower member on November 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,335.00	Public Records On File:	0
Revolving Line Utilization:	97.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Wednesday, November 11th 2009 Virginia 6:30 AM ET. Small investors working together fund LC loans. Questions I have about your $12,000 Medical Expenses loan application are: 1. Position @ Covington & Burling LLC is? 2. $7,083 reported monthly gross income either yourself or yourself and another income earner? 3. Housing (mortgage or rent) payment per month is? 4. Car payment(s) per month are? 5. Credit Report reflects $2,335 revolving credit balance. CC payments per month are? (Total monthly payments actually PAID CC issuers and NOT total monthly MINIMUM payments CC issuers indicate must be paid.) Loan information I requested is NOT displayed on-screen to aid prospective investors; thus must ask questions. Thanks in advance for answers to all questions. Good luck with loans 100% funding. My investment occurs after I receive your clarifying answers.	The answers to your questions are: 1. staff 2. my income 3. 1879 rent 4. 427 5. 475-550 per month. Thanks for your consideration.
Hello -- I have a few questions for you: 1. Please list the amount of each of your current debts and what the interest rate is on each one. 2. In addition to the rent, car, and credit card payment amounts you have already stated, how do you spend the rest of your net pay each month (i.e. in rough figures)? 3. You said that you work as "staff" at your law firm at a salary of $85,000 -- can you explain your position in more detail? 4. Can you provide the documents to the Lending Club so that they can verify your reported income? Thanks!	I have 6 credit cards, 3 closed and 3 open with balances from $60 to $5000. The interest rates are 19% to 29%. The 29% rate increase is what prompted me to seek a consolidation loan. My other monthly expenses are daycare, $700, commuting -parking and train, $250, gas, $160, student loans, $375, food, varies at least $200, and other misc. expenses. I work with associates helping them prepare for litigation, working to answer subpoenas, gathering facts during discovery, and whatever else the associates request me to do.

Member Payment Dependent Notes Series 459094

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459094	$5,000	$5,000	11.14%	1.00%	November 16, 2009	November 24, 2012	November 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459094. Member loan 459094 was requested on November 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,200 / month
Current employer:	juno beach fish house	Debt-to-income ratio:	2.84%
Length of employment:	3 years	Location:	jupiter, FL

Home town:
Current & past employers:	juno beach fish house
Education:

This borrower member posted the following loan description, which has not been verified:

572021 added on 11/10/09 > I AM SEEKING A MOTORHOME TO LIVE IN .<br/> 572021 added on 11/10/09 > SMALL CAMPER TO LIVE IN<br/> 572021 added on 11/12/09 > I AM SEEKING A MOTORHOME TO LIVE IN.<br/> 572021 added on 11/14/09 > motorhome to live in<br/> 572021 added on 11/14/09 > motorhome live in<br/>

A credit bureau reported the following information about this borrower member on November 10, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	58
Revolving Credit Balance:	$2,650.00	Public Records On File:	1
Revolving Line Utilization:	48.20%	Months Since Last Record:	89
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 459122

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459122	$4,325	$4,325	7.74%	1.00%	November 16, 2009	November 24, 2012	November 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459122. Member loan 459122 was requested on November 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,944 / month
Current employer:	Aspire Communications	Debt-to-income ratio:	0.96%
Length of employment:	4 years	Location:	Murrieta, CA

Home town:
Current & past employers:	Aspire Communications
Education:

This borrower member posted the following loan description, which has not been verified:

572081 added on 11/10/09 > This past year, the doctors have found malignant cancer in my wife's thigh area. They have explained to us that there's a good chance the cancer actually started from another organ, which is why the doctors have been continueing to tests different areas of my wife's body to find if there's more cancer. However, recently, our insurance informed us that they don't see the need for any further testing, and will not pay for any more tests.<br/><br/>Our doctors also have suggested that my wife has a surgery to remove cysts from her ovaries, even though they cannot be sure if these are cancerous, but it is better to take them out. Our insurance view this as an elective surgery and also refuse to pay for it. We are planning on disputing these issuees with our insurer, but in the meantime, we would like to get a $4,300 loan from the lendingclub community so my wife can go ahead with the surgery and more tests, without having to wait for our insurance to come around.<br/><br/>I have excellent credit and a good, stable income with low debt and no mortgage since our house is fully paid for so I can definitely afford the $100+ monthly payment on this loan, especially at the good interest rate of 7.7% which is much much better than credit cards or any other personal loan I can get. I'm also confident that we will win our dispute with our insurer and once the insurance redeem us for these medical expenses, I will fully pay off this loan as soon as they pay us.<br/>

A credit bureau reported the following information about this borrower member on November 10, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1986	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,792.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 459173

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459173	$10,000	$10,000	8.59%	1.00%	November 16, 2009	November 24, 2012	November 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459173. Member loan 459173 was requested on November 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,583 / month
Current employer:	crisafi, pryor & farquhar, Inc	Debt-to-income ratio:	15.22%
Length of employment:	9 years	Location:	BURLINGAME, CA

Home town:
Current & past employers:	crisafi, pryor & farquhar, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

572169 added on 11/10/09 > I would like to pay off an existing loan of $6k & purchase a boxflex machine with the rest. Thanks for considering me!<br/>

A credit bureau reported the following information about this borrower member on November 10, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,015.00	Public Records On File:	0
Revolving Line Utilization:	24.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I suggest you contact Lending Club and have your income verified, which will give lenders a higher level of confidence in your loan.	Please call my employer @ 650-697-2727 for any income verification you made need. I have also been approved by Citibank for a personal loan, but am hoping to get a better rate through Lending Club. Thank you for your consideration.
I have the following questions: 1. Position at crisafi, pryor & farquhar, Inc? 2. Interest rate on the 6K loan. 3. List of your recurring monthly expenses. 4. Have you selected the boxflex machine? If so, how much does it cost? Thank you!	I am an office administrator for CPF, I also am a partner in a finanical advisory firm with the partners of CPF. My curretn int rate is 7.99. I have slected a bowflex machine and it costs 3800 total. My mnthly expenses are: Household $2700; revolving CC/ L-T loans $1200. I have never missed a payment during the life of these loans.
Why then do you choose to pay off your CC @ 8% with a loan with rate > 8%? Thanks	The rate jump is small and it's cheaper overall for me to finance my bowflex machine this way vs their offer of 17% the 1st yr & 21% after. My current $6k loan is a mnthly pymt of $689, obtaining this loan will have me paying $316.11/mo for 3 years and I cover my $6k loan & bowflex. In actuality I plan to pay this loan bk in under 2 years by making mnthly pymts of $450. In addition to less outflow per month I also save $230 and get my bowfelx machine. Hope this helps
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $7,015.) Do you have any other outstanding debts, like a car loan or student loans? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.) Good luck with the Bowflex (I considered buying one myself, but it would have taken up too much space.)	Yeah I have the same space concern about my bowflex, but sure I an work it out. I have verified my income with Lending club and have supplied numerous docs in addition. This loan (should I get it) will be used to pay $6k of my o/s cc debt. I do also have a mnthly car pymt of $481.02, no student loans. I do have an emergency fund and a college savings for my daughter both total, ironically, $10k. Hope that helps, thanks for considering

Member Payment Dependent Notes Series 459191

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459191	$2,000	$2,000	11.83%	1.00%	November 16, 2009	November 24, 2012	November 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459191. Member loan 459191 was requested on November 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,792 / month
Current employer:	Factset	Debt-to-income ratio:	17.16%
Length of employment:	2 years	Location:	SAN FRANCISCO, CA

Home town:
Current & past employers:	Factset
Education:

This borrower member posted the following loan description, which has not been verified:

572200 added on 11/10/09 > I need to consolidate a high interest credit card at a lower rate. I have recently received a raise at work and I have a healthy borrowing history with Lending Club already so I have no reason to assume repayment will be a problem. Any help you can provide will be greatly appreciated. I have had a great experience with Lending Club in the past and I hope for more in the future!<br/><br/>Thanks,<br/><br/>Mike<br/> 572200 added on 11/10/09 > Please let me know if you have any questions or if there is any more information I can provide. Thanks!<br/>

A credit bureau reported the following information about this borrower member on November 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,708.00	Public Records On File:	0
Revolving Line Utilization:	79.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 459277

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459277	$10,000	$10,000	8.59%	1.00%	November 16, 2009	November 24, 2012	November 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459277. Member loan 459277 was requested on November 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$12,500 / month
Current employer:	Element Funding	Debt-to-income ratio:	4.14%
Length of employment:	< 1 year	Location:	LOCUST GROVE, GA

Home town:
Current & past employers:	Element Funding
Education:

This borrower member posted the following loan description, which has not been verified:

572366 added on 11/10/09 > There is no reason to carry credit card balances when rates and terms can change. I would love a consolidation with a fixed rate - I would love to restructure my debt and pay it all off. My credit score is excellent and although I just started a new job, I've been in the same line of work since 2001 and do a great job. More personal history is on my website at elementfunding.com/bdumas. Thanks for your consideration, I hope we can do business together.<br/> 572366 added on 11/12/09 > The website isnt allowing me to answer questions on the site so I will post here for you "roadtrip":<br/><br/>Thank you for your questions: <br/>No - I am not the sole wage-earner in my home, I am married and my husband makes around 80-90K per year. Since these are all my credit cards, I wanted to pay them on my own with a loan in only my name and not tie up any of his credit.<br/><br/>When I consolidate these bills into one, I will only have my mortgage payment - 1st and 2nd in my name and this is approximately $2300 per month. I have a couple of small store cards, but I usually pay these off every month - and I have an account just opened with a balance of $2100 that is 6 months same as cash (a new furniture purchase) that I will pay off in the 6 month period so I did not want to include this in the consolidation since it was 0% interest.<br/><br/>I usually pay all household bills with my income - mortgage, utilities, insurance etc. and this an additional $500-600 per month. My husband takes care of anything else.<br/><br/>I have 5 credit cards I want to pay off - Chase ($2705), Citi ($2114), Capital One($500), Capital One ($2768) and Discover($1490). I always pay more than the minimum payments, however the rates on these cards are too high and this fixed rate loan consolidation solution is so much better.<br/><br/>We own our own home, have a 1st and a 2nd that totals around $420K our value is around $460K. <br/><br/>I have already had issue with job loss - recently in August of 2009 the FDIC shut down my previous employer (Colonial Bank) and I had multiple offers and chose to work with Element Funding (current employer). <br/><br/>I also hold a real estate license (since 1998) and have experience with many different areas in my field - mortgage lending, construction lending, a&d loans, etc. I have a strong client base that follows me wherever I may work. I feel confident I would not miss a payment.<br/><br/>Please let me know if I can answer any more questions. Thank you so much for your interest & help.<br/> 572366 added on 11/12/09 > Thank you Mr. Chicago Skeptic for your questions:<br/>I do have health insurance - I am covered by my employer and also by my husbands.<br/><br/>I will probably cancel 3-4 of the open cards and leave 1-2 for emergencies. I have a few thousand dollars saved in an emergency account, but not fully funded, I am working on that as well. I do have about $30K in IRA's and have checking & savings set up. I am not in school so have no student loans, tuition or college students at this time. I have a daughter in private school, and I pay her tuition up front each year in full.<br/><br/>Please let me know if I can answer any more questions for you! Thanks for your interest & hopefully I've convice you not to be a skeptic w/ me! - Ga Peach Girl<br/>

A credit bureau reported the following information about this borrower member on November 10, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$82,445.00	Public Records On File:	0
Revolving Line Utilization:	16.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please respond to the following: A...	did you have a question for me? It didnt come through...
Sorry, I think LendingClubs form submission is broken. I'll try again below: Are you the sole wage earner in your household or is there another? If there is another, what is your combined income? So we can understand how this will fit in to your budget, please give us an idea of your monthly bills, i.e., rent/mortgage(s), car, food, other loans, etc. What are the balances, interest rates, and minimum monthly payments of the debt you will pay off with this loan? Do you own your home outright? Do you have a second mortgage or HELOC? If so, what is the balance and monthly payment? In the case of a job loss, what is your contingency plan to repay this loan? Thank you and good luck with your loan	test
You appear to be a worthwhile candidate. Before I commit any funds though, can you provide us more information about yourself...for example: Income based on one wage earner or two? Current monthly financial obligations; rent, car loan, etc Which charge cards and current interest rates will you tackle first? Do you plan to close off any of the active credit lines that are still open in your name? Do you have a fully funded emergency fund? Do you have health insurance? Please list any on going expenses? (Tuition, Cell Phone, Life Insurance, Gym membership etc.)	Hi - I havent been able to respond here, so I posted my answer to your question on my page. Wanted to let you know where to look... thanks

Member Payment Dependent Notes Series 459300

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459300	$3,000	$3,000	13.92%	1.00%	November 16, 2009	November 24, 2012	November 24, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459300. Member loan 459300 was requested on November 10, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	n/a	Debt-to-income ratio:	8.77%
Length of employment:	n/a	Location:	los angeles, CA

Home town:
Current & past employers:
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 10, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,901.00	Public Records On File:	0
Revolving Line Utilization:	65.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is you source of income (employer) and how long have you had it? Thank you.	I work, and have been working for the past 4 years, as a manager of an office supply wholesaler. I also work part time as a freelance bartender, and an ebay powerseller.

Member Payment Dependent Notes Series 459427

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459427	$8,000	$8,000	11.48%	1.00%	November 16, 2009	November 25, 2012	November 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459427. Member loan 459427 was requested on November 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,058 / month
Current employer:	MERCY COLLEGE	Debt-to-income ratio:	12.91%
Length of employment:	3 years	Location:	WHITE PLAINS, NY

Home town:
Current & past employers:	MERCY COLLEGE
Education:

This borrower member posted the following loan description, which has not been verified:

572667 added on 11/11/09 > The borrowed funds will be used to consolidate credit card debt at a lower interest rate. I'm a good borrower because I am responsible, educated, and value my credit history. My monthly budget is under control; my income is properly allocated to cover all my expenses. My job is very stable; I've been at my current job for over three years, in fact I'm due for a promotion soon.<br/>

A credit bureau reported the following information about this borrower member on November 11, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	56
Revolving Credit Balance:	$16,275.00	Public Records On File:	0
Revolving Line Utilization:	49.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you provide any more details on your debt refinancing plans? (Your credit history shows a revolving credit balance of $16,275.) Do you have any other outstanding debts, like a car loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Mercy College? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	My debt refinancing includes paying down 2 of my high interest revolving accounts (27.99%) using the borrowed funds. Doing such I will be able to reduce the monthly interest paid significantly. I do not have a car loan and I do have a student loan ($105/month). My total monthly expenses are about $1,400/month. I'm a Staff Accountant at Mercy College. I work directly under the Director of Budgeting & Planning. I do have contingency funds available at my disposal. Thanks for your interest in funding my loan, I really appreciate it.

Member Payment Dependent Notes Series 459560

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459560	$13,500	$13,500	13.22%	1.00%	November 17, 2009	November 25, 2012	November 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459560. Member loan 459560 was requested on November 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,922 / month
Current employer:	U S Postal Service	Debt-to-income ratio:	9.30%
Length of employment:	10 + years	Location:	Bentonville, AR

Home town:
Current & past employers:	U S Postal Service
Education:

This borrower member posted the following loan description, which has not been verified:

572924 added on 11/11/09 > 22 years same employer, protected from layoff and have 8 years to go until retirement. Help me say 'KMA Chase and Capital One!'<br/> 572924 added on 11/12/09 > Chase sent me a letter; they're upping my rate to 25% on Jan 1! Much rather pay 13.22 to working/retired like me. Pay check is direct deposited, will have this loan direct debited. Haven't overdrawn since I was a stupid teenager, don't plan on starting that again, especially now that they charge for it.<br/>Can finance the water heater/furnace, but at 17%. Lending Club makes much more sense!<br/> 572924 added on 11/14/09 > To those of you that are funding me I'd like to say 'thank you!'<br/>

A credit bureau reported the following information about this borrower member on November 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	58
Revolving Credit Balance:	$6,702.00	Public Records On File:	0
Revolving Line Utilization:	56.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
11.12.2009 1. Loan requests $13,500, ...	13500 pays off all credit cards and buys a more efficient water heater and furnace (current one is 25+ years old), thus lowering utility costs
Question: What is your position with US Postal Service? (Letter carrier? Counter clerk? Transportation? Administration?, Etc.) Thanks. RetiredUSMCINvestor	BMEU Clerk, but I'm working on Postmaster :)
Any other household income/debt (e.g. spouse)?	Widow for 7 years, with 450/m life insurance income additional. car is paid for currently 45/tank will last 3 weeks utilities run 121-350/m (gas, electric, water, trash) phone-92 tv/internet-117 insurance (car/life)-120 food/clothing/critters/etc.-260 Been trying to pay 500+/m on cards (balances were 11400 at begining of year), but recent and future rate increases is making it more difficult
I would like to help fund your loan, but have a few questions. Could you provide any more details on your debt consolidation plans? (Your credit history shows a revolving credit balance of $6,702.) Do you have any other outstanding debts, like a home equity loan or student loans? Do you have a savings account or any other kind of emergency fund?	No home equity or student loans. Was in a big hole after husband died, and have brought myself back from large bills. Savings were wiped, and credit cards were maxed out at one point. Have a TSP (something like a 401K) which I can borrow from, but after reading about how bad it is to do it, would rather not.
Hi, I	Hi! Please resubmit your question because all I see are 'Hi, I'

Member Payment Dependent Notes Series 459627

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459627	$4,650	$4,650	13.22%	1.00%	November 17, 2009	November 27, 2012	November 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459627. Member loan 459627 was requested on November 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,389 / month
Current employer:	Crystal Run Healthcare	Debt-to-income ratio:	21.30%
Length of employment:	5 years	Location:	MOUNTAIN DALE, NY

Home town:
Current & past employers:	Crystal Run Healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

573049 added on 11/13/09 > looking for a loan to consolidate some high interest credit cards. Along the lines of $5,000.00 with a relatively low interest rate. I am committed to my job and have been with the company for over five years. I pay my bills on time and have a good credit score. Your time is appreciated.<br/>

A credit bureau reported the following information about this borrower member on November 13, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	27
Revolving Credit Balance:	$23,810.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What actions have you taken to get control of your finances and/or debt? What was the delinquency about 2 years ago?	I have requested a lower interest rate from the credit card company and I continually pay more than the minimum. I don't recall what the delinquency was over two years ago.
1) What is your position at Crystal Run Healthcare? 2) What are your average monthly expenses? 3) The loan requests ~$5k, but how will you handle the remaining ~$19k in revolving debt? 4) Please account for the delinquency 27 months ago. 5) Do you have any additional debt or loans? (Student loans, mortgages, heloc, etc.)	1. Medical Biller 2. Approximately $1400 3. Continue to make payments. I pay on time and more than the minimum. 4. I don't recall the delinquency over two years ago. 5. I have a car loan $300

Member Payment Dependent Notes Series 459642

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459642	$4,800	$4,800	12.87%	1.00%	November 16, 2009	November 25, 2012	November 25, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459642. Member loan 459642 was requested on November 11, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,375 / month
Current employer:	MICROWAY SYSTEMS	Debt-to-income ratio:	12.29%
Length of employment:	< 1 year	Location:	CHICAGO, IL

Home town:
Current & past employers:	MICROWAY SYSTEMS
Education:

This borrower member posted the following loan description, which has not been verified:

573075 added on 11/11/09 > Hello! I usually don't take out personal loans, but I decided to go ahead and take out a loan. The reason why I did this is because credit card companies tend to charge high interest regardless of your credit score. Personal loans are a much better option than credit cards. <br/>I plan to use this loan to pay off remaining bills (which would only take up half) and then return the remaining amount. There is a good chance that I will pay this loan back early (it's just my habit to do so for any loan). I have been with my company since 1997 and we're recession-free since we supply parts that power electronic equipment and computers, so I know that my income is and will always be dependable. It is your decision, but please know that you will not regret letting me borrow money, and that's a promise.<br/> 573075 added on 11/13/09 > To add on to information above: I noticed on my employment information that I made a few mistakes: My actual length of employment is 12 years this month. I might have accidentally scrolled to the >1 years option on the employment length tab. Sorry about that!<br/> 573075 added on 11/13/09 > Another clarification: income listed is base income, which does not include monthly bonuses. I didn't think it would be necessary to include monthly bonuses since our bonuses change every month depending on our production goals. Again, I apologize for that!<br/>

A credit bureau reported the following information about this borrower member on November 11, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,647.00	Public Records On File:	0
Revolving Line Utilization:	93.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 459736

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459736	$9,000	$9,000	7.74%	1.00%	November 17, 2009	November 26, 2012	November 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459736. Member loan 459736 was requested on November 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,333 / month
Current employer:	Meadow ISD	Debt-to-income ratio:	11.84%
Length of employment:	9 years	Location:	Meadow, TX

Home town:
Current & past employers:	Meadow ISD
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on November 12, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,910.00	Public Records On File:	0
Revolving Line Utilization:	15.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Could you be a bit more explicit on what kinds of home improvements you are planning to undertake? Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for the Meadow ISD? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	We are laying some new carpet in a house we just bought. We are building a brick mailbox in front of the house and we are stripping wallpaper out of the bathrooms and retexturing and painting them. We are painting the bedrooms and utility room also. We have two car loans and one other loan used for livestock investments. Total monthly expenses run about $6000. I am Superintendent at Meadow ISD. We have two IRA's and a universal life policy. We will verify income with lending club.

Member Payment Dependent Notes Series 459778

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459778	$8,000	$8,000	8.59%	1.00%	November 16, 2009	November 26, 2012	November 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459778. Member loan 459778 was requested on November 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Fidelity Investments	Debt-to-income ratio:	15.36%
Length of employment:	4 years	Location:	Lincoln, RI

Home town:
Current & past employers:	Fidelity Investments
Education:

This borrower member posted the following loan description, which has not been verified:

573373 added on 11/12/09 > Just looking for one bill rather than two... Tired of playing the "move to the 0% credit card" game. It just does not work.<br/> 573373 added on 11/13/09 > Perfect credit. Never late on a payment. Just doing away with Credit Cards...<br/>

A credit bureau reported the following information about this borrower member on November 12, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1981	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,624.00	Public Records On File:	0
Revolving Line Utilization:	19.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I would like to help fund your loan, but have a few questions. Will you be using this loan to completely pay off all of your credit card debt? (Your credit history shows a revolving credit balance of $10,624.) Do you have any other outstanding debts, like a car loan, home equity loan or student loans? And, would you give a rough estimate of your total monthly expenses? Can you give a short description of the type of work you perform for Fidelity Investments? Do you have a savings account or any other kind of emergency fund? Are you willing to verify your income with Lending Club? (Please contact Lending Club to find out how.)	This, along with some of my own cash, will do away with my credit card debt. This is not something I have to do, but rather something that I thought made sense. I would like to rid myself of credit card debt, but it would be convenient to consolidate to one small payment. Without getting to personal, I do have other loans (student, car, mortgage), but they are all pretty fixed. I have two credit cards and one just changed from a ???fixed??? 6.99% to variable 17.99% (which triggered my loan request.)
Why do you have 15 open credit lines? Are these largely store cards that are not in use?	These are mostly store cards (home depot, best buy, etc.) and credit cards with zero balances that should be cancelled. Thank you for asking.

Member Payment Dependent Notes Series 459868

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459868	$6,000	$6,000	11.83%	1.00%	November 16, 2009	November 26, 2012	November 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459868. Member loan 459868 was requested on November 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Phh Mortgage	Debt-to-income ratio:	8.89%
Length of employment:	10 + years	Location:	SICKLERVILLE, NJ

Home town:
Current & past employers:	Phh Mortgage
Education:

This borrower member posted the following loan description, which has not been verified:

573554 added on 11/12/09 > Thank You<br/>

A credit bureau reported the following information about this borrower member on November 12, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	80
Revolving Credit Balance:	$12,757.00	Public Records On File:	1
Revolving Line Utilization:	31.10%	Months Since Last Record:	95
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Greetings - Could you describes what is is that you are paying off and your public record from about 8 years ago? Thank you; Art	I am paying off a yamaha motorcycle. I am not sure about a public record. I did have a bankruptcy discharged i think its been about 10 years ago resulting from a bad divorce but have had good credit since.
WHat was the delinquency about a year after the public record?	As far as i know i did not have any delinquencys. The only thing i can think of is when i got divorced i had a car in my name that was my ex-wifes. She stoped making the payments so i took it back and sold it. Thank You!
1) What is your position at PHH Mortage? 2) What are your average monthly expenses? 3) Do you have any additional debt or loans? (Student loans, mortgages, heloc, etc.)	I am a loan processor. I really only have a car payment, motorcycle which i a trying to payoff wity this loan and credit cards. I live with my girl friend and give her about 600 per month. I have no mortgage, student loans, heloc..etc. Thank you

Member Payment Dependent Notes Series 459894

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459894	$5,000	$5,000	14.61%	1.00%	November 17, 2009	November 27, 2012	November 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459894. Member loan 459894 was requested on November 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,747 / month
Current employer:	CPH	Debt-to-income ratio:	16.74%
Length of employment:	2 years	Location:	HOLLYWOOD, FL

Home town:
Current & past employers:	CPH
Education:

This borrower member posted the following loan description, which has not been verified:

573602 added on 11/13/09 > I plan to pay off my debt to only have one payment a month. It will allow my to improve my credit and allow me to better manage my finances. I have a good credit history and make all my payments on time. I plan to only have this loan to pay each month, along with my rent, utilities, food, and other minor expenses. I have worked at my job for almost 2 years as a case manager and in those two years a have been promoted once.<br/> 573602 added on 11/16/09 > Please feel free to ask me any questions. Thank you.<br/>

A credit bureau reported the following information about this borrower member on November 13, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,925.00	Public Records On File:	0
Revolving Line Utilization:	40.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your decision to get better control of your debt and finances. Perhaps you will find the free tools at yodlee.com or mint.com helpful.	Thank you. I will definitely look into those sites.
Hello -- I have a couple questions for you: 1. What other debts do you have besides your credit cards? 2. What are the interest rates on the cards that you currently have? 3. How do you currently spend your net pay each month (i.e. amount for rent, amount for credit card payments, etc.)? Thanks!	1. I have student loans totaling 6500 which are deferred at this time. I plan to go back in the spring to finish my bachelor???s degree in psychology. I plan to graduate in 2010. 2. The interest rates on my credit card are all over 20%. 3. My monthly expenses are: rent-$900, water/sewer/garbage- $90, electicity-$90 which I pay half of. (About $540) car insurance-$70 health insurance-$150 cell phone-$75 credit cards- $200 (min payment) gasoline-$200 groceries- $400

Member Payment Dependent Notes Series 459906

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459906	$4,000	$4,000	15.65%	1.00%	November 16, 2009	November 26, 2012	November 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459906. Member loan 459906 was requested on November 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,467 / month
Current employer:	Beach Electric	Debt-to-income ratio:	9.95%
Length of employment:	2 years	Location:	Florissant, MO

Home town:
Current & past employers:	Beach Electric
Education:

This borrower member posted the following loan description, which has not been verified:

573614 added on 11/13/09 > We plan on using this money as a down payment for our wedding location. <br/>I feel I am a great borrower because I have never missed a payment on anything.<br/>

A credit bureau reported the following information about this borrower member on November 12, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,822.00	Public Records On File:	0
Revolving Line Utilization:	28.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	9

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I have a couple of questions. 1) What do you do at Beach Electric? 2) Your credit history information indicates 9 inquiries in the last 6 months, could you please explain what these are for? Thank You.	1. Payroll Manger. 2. House, My Car and co-signed for fiance's car, and Wedding Loan inquiries. Our total household income is 75K yearly.

Member Payment Dependent Notes Series 459943

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459943	$4,500	$4,500	8.94%	1.00%	November 17, 2009	November 27, 2012	November 27, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459943. Member loan 459943 was requested on November 13, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,355 / month
Current employer:	Cabot Coproration	Debt-to-income ratio:	7.53%
Length of employment:	3 years	Location:	Lafayette, LA

Home town:
Current & past employers:	Cabot Coproration
Education:

This borrower member posted the following loan description, which has not been verified:

573688 added on 11/13/09 > I will use these funds to pay for a new roof on my home. I have a very stable job, and have worked hard to pay off most of my debt. All I have left is a car note (24 payments)and my mortgage. I follow a strict monthly budget, in which I know where every penny is spent. I have a very humble standard of living, and do not like to spend money "for fun."<br/>

A credit bureau reported the following information about this borrower member on November 12, 2009:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$858.00	Public Records On File:	0
Revolving Line Utilization:	4.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding your loan. Could you provide info on your monthly car and mortgage payments?	car - $386 house - $885 no other debts

Member Payment Dependent Notes Series 459966

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
459966	$2,700	$2,700	7.40%	1.00%	November 17, 2009	November 26, 2012	November 26, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 459966. Member loan 459966 was requested on November 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,000 / month
Current employer:	fedex Ground	Debt-to-income ratio:	9.60%
Length of employment:	< 1 year	Location:	Utica, NY

Home town:
Current & past employers:	fedex Ground
Education:

This borrower member posted the following loan description, which has not been verified:

573736 added on 11/12/09 > using to buy a new computer and able to pay more if need to<br/>

A credit bureau reported the following information about this borrower member on November 12, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,158.00	Public Records On File:	0
Revolving Line Utilization:	18.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much is your rent utilities? If you own your home Free	live with parents. don't pay utilities

Prospectus Supplement (Sales Report) No. 16 dated November 17, 2009